Exhibit 17.1

TECHNICAL REPORT SUMMARY

ON THE

LAC ORIGNAL PHOSPHATE PROPERTY,

SAGUENAY-LAC-SAINT-JEAN REGION,

NORTHERN QUÉBEC

LONGITUDE 70° 34’ 42” W AND LATITUDE 49° 04’ 28” N

(UTM NAD83 ZONE 19N 384,750 E, 5,436,930 N)

FOR

FIRST PHOSPHATE CORP.

Antoine Yassa, P.Geo.

P&E Mining Consultants Inc.

Report 429

Effective Date: June 2, 2023

Signing Date: June 23, 2023

Table of Contents

1.0	EXECUTIVE SUMMARY			1
	1.1	Introduction		1
	1.2	Property Description		1
	1.3	Accessibility, Climate, Local Resources, Infrastructure AND Physiography		2
	1.4	History		2
	1.5	Geological Setting, Mineralization and Deposite Type		4
	1.6	Exploration		4
	1.7	Sample Preparation, Analyses and Security		5
	1.8	Data Verification		5
	1.9	Mineral Processing and Metallurgical Testing		6
	1.10	Initial Mineral Resource Estimate		7
	1.11	Environmental Studies, Permits and Social or Community Impact		8
	1.12	Adjacent Properties		10
	1.13	Conclusions and Recommendations		10
2.0	INTRODUCTION			12
	2.1	Terms of Reference		12
	2.2	Site Visit		12
	2.3	Sources of Information		12
	2.4	Units and Currency		13
3.0	PROPERTY DESCRIPTION			18
	3.1	Location		18
	3.2	Property Description and Tenure		19
	3.3	Status of Exploration Expenditures		21
	3.4	Mining Rights in the Province of Québec		21
		3.4.1	The Claim	22
		3.4.2	The Mining Lease	22
		3.4.3	The Mining Concession	22
	3.5	Environmental and Permitting		23
4.0	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY			24
	4.1	Access		25
	4.2	Climate		26
	4.3	Local Resources and Infrastructure		26
	4.4	Physiography		27
5.0	HISTORY			29
	5.1	Mineral Exploration History		29
		5.1.1	Exploration 1940 to 2013	29
		5.1.2	Glen Eagle Resources 2011 to 2022	35
	5.2	Geoscientific Work by the Québec Government (1965 to 2020)		40
	5.3	Historical Resource Estimates		41
	5.4	Mineral Resource Estimates		41
	5.5	Past Production		41
6.0	GEOLOGICAL SETTING AND MINERALIZATION			42
	6.1	Regional Geology		42
	6.2	Local Geology		46

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		6.2.1	The Lac-Saint-Jean Anorthositic Suite (“LSJAS”)		46
		6.2.2	The Pipmuacan Anorthositic Suite (“PAS”)		46
			6.2.1.1	The Vanel Anorthosite Suite	46
			6.2.1.2	The Poulin-de-Courval Mangerite	47
		6.2.3	Valin Anorthositic Suite (VAS)		47
	6.3	Property and Deposit Geology			48
		6.3.1	Lac Vanel Anorthosite (I3G)		50
		6.3.2	Gabbroic Anorthosite (I3H)		51
		6.3.3	Anorthositic Gabbro (I3I)		53
		6.3.4	Ferrogabbro with Apatite (I3A; AP; Mg)		54
		6.3.5	Syenite (I2D)/Monzonite (I2F)		56
	6.4	Mineralization			57
6.5	DEPOSIT TYPES				59
7.0	EXPLORATION				64
	7.1	Field Exploration			64
		7.2	Drilling		65
			7.2.1	2012 Drilling Program	66
			7.2.2	2014 Drilling Program	74
8.0	SAMPLE PREPARATION, ANALYSES AND SECURITY				82
	8.1	Sample Preparation and Security			82
	8.2	Sample Preparation and Analyses			83
	8.3	Quality Assurance/Quality Control Review			83
		8.3.1	2012 and 2014 Quality Assurance/Quality Control		83
			8.3.1.1	Performance of Homemade Reference Materials	83
			8.3.1.2	Performance of Blank Material	87
			8.3.1.3	Performance of Laboratory Pulp Duplicates	88
	8.4	Conclusion			90
9.0	DATA VERIFICATION				91
	9.1	Drill Hole, Trench and Channel Database Verification			91
		9.1.1	Assay Verification		91
		9.1.2	Drill Hole Data Verification		91
	9.2	2022 P&E Site Visit and Independent Sampling			92
	9.3	Conclusion			93
10.0	MINERAL PROCESSING AND METALLURGICAL TESTING				94
	10.1	Metallurgical Sample			94
	10.2	Mineralogy			95
		10.2.1	Mineral Content and Distribution		96
		10.2.2	Apatite and Associated Minerals		97
		10.2.3	Mineral Liberation and Exposure		99
	10.3	Mineral Processing Testwork			102
		10.3.1	Grinding Tests		102
		10.3.2	LIMS Magnetic Separation		102
		10.3.3	Flotation Concentration		102
11.0	MINERAL RESOURCE ESTIMATES				107
	11.1	Introduction			107
	11.2	Database			107
	11.3	Data Verification			108

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	11.4	Wireframe Interpretation	108
	11.5	Rock Code Determination	109
	11.6	Mineralized Wireframe Constrained Assays	109
	11.7	Compositing	110
	11.8	Grade Capping	111
	11.9	Variography	113
	11.10	Bulk Density	113
	11.11	Block Modelling	113
	11.12	Mineral Resource Classification	114
	11.13	P2O5 Cut-off Calculation	114
	11.14	Mineral Resource Estimate	115
	11.15	Confirmation of Estimate	116
12.0	MINERAL RESERVE ESTIMATES		120
13.0	MINING METHODS		121
14.0	PROCESSING AND RECOVERY METHODS		122
15.0	INFRASTRUCTURE		123
16.0	MARKET STUDIES		124
17.0	ENVIRONMENTAL STUDIES, PERMITTING AND PLANS, NEGOTIATIONS
	OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS		125
	17.1	Current Project Concepts	125
	17.2	Project Mine Site	126
	17.2	Environmental and Permitting	127
	17.3	Community Relations and Consultations	128
	17.4	Timing and Potential for Success	129
18.0	CAPITAL AND OPERATING COSTS		130
19.0	ECONOMIC ANALYSIS		131
20.0	ADJACENT PROPERTIES		132
21.0	OTHER RELEVANT DATA AND INFORMATION		133
22.0	INTERPRETATION AND CONCLUSIONS		134
23.0	RECOMMENDATIONS		137
24.0	REFERENCES		139
25.0	RELIANCE ON OTHER EXPERTS		142
26.0	CERTIFICATES		143

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List of Tables

Table 1.3	Recommended Phase 1 Program and Budget	11
Table 1.4	Recommended Phase 2 Program and Budget	11
Table 2.1	Qualified Person Responsible for this Technical Report	13
Table 2.2	Terminology and Abbreviations	14
Table 2.3	Unit Measurement Abbreviations	16
Table 4.1	Monthly Weather Statistics for the City of Saguenay	26
Table 5.1	Mirepoix Showing Historical Drilling	31
Table 5.2	2001 Mirepoix Drill Program Selected Mineralized Intersections	33
Table 5.3	2014 Trench Channel Location, Length and Orientation Information	36
Table 5.4	2014 Trench Channel Assays and Intersections	36
Table 6.1	Comparison of Igneous and Sedimentary Hosted Type of Phosphate Mineral Deposits	60
Table 7.1	2012 Drill Hole Collar Information and Drill Hole Lengths	66
Table 7.2	2012 Mineralized Drill Core Assay Intervals	71
Table 7.3	2014 Drill Hole Collar Information and Drill Hole Lengths	76
Table 7.4	2014 Program Drill Hole Assay Mineralized Intervals	77
Table 8.1	Homemade Reference Material Analytical Results at AGAT	84
Table 10.1	Lac Orignal Composite Sample Analysis	95
Table 10.2	Mineral Content of the Lac Orignal Composite Sample (Wt %)	96
Table 10.3	Apatite Crystal Elemental Content	97
Table 10.4	SEM Analyses of First Phosphate Minerals	98
Table 10.5	LIMS Magnetic Separation	103
Table 10.6	LIMS Magnetics Upgrading with Davis Tube	103
Table 10.7	Flotation Test (F6), Metallurgical Balance	104
Table 11.1	Assay Database Summary	107
Table 11.2	Rock Codes Used for the Mineral Resource Estimate	109
Table 11.3	Mineralized Wireframe Constrained Assay Summary	109
Table 11.4	Composite Summary	110
Table 11.5	Grade Capping Values	112
Table 11.6	Block Model Definition	113
Table 11.7	Block Model Interpolation Parameters	114
Table 11.9	Pit-Constrained Mineral Resource Estimate Sensitivity to P2O5 Cut-off	116
Table 11.10	Average P2O5 Grade Composite Comparison with Block Model for the Main Wireframe	117
Table 23.1	Recommended Phase 1 Program and Budget	138
Table 232	Recommended Phase 2 Program and Budget	138

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List of Figures

Figure 3.1	Lac Orignal Property Location, Québec	18
Figure 3.2	Lac Orignal Property Claims	19
Figure 4.1	Lac Orignal Property Area Access and Infrastructure Setting	23
Figure 4.2	Lac Orignal Property Physiography	28
Figure 5.1	Phosphate Showings on the Lac Orignal Option	29
Figure 5.2	Mirepoix Historical Drill Hole Locations	30
Figure 5.3	Lac Orignal 2014 Trench/Channel Locations	35
Figure 5.4	2015 Helicopter-Borne Magnetic Survey	39
Figure 5.5	2015 Lac Orignal Total Magnetic Intensity Image	40
Figure 6.1	Lac Orignal Regional Geological Setting	43
Figure 6.2	Lac Orignal – Geochronological and Structural Setting	44
Figure 6.3	Lac Orignal Area Local Geology	45
Figure 6.4	Lac Orignal Area Geology	49
Figure 6.5	Lac Vanel Anorthosite (lower two rows of core)	50
Figure 6.6	Lac Vanel Anorthosite (fresh cut)	50
Figure 6.7	Gabbroic Anorthosite with Little Apatite	51
Figure 6.8	Gabbroic Anorthosite (fresh cut)	52
Figure 6.9	Anorthosite/Leucogabbro with Preserved Pyroxene	52
Figure 6.10	Anorthositic Gabbro with Apatite	53
Figure 6.11	Anorthositic Gabbro (fresh cut)	54
Figure 6.12	Apatite Rich Ferrogabbro (wet and dry)	54
Figure 6.13	Freshly Cut Ferrogabbro (low percentage of plagioclase)	55
Figure 6.14	Syenite / Monzonite (wet)	56
Figure 6.15	Syenite / Monzonite (fresh cut)	56
Figure 6.16	Lac Orignal Apatite Mineralization	58
Figure 6.17	Ternary Diagram of Gabbroic Rocks	61
Figure 6.18	Generally Accepted Model for Anorthosite Origin	62
Figure 6.19	Anorthosite Complex Development Model	63
Figure 6.20	Magmatic Differentiation Model for Anorthosite	63
Figure 7.1	Lac Orignal Property 2022 Exploration Locations	65
Figure 7.2	Lac Orignal 2012 and 2014 Drill Hole Locations Plan View	66
Figure 7.3	Lac Orignal 2012 Drill Hole Collar Locations Plan View	69
Figure 7.4	Lac Vanel 2012 Drill Hole Collar Locations Plan View	70
Figure 7.5	Lac Orignal 2012 Vertical Cross-Sectional Projection 341,715 E	73
Figure 7.6	Lac Orignal 2014 Drill Hole Locations Plan View	75
Figure 7.7	Lac Orignal 2014 Drill Hole Vertical Cross-Sectional Projection 384,725 m E	78
Figure 7.8	Lac Orignal 2014 Drill Hole Vertical Cross-Sectional Projection 384,835 m E	79
Figure 7.9	Lac Orignal 2014 Drill Hole Vertical Cross-Sectional Projection 386,300 m E	80
Figure 7.10	Lac Orignal 2014 Drill Hole Vertical Cross-Sectional Projection 384,250 m E	81
Figure 8.1	Reference Material Results for RM-LOW: P2O5	86
Figure 8.2	Reference Material Results for RM-HIGH: P2O5	87
Figure 8.3	Results for Blank Material: P2O5	88

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Figure 8.4	Scatter Plot of AGAT Lab Pulp Duplicates: P2O5	89
Figure8.5	Average Coefficient of Variation of AGAT Lab Pulp Duplicates: P2O5	89
Figure 9 .1	P&E Site Visit Results for P2O5	93
Figure 10.1	Lac Orignal Drill Core	94
Figure 10.2	Ilmenite and Titanomagnetite Association	99
Figure 10.3	Apatite Association of Ground Composite	100
Figure 10.4	Titanium-Oxide Association (Ilmenite) in Ground Composite	101
Figure 10.5	F5 Flotation Test Products	105
Figure 11.1	Grade-Tonnage Curve of Main Wireframe ID2 Versus NN Interpolation	117
Figure 11.2	Main Wireframe P2O5 Grade Swath Plot Easting	118
Figure 11.3	Main Wireframe P2O5 Grade Swath Plot Northing	118
Figure 11.4	Main Wireframe P2O5 Grade Swath Plot Elevation	119
Figure 17.1	Lac Orignal Phosphate Property Area	127

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1.0                                                                             Executive Summary

1.1            Introduction

This Technical Report Summary was prepared by P&E Mining Consultants Inc. (“P&E”) at the request of Mr. John Passalacqua, CEO of First Phosphate Corp. (“First Phosphate”), a public company registered in British Columbia, Canada and listed on the Canadian Securities Exchange (stock ticker “PHOS”).

In June 2022, First Phosphate commissioned P&E Mining Consultants of Brampton, Ontario, Canada to complete a National Instrument (“NI”) 43-101 Technical Report and Initial Mineral Resource Estimate (the “Report”) on the Lac Orignal Deposit (the “Deposit”) of the Lac Orignal Property (the “Property” or the “Project”).

On September 14, 2022, First Phosphate announced the completion of its primary phosphate land acquisition strategy, having fully purchased under full title all existing claims that it had under option from the third parties, including the Lac Orignal Property.

In May 2023, P&E Mining Consultants was retained by First Phosphate to prepare an independent Technical Report Summary on the Lac Orignal Project. The purpose of this Technical Report Summary is to support the disclosure of a Mineral Resource estimates for the Lac Orignal Project. This Technical Report Summary conforms to United States Securities and Exchange Commission (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary.

The Property is located 85 km northeast of the City of Saguenay, Québec, Canada and is centered approximately at longitude 70° 34’ 41” W and latitude 49° 04’ 28” N (UTM NAD83 Zone 19N coordinates: 384,750 m E and 5,436,930 m N).

1.2               Property Description

The Lac Orignal Property is located 82 km north-northeast of the City of Saguenay, Québec. The Property is centered approximately on the Lac Orignal Deposit at longitude 70° 34’ 41” W and latitude 49° 04’ 28” N (UTM NAD83 Zone 19N coordinates: 384,750 m E and 5,436,930 m N). The Lac Orignal Property consists of 1,417 CDC claims with a total area of 78,141 ha on NTS sheets 22D10, 22D14, 22D15, 22D16, 22E01, 22E02 and 22E03. All the Lac Orignal Property claims are registered with the Ministry of Natural Resources and Forests of the Province of Québec.

Of the 1,417 claims constituting the Property, 1,264 claims were map-staked by First Phosphate, which holds 100% interest in these claims. The additional 153 claims were purchased under full title from third parties in September 2022. All the staked and acquired claims are free and clear of any NSR royalties and all other forms of royalty.

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1.3               Accessibility, Climate, Local Resources, Infrastructure AND Physiography

The Lac Orignal region is easily accessible from the City of Saguenay by Provincial Road 172 to logging road chemin de la Zec Martin-Valin, which crosses the Property and is maintained year-round by logging companies. At km 81.5 on this road, a secondary logging trail goes northwest for 3.5 km to the Lac Orignal Deposit area. Many secondary logging roads can be utilized to access various parts of the Property.

The Property is located within the unorganized territory of Mont-Valin with a population of five people. A small inn, Auberge 31, at km 31 of the main logging road, can accommodate workers. There are several logging camps and outfitters along the road to the Property.

The Saguenay-Lac-Saint-Jean region has a population of 280,000 inhabitants (2021). The region has an extensive industrial, agricultural, forestry and tourist industries, including a significant hydro-electric system (owned by Rio Tinto) to produce electricity for the aluminum production and transformation industries. The mining operations are mainly aggregate and dimensional stone quarries. The only metallic mine in the region is the Niobec Mine (niobium) operated by Magris Resources, which is located near Saguenay. The University of Québec in Chicoutimi houses a well-known geological department. The City of Saguenay can provide extensive contractor services and supplies within 100 km from the Project. The Saguenay region has a humid continental-type climate that is milder than that of the surrounding Canadian Shield and similar to that of the St. Lawrence Lowlands. Located just above the 49th parallel, the region has a very low average temperature (2.3°C), which results from significant temperature variations involving very cold winters (average −21.1°C in January) and relatively cool summers (24.1°C on average in July).

The main infrastructure at the site is the access roads. The Property is large enough to support mining operations, including infrastructure, processing facilities, waste dumps and tailings.
Water is abundant in the area of the Property. The nearest powerline is that from Outardes 4 to Saguenay, which crosses the Property in the southeast corner and the main access road 35 km to the south. The local distribution powerline terminates approximately 50 km south of the Property. The nearest ports are located at the Cities of Saguenay, 80 km to the south-southwest, and Trois-Rivieres, 340 km to the south-southwest.

The Lac Orignal region is covered by forest and lakes. The topography is undulating, with some significant hills locally. The elevation ranges from 502 to 762 m above mean sea level. The Property area has been intensely logged and much of the vegetation consists of mainly black spruce and balsam fir.

1.4               History

The Lac Orignal region has a long history of mineral exploration work since the 1940s and government geoscientific surveys since the 1960s. In 1943, Waddington explored for magnetite deposits on behalf of the Québec Government on the western part of the Lac Orignal Property near Lake Onatchiway. Waddington concluded that there were no important magnetite deposits in the area. In 1977, Shell Resources compiled all the metal occurrences in the Eastern Grenville Province and recommended follow-up work, mainly for zinc deposits.

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In 1998, prospector Léopold Tremblay discovered the Lac Orignal Showing, samples of which returned assays of up to >7% P2O5. Later that year, Léopold Tremblay and Charles Boivin discovered the nearby Mirepoix phosphate-titanium showing. Following an evaluation by IOS Services Géoscientifiques, the Property was optioned by Les Ressources d’Arianne (“Arianne”) in 1999.

In 2000, Arianne completed three drill holes totalling 150 m, which were designed to determine the thickness of the mineralized horizon at Mirepoix. The main intersections returned 4.04% P2O5 and 4.89% TiO2 over 19 m, 3.40% P2O5 and 4.72% TiO2 over 8 m, 5.86% P2O5 and 10.23% TiO2 over 4 m, 3.16% P2O5 and 5.96% TiO2 over 26 m, 3.75% P2O5 and 5.32% TiO2 over 13 m.

In the fall of 2000 and the spring of 2001, Arianne excavated 45 trenches on various mineralized horizons and completed 11 drill holes totalling 290 m. The drilling intersected two oxide-bearing gabbronorite units. The three best intersections of the first unit returned 2.74% P2O5 and 4.14% TiO2 over 24.98 m, 3.41% P2O5 and 6.21% TiO2 over 11.10 m, 2.95% P2O5 and 4.31% TiO2 over 25.13 m, and 3.64% P2O5 and 4.34% TiO2 over 23.10 m.

A ground magnetic survey was carried over the claims in January 2001. During the fall of 2001, four areas were mechanically stripped to better understand the attitude of the mineralization and 13 drill holes completed for a total of 470.8 m. The two best drill hole intersections were 3.39% P2O5 and 4.42% TiO2 over 15.0 m and 2.44% P2O5 and 5.29% TiO2 over 14.0 m.

In 2011, Glen Eagle confirmed the historical assay results by Tremblay and acquired the Lac Orignal Showing claims. In 2012, a surface prospecting and trenching program by Glen Eagle discovered the Lac Vanel occurrence, approximately 2 km north of the Lac Orignal occurrence, with grades of up to slightly >5% P2O5. Following this discovery, Glen Eagle completed a 3-phase drilling program in 2012. A total of 43 drill holes totalling 4,611.5 m allowed the definition of a phosphate mineral (apatite) deposit within a ferrous-gabbro host unit measuring more than 1 km long and approximately 50 m to 70 m thick. In 2014, Glen Eagle completed a second drill program consisting of 19 new drill holes and deepening of 11 drill holes from the 2012 drill program. The total amount of drilling in the 2014 program was 3,330 m. Glen Eagle also excavated 21 trenches at Lac Orignal for channel sampling.

In 2015, Glen Eagle commissioned a high-resolution helicopter-borne magnetic survey by PROSPECTAIR. A total of 2,126 line-km were flown over the Lac Orignal and Itouk Properties. In 2017, a field visit on the Itouk Lake area revealed the presence of apatite-bearing ferrogabbro (also referred to as oxide gabbro) containing up to 10% apatite (GM 70336).

In 2020, prospectors discovered the Mirepoix phosphate showing a few km to the north-northeast of the Lac Orignal Showing. A channel sample returned 8% P2O5 over 2 m. Another phosphate occurrence was discovered to the north of Lake Luc, where 2% P2O5 over 2 m was obtained for a channel sample. Glen Eagle acquired the Mirepoix area claims in April 2022.

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Geoscientific work by Québec government agencies included undertaking regional geologic mapping, airborne magnetic and radiometric, and lake-bottom sediment geochemistry surveys. Twelve Fe-Ti-P showings were reported from the mapping, of which 10 returned 2.85% to 7.39% P2O5 in oxide-bearing mafic rocks.

The reader is cautioned preceding historical assays have not been verified, because the original source data are not available to the Author.

1.5               Geological Setting, Mineralization and Deposite Type

The Lac Orignal Property region is underlain by anorthosites that are part of the regional Proterozoic Lac-Saint-Jean Anorthosite (“LSJA”) Suite. The LSJA occurs in the central part of the Grenville Province. The anorthosite plutons of the LSJA Complex are composed mainly of plagioclase and variable, but much smaller amounts of pyroxene and olivine. Apart from anorthosite, the LSJA Complex contains minor leuconorite, leucotroctolite, norite, olivine-bearing gabbro, gabbro, pyroxenite, peridotite, dunite, nelsonite (magnetite, ilmenite and apatite), magnetitite, and rare charnockite-mangerite units.

Lac Orignal, Lac Vanel (2 km north of Lac Orignal), and Mirepoix (6 km northeast) are the three main phosphate showings on the Property. All three showings have been drilled, but only at Lac Orignal has a phosphate deposit been defined. The Lac Orignal Deposit is hosted in an oxide (magnetite and ilmenite) gabbro unit at least 1 km long and up to 70 m thick. X-Ray power diffraction analyses and thin section petrographic studies confirm that Deposit area rock samples contain plagioclase, orthopyroxene, clinopyroxene, ilmenite, magnetite, apatite, and biotite. The mafic silicate phases occur as intercumulus phases. Apatite, ilmenite and magnetite are ubiquitous accessory minerals and may reach major proportions of the rocks. Apatite is the principal phosphate-bearing mineral of the Lac Orignal Deposit.

Lac Orignal is a Proterozoic-age anorthosite-hosted magmatic phosphate deposit. Anorthosites are plagioclase enriched intrusive rocks, which may ultimately be derived from basalt magma produced in the mantle.

1.6               Exploration

The most recent exploration activities on the Lac Orignal Property are the diamond drilling programs completed by Glen Eagle in 2012 and 2014.

In 2012, a surface prospecting and trenching program discovered the Lac Vanel occurrence, approximately 2 km north of the Lac Orignal occurrence, with grades of up to slightly >5% P2O5. Following this discovery, Glen Eagle Resources completed a 3-phase drilling program in 2012. A total of 43 drill holes totalling 4,611.5 m allowed the definition of a phosphate mineral (apatite) deposit within an oxide gabbro host unit measuring more than 1 km long and approximately 50 m to 70 m thick. The best assay intersection intervals were 4.7% P2O5 over 70.5 m in drill hole LO-12-03, 5.4% P2O5 in drill hole LO-12-08, 5.3% P2O5 over 64.5 m in drill hole LO-12-12, 5.7% P2O5 in drill hole LO-12-13, and 5.7% P2O5 over 61 m in drill hole LO-12-25 at Lac Orignal, and 3.6% P2O5 in drill hole LO-12-22 at Lac Vanel.

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In 2014, Glen Eagle completed a second drill program consisting of 19 new drill holes and deepening of 11 drill holes from the 2102 drill program. The total amount of drilling in the 2014 program was 3,330 m. The best assay intersection intervals were 5.54% P2O5 over 99 m in drill hole LO-14-21, 5.61% P2O5 in drill hole LO-14-23, 5.83% P2O5 in drill hole LO-14-24, and 5.53% P2O5 over 69 m in drill hole LO-14-26 at Lac Orignal. In addition to the drilling, 21 trenches were excavated for channel sampling and assay. The best trench mineralized intervals were 4.38% P2O5 over 12.0 m and 5.86% P2O5 over 7.5 m in R-2, 4.84% P2O5 over 9 m in R-4, and 5.02% P2O5 over 7.5 m in R-5. The Lac Orignal phosphate deposit remains open to expansion by drilling down-dip and possibly along strike to the west.

A high-resolution helicopter-borne magnetic survey was completed in 2015. This survey mapped out the extents of the oxide gabbro host of the phosphate mineralization in the Lac Orignal Deposit area.

1.7            Sample Preparation, Analyses and Security

The Lac Orignal Property was visited on July 7 and July 8, 2022, by Mr. Antoine Yassa, P.Geo., and a Qualified Person, to complete an independent site visit and a data verification sampling program. In the opinion of the author (the “Author”) of this Technical Report Summary (the “Report”), the sample preparation, analytical procedures, security and QA/QC program meet industry standards, and that the data are of good quality and satisfactory for use in the Mineral Resource Estimate reported in this Report. Furthermore, independent due diligence sampling shows acceptable correlation with the original assays, and it is the Author’s opinion that the Company’s original results are suitable for use in the current Mineral Resource Estimate.

1.8               Data Verification

The Lac Orignal Project was visited by Mr. Antoine Yassa, P.Geo., on July 7 and 8, 2022, for the purpose of completing a site visit that included viewing drilling sites and outcrops, GPS collar location verifications, discussions, and due diligence sampling.

Mr. Yassa collected nine samples from three diamond drill holes during the July 7 and 8, 2022, site visit. All samples were selected from holes drilled in 2014. No drill core from the 2012 drilling program was available for verification sampling, due to the sale of the drill core storage facility and subsequent demolishing of the facility.

Verification of drill hole, trench and channel assay data entry was performed by the Author on 2,025 assay intervals for P2O5. Data from drill holes completed in 2012 and 2014, and all 54 trench and channel samples were verified. The 2,025 verified intervals were checked against original digital assay laboratory certificates provided directly to the Author by AGAT. The checked assays represent 33.2% of the entire database of 3,216 samples, and 68.8% of the constrained data of 1,656 samples.

The Author also validated the Mineral Resource database by checking for inconsistencies in analytical units, duplicate entries, interval, length or distance values less than or equal to zero, blank or zero-value assay results, out-of-sequence intervals, intervals or distances greater than the reported drill hole length, inappropriate collar locations, survey and missing intervals and coordinate fields. A few minor errors were identified and corrected in the database.

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1.9            Mineral Processing and Metallurgical Testing

The results of chemical analyses of a drill core composite, of mineralogical examinations, and of the magnetic separation and preliminary flotation tests, indicate the following:

●	The Lac Orignal Deposit contains very low levels of potentially hazardous components, such as arsenic, heavy metals and radioactivity;

●	The apatite mineral content has the potential to be concentrated as a high-grade product and at high recovery. The F6 and F7 (6th and 7th flotation steps) produced concentrate grades of 36.6% P2O5 at 93.4% and 37.4% P2O5 at 92.2% recoveries, respectively, suggesting that there is potential for significant improvement of apatite grade by rejection of silicates and of ilmenite;

●	Potential methods to improve apatite grade while maintaining high recovery are regrinding of a rougher flotation concentrate, such as;

○	“Polishing” (gentle grinding) of rougher flotation concentrate (applied in tests F6 and F7;

○	Additional cleaner steps in the flotation process;

○	High intensity “mag separation” of ilmenite from apatite concentrate; and

○	Reverse flotation of silicates from apatite concentrate

●	Locked cycle testing (Test F8) obtained an apatite concentrate grading 40.3% P2O5 at 92.2% recovery. The apatite concentrate was found to be mostly free of the main contaminants of concern.

The Lac Orignal Deposit test results indicate the potential for recovering two additional mineral products: 1) a magnetite concentrate; and 2) an ilmenite concentrate. A magnetite concentrate can be achieved by magnetic separation plus potential grinding and classification to meet market requirements, such as heavy media separation. Over 50% of the magnetite may be recoverable and saleable.

Most of the ilmenite mineralization will report to the apatite rougher and to cleaner tails. Ilmenite, being a paramagnetic mineral, could be concentrated with a combination of high intensity magnetic separation, gravity and (or) froth flotation techniques. Mineralogical examination of the ground composite indicated that 50% of the ilmenite was “pure” and 30% was “free”. This result suggests that with strong concentration methods, over 50% recovery of high-grade ilmenite concentrate (47% TiO2) might be anticipated. However, the locked-cycle test indicated that a concentrate containing <40% TiO2 at a 23% recovery was achievable. A need for additional testing was indicated to reduce ilmenite losses to tails and to reject silicates and iron oxides from the concentrate.

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1.10	Initial Mineral Resource Estimate

The Lac Orignal Deposit database compiled by the Authors consists of 63 drill holes and 17 surface channel samples totalling 7,984 m and 149.5 m respectively. A total of 49 drill holes (6,393 m) and five channel samples (27 m) intersected the mineralized wireframes used for the Mineral Resource Estimate. The database contained 2,880 assays for percent P2O5.

The Initial Mineral Resource Estimate is reported with an effective date of October 3, 2022, and is presented in Table 1.1. The Lac Orignal Phosphate Deposit is estimated to have a pit-constrained (estimated at 2.5% P2O5 cut-off) Indicated Mineral Resource of 15.8 Mt at grades of 5.18% P2O5, 23.90% Fe2O3 and 4.23% TiO2, and an Inferred pit-constrained Mineral Resource of 33.2 Mt at grades of 5.06% P2O5, 22.55% Fe2O3 and 4.16% TiO2. The Authors consider that the mineralization at the Lac Orignal Deposit is potentially amenable to open pit economic extraction.

Table 1.1 Pit-Constrained Mineral Resource Estimate (1-4) at 2.5% P2O5 Cut-off
Classification	Tonnes (M)	P2O5 (%)	Fe2O3 (%)	TiO2 (%)
Indicated	15.8	5.18	23.90	4.23
Inferred	33.2	5.06	22.55	4.16
Process Recovery		75%	66%	24%

Note: P2O5 = phosphorus pentoxide, Fe2O3 = iron oxide/ferric oxide, TiO2 = titanium dioxide.

1. Mineral Resources, which are not Mineral Reserves, do not have demonstrated economic viability.

2. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation socio-political, marketing, or other relevant issues.

3. The Inferred Mineral Resource in this estimate has a lower level of confidence than that applied to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of the Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with continued exploration.

4. Mineral Resources are estimated and reported in accordance with the definitions for Mineral Resources in §229.1302(d)(1)(iii)(A) (Item 1302(d)(1)(iii)(A) of Regulation S-K) into Indicated and Inferred Mineral Resources, which is consistent with the CIM Standards on Mineral Resources and Reserves, Definitions (2014) and Best Practices Guidelines (2019) prepared by the CIM Standing Committee on Reserve Definitions and adopted by the CIM Council.

The P2O5 cut-off value is calculated with parameters below:

US$:C$Exchange Rate	0.80
P2O5 Price	US$200/t (approximate two-year trailing average)
P2O5 Process Recovery	75%
Processing Cost	C$9.00/t
G&A	C$3.25/t
Mining Cost	C$2.50/t
Pit Slope	45°

Accordingly, the P2O5 cut-off of potential open pit mining is calculated to be = 2.5%.

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The optimized pit-constrained Mineral Resource Estimate is sensitive to the selection of a reporting P2O5 cut-off values, as demonstrated in Table 1.2.

Table 1.2 Pit-Constrained Mineral Resource Estimate Sensitivity to P2O5 Cut-off
Classification	Cut-off P2O5 (%)	Tonnes (M)	P2O5 (%)	Fe2O3 (%)	TiO2 (%)
Indicated	5.0	9.5	5.67	23.91	4.19
	4.5	12.9	5.43	24.41	4.31
	4.0	14.8	5.29	24.24	4.28
	3.5	15.6	5.21	24.03	4.26
	3.0	15.8	5.19	23.93	4.24
	2.5	15.8	5.18	23.90	4.23
	2.0	15.9	5.18	23.88	4.23
Inferred	5.0	18.9	5.62	23.28	4.22
	4.5	25.3	5.41	23.53	4.28
	4.0	29.5	5.25	23.20	4.24
	3.5	32.2	5.12	22.77	4.19
	3.0	33.0	5.07	22.60	4.17
	2.5	33.2	5.06	22.55	4.16
	2.0	33.3	5.05	22.52	4.16

Note: P2O5 = phosphorus pentoxide, Fe2O3 = iron oxide, TiO2 = titanium dioxide.

The Mineral Resources in this Technical Report Summary were estimated in accordance with § 229.1302(d)(1)(iii)(A) (Item 1302(d)(1)(iii)(A) of Regulation S-K into Indicated and Inferred Mineral Resources. Mineral Resources, which are not Mineral Reserves, do not have demonstrated economic viability. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. The Inferred Mineral Resource component of this grade estimate has a lower level of confidence than that applied to the Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of the Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration.

1.11         Environmental Studies, Permits and Social or Community Impact

The current and basic concepts for the Lac Orignal Project include the following:

●	Large-scale open-pit mining of the Lac Orignal Phosphate Deposit;

●	Processing of the mineralized material close to the mine site to produce apatite concentrate;

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●	Concentrate dewatering and drying for truck transport to a port facility on the Saguenay River and transfer by ship to a phosphoric acid production facility for global markets;

●	Management of mine waste rock, tailings and process water at the mine site; and

●	Construction of mine and process plant facilities, electric power lines, mine site worker accommodations and support facilities, and access roads.

The Lac Orignal Phosphate Deposit is located 85 km north of the Saguenay River and 8 km east of the Zec Onatchiway conservation area. Currently, access to the Project site is via logging roads. The area had been significantly deforested by past logging activity and second growth forest dominates.

No mining has taken place on or near the Property. A connection location to electrical powerlines is approximately 40 km south. Hunting and fishing camps are known in the area and the interruption of traditional area rights will be considered in mine development. Whereas water resources, such as lakes, steams and wetlands, are abundant, the development and operation of a mine is expected to be designed to have minimal impact on these resources. The Lac Orignal Project is located within the Fjord du Saguenay Regional County Municipality (“RCM”) and may be subject to authorization by this municipality. The Lac Orignal Project will be developed with the consideration of the highest environmental, social and governance (“ESG”) principles. The application of these principles is expected to provide support for environmental assessment, permitting, and social acceptance.

A detailed Environmental Impact Assessment (“EIA”) of the Project will be required. The EIA will include extensive baseline studies, species at risk, migratory birds, GHG emissions and control, current land use, archeological, etc. Avoidance of encroachment by the Project on lakes, streams and fish habitat will be important. In accordance of Directive 019 of the Ministère de l’Environnement, de la Lutte contre les changements climatiques, de la Faune et des Parcs (“MELCCFP”), Project waste rock and tailings will be classified as low risk. No significant concentrations of elements of environmental and health concerns have been detected. Although the Lac Orignal Deposit contains a small amount of iron sulphide, there appears to be adequate alkalinity in the rock to prevent metal leaching and acid rock drainage. An EIA will be filed with the MELCCFP. Normally, questions and clarification are required by MELCCFP. When this process is completed, the Project would progress to public hearings under Bureau d’Audiences Publiques sur l’Environnement. Successful hearings would be followed by Ministerial Approval of the Project.

A series of Provincial Permits and Compliances will be required with reference to:

●	Mining Act of Québec, including regulations for pits and quarries;

●	Forest Act;

●	Watercourse and dam safety acts;

●	Transportation and management of dangerous fuels and substances;

●	Water and wastewater management; and

●	Tailings and waste rock management.

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An estimated cost and funded closure and reclamation plan with an associated monitoring proposal will also be required.

A federal environmental assessment process will likely not be triggered. The non-metallic nature of the Deposit, the absence of toxic substances, the non-application of Metal Mining Effluent Regulations, and avoidance of fish habitat disturbance would confirm avoidance of Canadian Environmental Assessment Act 2012 and 2021 revisions. Federal permits are required for the application and use of explosives, port management of fuels, and marine shipping of products.

Consultations and information sessions will be required with First Nations and the local communities as the Project is developed. The Lac Orignal Deposit is located within the ancestral territory (Nitassinan) of the Betsiamites Innu Nation. Access from and product transport route to the Saguenay area port would take place in the Nitassinan of the Mashteuiatsh Pessamit and Essipit. Consultations have been initiated with these First Nations. Significant consultations and Project information will also need to be exchanged with the communities of Dolbeau-Mistassini, Alma, and Saguenay-Lac St Jean. The transportation of concentrate to a Saguenay port facility may be a concern.

The completion of baseline studies, environmental assessment and permitting can be anticipated to exceed two years, and possibly more. No significant environmental or health risks are expected to emerge from the considerations of mining and processing the Project’s mineralized material and concentrate transport from mine to port. Potential concerns that may arise from frequent trucks passing by communities may be overcome or reduced by special truck designs, time and frequency of passing, and selection of Saguenay port location. Minimal environmental or permitting restrictions for the development and operation of the Project are anticipated.

1.12         Adjacent Properties

There are very few properties in the vicinity of the Lac Orignal Property and most of them are explored for iron and titanium potential and, to a less extent, for base metals. Most of those properties are owned by individual prospectors or businessmen.

In the southeast corner of the Property, there are nine claims enclosed within the Lac Orignal claim block. That property is explored by another company for REE within silicified paragneiss.

1.13         Conclusions and Recommendations

The Lac Orignal Phosphate Property contains a significant P2O5 Mineral Resource that is associated with a well-defined oxide gabbro intrusion associated with a large anorthosite intrusive complex. The Property has potential for delineation of additional Mineral Resources associated with extension of known anorthosite-associated magmatic mineralization zones and for discovery of new magmatic mineralization zones.

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Based on the current Mineral Resource Estimate, the Author of this Report recommends that First Phosphate advance exploration and development studies at Lac Orignal in two phases. Phase 1 includes completion of ongoing metallurgical studies and a Preliminary Economic Assessment. Phase 2 includes infill and exploration drilling, geophysical surveys, additional metallurgical testwork, environmental base line studies, and community engagement and consultation activities to improve the viability of the Lac Orignal Phosphate Project. The costs of the recommended Phase 1 and Phase 2 programs are estimated to total C$495,000 (Table 1.3) and C$2.2M (Table 1.4), respectively. The Phase 2 Exploration Program is contingent upon the results of the Phase 1 Exploration Program.

Table 1.1 Recommended Phase 1 Program and Budget
Program	Description	Cost (C$)
Metallurgical Studies	laboratory testwork	150,000
Preliminary Economic Assessment	baseline studies & consultation	300,000
Subtotal		450,000
Contingency (10%)		45,000
Total		495,000

Table 1.2 Recommended Phase 2 Program and Budget
Program	Description	Cost (C$)
Infill Drilling	4,000 m	800,000
Exploration Drilling	3,000 m	600,000
Assays		150,000
Geophysical Surveys	helicopter-borne magnetic	100,000
Bulk Sampling	400 m (HQ)	80,000
Metallurgical Studies	laboratory testwork	200,000
Environmental Baseline Studies	aquatic, terrestrial, hydrology	100,000
Subtotal		2,030,000
Contingency (10%)		203,000
Total		2,233,000

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2.0            Introduction

2.1               Terms of Reference

The following Technical Report Summary was prepared in accordance with § 229.1302(d)(1)(iii)(A) (Item 1302(d)(1)(iii)(A) of Regulation S-K into Indicated and Inferred Mineral Resources of phosphate mineralization contained on the Lac Orignal Property, Québec, Canada. First Phosphate Corporation acquired 100% control of the Lac Orignal Property through an option agreement with Glen Eagle Resources Inc.

This Technical Report Summary (the “Report”) was prepared by P&E Mining Consultants Inc. (“P&E”) at the request of John Passalacqua, CEO of First Phosphate Corp. (“First Phosphate”),
a public company registered in British Columbia and planning to list on the Canadian Securities Exchange. First Phosphate has its head office at:

1055 West Georgia Street

1500 Royal Centre, P.O. Box 11117

Vancouver, British Columbia

V6E 4N7

This Report has an effective date of June 2, 2023.

In May 2023, P&E Mining Consultants was retained by First Phosphate to prepare an independent Technical Report Summary on the Lac Orignal Project. The purpose of this Technical Report Summary is to support the disclosure of a Mineral Resource estimates for the Lac Orignal Project. This Technical Report Summary conforms to United States Securities and Exchange Commission (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary.

2.2	Site Visit

Mr. Antoine Yassa, P.Geo. of P&E, an independent Qualified Person conducted a site visit to the Property on July 7 and July 8, 2022. At that time, an independent verification sampling program was completed by Mr. Yassa, the results of which are presented in Section 9 of this Report.

2.3	Sources of Information

In addition, and subsequent to the site visit, the author (the “Author”) of this Report held discussions with technical personnel from the Company regarding all pertinent aspects of the Project and completed a review of all available literature and documented results concerning the Property. The reader is referred to those data sources, which are listed in the References section (Section 24) of this Report, for further detail.

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This Report is based, in part, on internal company technical reports, and maps, published government reports, company letters, memoranda, public disclosure and public information as listed in the Section 24 of this Report. Sections from reports authored by other consultants have been directly quoted or summarized in this Report and are so indicated where appropriate.

Sections 1 to 7 and 20 of this Report were prepared by William Stone, Ph.D., P.Geo., under the supervision of Antoine Yassa, P.Geo., who acting as a Qualified Person according to NI 43-101 standards takes responsibility for those sections of the Report as outlined in the “Certificate of Author” in Section 26. Sections 8 and 9 of this Report were prepared by Jarita Barry, P.Geo., under the supervision of Antoine Yassa, P.Geo., who acting as a Qualified Person according to NI 43-101 standards, takes responsibility for those sections of this Report as outlined in the “Certificate of Author” in Section 26. Sections 10 and 17 of this Report were prepared by D. Grant Feasby, P.Eng., under the supervision of Antoine Yassa, P.Geo., who acting as a Qualified Person according to Ni 43-101 standards, takes responsibility for those sections of this Report as outlined in the Certificate of Author in Section 26. Section 11 of this Report was prepared by Yungang Wu, P.Geo. and Eugene Puritch, P.Eng., FEC, CET, under the supervision of Antoine Yassa, P.Geo., who acting as a Qualified Person according to NI 43-101 standards, takes responsibility for those sections of this Report as outlined in Table 2.1 below and in the “Certificate of Author” in Section 26.

Table 2.1 Qualified Person Responsible for this Technical Report
Qualified Person	Contracted By	Sections of Technical Report
Mr. Antoine Yassa, P.Geo.	P&E Mining Consultants Inc.	All Sections: 1 to 26

The Author understands that this Report will support the public disclosure requirements of First Phosphate.

2.4            Units and Currency

In this Report, all currency amounts are stated in Canadian dollars (“$”) unless otherwise stated. At the time of this Report, the 24-month trailing average exchange rate between the US dollar and the Canadian dollar is 1 US$ = 1.28 C$ or 1 C$ = 0.78 US$.

Commodity prices are typically expressed in US dollars (“US$”) and will be so noted where appropriate. Quantities are generally stated in Système International d’Unités (“SI”) metric units including metric tons (“tonnes”, “t”) and kilograms (“kg”) for weight, kilometres (“km”) or metres (“m”) for distance, hectares (“ha”) for area, grams (“g”) and grams per tonne (“g/t”) for metal grades. Platinum group metal (“PGM”), gold and silver grades may also be reported in parts per million (“ppm”) or parts per billion (“ppb”). Copper metal values are reported in percentage (“%”) and parts per billion (“ppb”). Quantities of PGM, gold and silver may also be reported in troy ounces (“oz”), and quantities of copper in avoirdupois pounds (“lb”). Abbreviations and terminology are summarized in Tables 2.2 and 2.3.

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Grid coordinates for maps are given as longitude and latitude coordinates or UTM NAD83 Zone 19N coordinates, unless specified otherwise.

Table 2.2 Terminology and Abbreviations
Abbreviation	Meaning
$	dollar(s)
°	degree(s)
°C	degrees Celsius
<	less than
>	greater than
%	percent
3-D	three-dimensional
Actlabs	Activation Laboratories Ltd. (Actlabs)
AGAT	AGAT Laboratories
AMCG	anorthosite-mangerite-charnockite-granite
APGN	Agreement-in-Principle of General Nature
ARD	acid rock drainage
Arianne	Les Ressources d’Arianne
BAPE	Bureau d’Audiences Publiques sur l’Environnement
BWI	bond ball mill work index
°C	degree Celsius
C$	Canadian Dollar
CaO	calcium oxide
CEAA	Canadian Environmental Assessment Act
CIM	Canadian Institute of Mining, Metallurgy, and Petroleum
cm	centimetre(s)
Company, the	First Phosphate Corp., the company that this Technical Report is written for
conc	concentrate
CoV	coefficient of variation
CSA	Canadian Securities Administrators
CVAVE	average coefficient of variation
Deposit, the	Lac Orignal Deposit
dm	decimetre
$M	dollars, millions
EIA	Environmental Impact Assessment
ESG	environmental, social and governance
Fe2O3	iron oxide/ferric oxide
First Phosphate	First Phosphate Corp.
FW	footwall
g	gram
g/t	grams per tonne
GER	Glen Eagle Resources Inc.

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Table 2.2 Terminology and Abbreviations
Abbreviation	Meaning
GHG	greenhouse gas
GPS	global positioning system
GPT Transaction	going public transaction
ha	hectare(s)
HIMS	high intensity magnetic separation
HW	hanging wall
ICP-OES	inductively coupled plasma - optical emission spectrometry
ID	identification
ID2	inverse distance squared
ISO	International Organization for Standardization
ISO/IEC	International Organization for Standardization/International Electrotechnical Commission
k	thousand(s)
kg	kilograms(s)
km	kilometre(s)
km2	square kilometre(s)
kt	thousands of tonnes, kilotonnes
kW	kilowatt
kWh/t	kilowatt hour per tonne
LiDAR	Light Detection and Ranging
LIMS	low intensity magnetic separation
LSJA	Lac-Saint-Jean Anorthositic
LSJAS	Lac-Saint-Jean Anorthositic Suite
M	million(s)
m	metre(s)
m3	cubic metre(s)
Ma	millions of years
MDDEFP	Ministère du Développement durable, de l’Environnement, de la Faune et des Parcs
MERN	Ministère de l’Énergie et des Ressources naturelles, Québec (Ministry of Energy and Natural Resources, Québec)
ML	metal leaching
mm	millimetre
MMER	Metal Mining Effluent Regulations
Mt	mega tonne or million tonnes
NAD	North American Datum
NI	National Instrument
NN	nearest neighbour
NSR	net smelter return
NTS	national topographic system
OSC	Ontario Securities Commission

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Table 2.2 Terminology and Abbreviations
Abbreviation	Meaning
PAS	Pipmuacan Anorthositic Suite
P2O5	phosphorus pentoxide
P80	80% percent passing
P&E	P&E Mining Consultants Inc.
PEA	Preliminary Economic Assessment
P.Eng.	Professional Engineer
P.Geo.	Professional Geoscientist
ppb	parts per billion
ppm	parts per million
Project, the	Lac Orignal Project that is the subject of this Technical Report
Property, the	Lac Orignal Property that is the subject of this Technical Report
QA	quality assurance
QA/QC	quality assurance/quality control
QMS	quality management system
R2	coefficient of determination
RCM	regional county municipality
REE	rare earth element
RM	reference materials
Ro Tail	rougher tail
SEDAR	System for Electronic Document Analysis and Retrieval
SEM	scanning electron microscopy
t	metric tonne(s)
t/m3	tonnes per cubic metre
Technical Report	this NI 43-101 Technical Report
TiO2	titanium dioxide
tpd	tonnes per day
US$	United States dollar(s)
UTM	Universal Transverse Mercator grid system
VAS	Valin Anorthositic Suite
Wt %	weight percent
XRF	X-ray fluorescence
ZDCP	Deformation Zone of Chute-des-Passes
ZDP	Deformation Zone de Pipmuacan
ZDSF	Deformation Zone of Saint-Fulgence

Table 2.3 Unit Measurement Abbreviations
Abbreviation	Meaning	Abbreviation	Meaning
μm	microns, micrometre	m3/s	cubic metre per second
$	dollar	m3/y	cubic metre per year

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Table 2.3 Unit Measurement Abbreviations
Abbreviation	Meaning	Abbreviation	Meaning
$/t	dollar per metric tonne	mØ	metre diameter
%	percent sign	m/h	metre per hour
% w/w	percent solid by weight	m/s	metre per second
¢/kWh	cent per kilowatt hour	Mt	million tonnes
°	degree	Mtpy	million tonnes per year
°C	degree Celsius	min	minute
cm	centimetre	min/h	minute per hour
d	day	mL	millilitre
ft	feet	mm	millimetre
GWh	gigawatt hours	MV	medium voltage
g/t	grams per tonne	MVA	mega volt-ampere
h	hour	MW	megawatts
ha	hectare	oz	ounce (troy)
hp	horsepower	Pa	Pascal
k	kilo, thousands	pH	measure of acidity
kg	kilogram	ppb	part per billion
kg/t	kilogram per metric tonne	ppm	part per million
km	kilometre	s	second
kPa	kilopascal	t or tonne	metric tonne
kV	kilovolt	tpd	metric tonne per day
kW	kilowatt	t/h	metric tonne per hour
kWh	kilowatt-hour	t/h/m	metric tonne per hour per metre
kWh/t	kilowatt-hour per metric tonne	t/h/m2	metric tonne per hour per square metre
L	litre	t/m	metric tonne per month
L/s	litres per second	t/m2	metric tonne per square metre
lb	pound(s)	t/m3	metric tonne per cubic metre
M	million	T	short ton
m	metre	tpy	metric tonnes per year
m2	square metre	V	volt
m3	cubic metre	W	Watt
m3/d	cubic metre per day	wt%	weight percent
m3/h	cubic metre per hour	yr	year

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3.0               Property Description

3.1               Location

The Lac Orignal Property is located 82 km north-northeast of the City of Saguenay, Québec (Figure 3.1). The Property is centered approximately on the Lac Orignal Deposit at longitude 70° 34’ 41” W and latitude 49° 04’ 28” N (UTM NAD83 Zone 19N coordinates: 384,750 m E and 5,436,930 m N). The Property is located on NTS sheets 22D10, 22D14, 22D15, 22D16, 22E01, 22E02 and 22E03.

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Figure 3.1           Lac Orignal Property Location, Québec

Source: Laverdière (2014)

3.2            Property Description and Tenure

The Lac Orignal Property consists of 1,417 CDC claims with a total area of 78,141 ha on NTS sheets 22D10, 22D14, 22D15, 22D16, 22E01, 22E02 and 22E03 (Figure 32). All the claims of the Lac Orignal Property are registered with the Ministry of Natural Resources and Forests (MRF).
A list of all the claims is presented in Appendix H of this Report.

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Figure 3.2         Lac Orignal Property Claims

Source: P&E (October 2022)

Note: Claims information effective June 2, 2023

Of the 1,417 claims constituting the Property, 1,264 claims were map-staked by First Phosphate and First Phosphate holds 100% interest in these claims.

In addition, First Phosphate signed option agreements with two separate parties in June 2022.
On June 17, 2022, First Phosphate signed the first option agreement with Glen Eagle Resources Inc. (“GER”), whereby First Phosphate can acquire a 100% interest in 108 claims comprising the Lac Orignal Deposit, by:

(a)	Paying GER a total of $1,491,000 as follows:
(i)	$191,000 on June 17, 2022;
(ii)	$300,000 on or before July 7, 2022;
(iii)	$500,000 on or before the fourth month anniversary of June 17, 2022; and
(iv)	$500,000 on or before the eighth month anniversary of the June 17, 2022.

(b)	Allotting and issuing to GER, as fully paid and non-assessable, a total of 6,000,000 Shares on or before the sixth month anniversary of June 17, 2022.

The current Mineral Resource described in Section 14 of this Report are covered by claims in the centre of the Glen Eagle Option; specifically mining claims 2309155, 2309156, 2309157, 2309158, 2309159, 2309166, 2309167, 2309168, 2309169 and 2309170. These 10 mining claims are in good standing as of the effective date of this Report (see Appendix H).

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Also on June 17, 2022, First Phosphate entered into the second option Agreement with two individuals (“Dallaire Option”). First Phosphate can acquire 100% interest in the 11 claims of the Lac Orignal Property area by paying to the Optionor a total of $90,000 as follows:

(i)	$10,000 in cash to the individuals on June 17, 2022; and

(ii)	$80,000 to the individuals on or before the ninth month anniversary of June 17, 2022.

In the event that it executed a Going Public Transaction (“GPT Transaction”), First Phosphate was entitled to elect to make the payment described in (a)(ii), through the issuance of Shares at a price equal to the GPT Transaction deemed Share price. However, on September 14, 2022, First Phosphate announced the completion of its primary phosphate land acquisition strategy, having fully purchased under full title all existing claims that it had under option from the third parties, including an additional seven claims of the Hamann Block. All the acquired claims are free and clear of any NSR royalties and all other forms of royalty.

Additional First Phosphate properties are present in the Saguenay-Lac-Saint-Jean region
(i.e., Fleury, Yves, Gouin, Catherine, Begin, Sault, Perron, Antoine, Alex, Brochet and Lamarche). However, only the Lac Orignal Property is covered by this Technical Report Summary.

3.3            Status of Exploration Expenditures

As of the effective date of this Report, the accumulated total exploration expenditures incurred in 2022 on the Lac Orignal Property were C$211,950.40. Of this total, $67,331.34 was spent on field geological reconnaissance, grab sampling and channel sampling at the Lac Orignal Deposit and surrounding areas in August 2022 and C$144,631.44 was spent on data interpretation and geological modelling of the Deposit from May to September 2022. These data gathering, interpretation and modelling exploration activities are described in more detail in Sections 7 and 11 of this Report.

3.4            Mining Rights in the Province of Québec

In the Province of Québec, mining is principally regulated by the provincial government. MNRF is the provincial agency entrusted with the management of mineral substances in Québec. The ownership and granting of mining titles for mineral substances are primarily governed by the Mining Act and related regulations. In Québec, land surface rights are distinct property from mining rights. Rights in or over mineral substances in Québec form part of the domain of the State (the public domain), subject to limited exceptions for privately owned mineral substances. Mining titles for mineral substances within the public domain are granted and managed by the MNRF. The granting of mining rights for privately owned mineral substances is a matter of private negotiations, although certain aspects of the exploration for and mining of such mineral substances are governed by the Mining Act.

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3.4.1	The Claim

A claim is the only exploration title for mineral substances (other than surface mineral substances, petroleum, natural gas and brine) currently issued in Québec. A claim gives its holder the exclusive right to explore for such mineral substances on the land subject to the claim, but does not entitle its holder to extract mineral substances, except for sampling and only in limited quantities. In order to mine mineral substances, the holder of a claim must obtain a mining lease. The electronic map designation is the most common method of acquiring new claims from the MNRF, whereby an applicant makes an online selection of available pre-mapped claims.
In rare territories, claims can be obtained by staking.

3.4.2	The Mining Lease

Mining leases are extraction (production) mining titles that give their holder the exclusive right to mine mineral substances (other than surface mineral substances, petroleum, natural gas and brine). A mining lease is granted to the holder of one or several claims upon proof of the existence of indicators of the presence of a workable deposit on the area covered by such claims and compliance with other requirements prescribed by the Mining Act. A mining lease has an initial term of twenty years, but may be renewed for three additional periods of ten years each. Under certain conditions, a mining lease may be renewed beyond the three statutory renewal periods.

3.4.3	The Mining Concession

Mining concessions are extraction (production) mining titles that give their holder the exclusive right to mine mineral substances (other than surface mineral substances, petroleum, natural gas and brine).

Mining concessions were issued prior to January 1, 1966. After that date, grants of mining concessions were replaced by grants of mining leases. Although similar in certain respects to mining leases, mining concessions granted broader surface and mining rights and are not limited in time. A grantee must commence mining operations within five years from December 10, 2013. As is the case for a holder of a mining lease, a grantee may be required by the government, on reasonable grounds, to maximize the economic spinoffs within Québec of mining the mineral resources authorized under the concession. The grantee must also, within three years of commencing mining operations and every twenty years thereafter, send the Minister a scoping and market study as regards processing in Québec.

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3.5	Environmental and Permitting

The Author is not aware of any foreseeable problems relating to: access, weather, surface rights for mining operations, the availability and sources of electricity and water, mining personnel, potential tailings storage areas, potential waste disposal areas, environmental liabilities, and potential processing plant sites.

A regular permit provided by the MNRF is required for trenching and drilling works (authorization to cut timber for the purpose of carrying out certain mining activities under Section 213 of the Mining Act (Chapter M-13.1)). First Phosphate has drilling permit for the Lac Orignal Property.

All the claims of the Lac Orignal Project are under the Agreement-in-Principle of General Nature (APGN) with the First Nations of Nitassinan of Betsiamites, Mashteuiatsh and Essipit. First Phosphate must request authorization from community councils prior to proceeding with exploration work, logging, blasting and bulk sampling, authorization of which is embedded within the government permit.

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4.0          Accessibility, Climate, Local Resources, Infrastructure and Physiography

4.1    Access

The Lac Orignal region is easily accessible from the City of Saguenay, 82 km south-southwest, by Highway 172 to logging road, chemin de la Zec Martin-Valin, which crosses the Property and is maintained year-round by logging companies (Figure 4.1). At km 81.5 on this road, a secondary logging trail goes northwest for 3.5 km to the Lac Orignal Deposit area. Many secondary logging roads can be utilized to access various parts of the Property.

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Figure 4.1           Lac Orignal Property Area Access and Infrastructure Setting

Source: First Phosphate Corporate Presentation (October 3, 2022).

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The Property is located within the unorganized territory of Mont-Valin with a population of five people. A small inn, Auberge 31, at km 31 of the main logging road, can accommodate workers. There are several logging camps and outfitters along the road to the Property.

4.2               Climate

The Saguenay region has a humid continental-type climate that is milder than that of the surrounding Canadian Shield and similar to that of the St. Lawrence Lowlands. Located just above the 49th parallel, the region has a very low average temperature (2.3°C), which results from significant temperature variations involving very cold winters (average −21.1°C in January) and relatively cool summers (24.1°C on average in July).

The weather statistics presented below, in Table 4.1, represent the average value of the various meteorological parameters for each month of the year for a 30-year period ending in 2010 taken from Environment Canada website for Jonquière meteorological station.

Table 4.1 Monthly Weather Statistics for the City of Saguenay
Parameter	Month
	J	F	M	A	M	J	J	A	S	O	N	D
Average Maximum [o]C	-9	-7	0	8	16	22	24	22	17	10	1	-6
Average Minimum [o]C	-21	-19	-11	-2	3	9	12	11	5	0	-5	-16
Rainfall (mm)	4	4	12	31	77	89	114	100	99	67	35	8
Snowfall (cm)	67	56	48	23	4	0	0	0	1	11	49	86

4.3       Local Resources and Infrastructure

The Saguenay-Lac-Saint-Jean region has a population of 280,000 inhabitants (2021) and has an extensive industrial, agricultural, forestry and tourist industries. It also has a significant hydro-electric system (owned by Rio Tinto) to produce electricity for the aluminum production and transformation industries and the University of Québec at Chicoutimi in the City of Saguenay houses a well-known geological department. The mining operations are mainly aggregate and dimensional stone quarries. The only metallic mine is the Niobec niobium mine operated by Magris Resources. The City of Saguenay also has deep-water port facilities that are linked by the Saguenay River to the St. Lawrence River at the Town of Tadoussac and, ultimately, the Atlantic Ocean. Moreover, the Company recently signed a Memorandum of Understanding with the Port of Saguenay to secure access and development space at the port facilities. Furthermore, the port of Bécancour is located 260 km south-southeast of the City Saguenay and accessible by Highway Road 172 west to Highway 169, and then south along Highway 155 to the City of Trois-Rivieres.

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The main infrastructure at the Lac Orignal Property are the access roads, which are generally in good condition. The Property is large enough to support mining operations, infrastructure, processing facilities, waste dump and tailings. Water is abundant in the area of the Property. The nearest powerline is that from Outardes 4 to Saguenay, which crosses the Property in the southeast corner and the main access road 35 km south. The local electrical distribution powerline terminates approximately 50 km south of the Property.

4.4         Physiography

The Lac Orignal region is covered by forest and lakes. The topography is undulating, with some significant hills locally. The elevation ranges from 502 to 762 m above mean sea level.

There are numerous lakes on the Property that, for the most part, drain into the Rivière aux Sables, which transects the Property. On the west side, lakes drain into the Shipshaw River. Both rivers are tributaries of the Saguenay River. The east side of the Property drains into the Portneuf River, a tributary of the St. Lawrence River.

The Property area has been intensely logged and much of the vegetation consists of mainly black spruce and balsam fir. Other areas contain undetermined hardwood. Along the shores of lakes and rivers, the white cedar is common. Small bogs are also present. Large areas of the Property were burned by a forest fire in 1996. Figure 4.2 is a photograph representative of the topography and vegetation found on the Property.

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Figure 4.2           Lac Orignal Property Physiography

Source: Glen Eagle website www.gleneagleresources.ca (August 2022)

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5.0         History

The Lac Orignal region has a long history of mineral exploration work since the 1940s and government geoscientific surveys since the 1960s. The results of this work and the surveys are summarized below.

5.1         Mineral Exploration History

5.1.1      Exploration 1940 to 2013

In 1943, Waddington explored for magnetite deposits on behalf of the Québec Government on the western part of the Lac Orignal Property near Lake Onatchiway. Waddington concluded that there were no important magnetite deposits (GM 07937). In 1977, Shell Resources compiled all the metal occurrences in the Eastern Grenville Province and recommended follow-up work, mainly for zinc deposits (GM 39070).

In 1998, Léopold Tremblay (a prospector from Chicoutimi) discovered the Lac Orignal Showing (Figure 5.1), samples of which returned assays of up to >7% P2O5. Later in 1998, Léopold Tremblay and Charles Boivin discovered the Mirepoix phosphate-titanium showing, 6 km northeast of the Lac Orignal Showing. Following an evaluation by IOS Services Géoscientifiques, Tremblay’s claims were optioned by Les Ressources d’Arianne (“Arianne”) in 1999.

Figure 5.1        Phosphate Showings on the Lac Orignal Option

Source: modified by P&E (August 2022) after SIGEOM online database (www.sigeom.mines.gouv.qc.ca) (August 2022).

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Arianne completed exploration programs between 2000 and 2013. In 2000, Arianne completed three drill holes totalling 150 m (TF00-1 to TF00-3), which were designed to determine the thickness of the mineralized horizon at Mirepoix (GM 58770) (Figure 5.2 and Table 5.1).
The main intersections returned 4.04% P2O5 and 4.89% TiO2 over 19 m, 3.40% P2O5 and 4.72% TiO2 over 8 m, 5.86% P2O5 and 10.23% TiO2 over 4 m, 3.16% P2O5 and 5.96% TiO2 over 26 m, and 3.75% P2O5 and 5.32% TiO2 over 13 m (Table 5.2). As a result, a follow-up field mapping program was completed (GM 58231). Subsequent metallurgical tests determined that it was possible to produce an apatite concentrate of excellent quality (GM 58772). Grinding tests of the phosphate mineralization determined that the apatite can be liberated with a 0.25 mm spacing in a disc pulverizer (GM 58774).

Figure 5.2         Mirepoix Historical Drill Hole Locations

Source: GM 60177

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Table 5.1 Mirepoix Showing Historical Drilling
Drill Hole ID	Year	Easting	Northing	Company	Azimuth (deg)	Dip (deg)	Length (m)	Report
TF00-1	2000	387,166	5,438,861	Chimitec Ltd	190	60	49.87	GM 58770
TF00-2	2000	389,040	5,439,114	Chimitec Ltd	290	70	50.25	GM 58770
TF00-3	2000	389,505	5,439,852	Chimitec Ltd	270	70	50.04	GM 58770
01-MX-101	2001	388,934	5,439,693	Chimitec Ltd, IOS Services Geoscientific Inc, Arianne Resources Inc.	999	90	27.25	GM 58771
01-MX-102	2001	389,275	5,439,429	Chimitec Ltd, IOS Services Geoscientific Inc, Arianne Resources Inc.	360	90	27.44	GM 58771
01-MX-103	2001	389,355	5,440,699	Chimitec Ltd, IOS Services Geoscientific Inc, Arianne Resources Inc.	360	90	25.88	GM 58771
01-MX-104	2001	389,415	5,440,450	Chimitec Ltd, IOS Services Geoscientific Inc, Arianne Resources Inc.	360	90	28.75	GM 58771
01-MX-105	2001	389,731	5,440,125	Chimitec Ltd, IOS Services Geoscientific Inc, Arianne Resources Inc.	360	90	25.81	GM 58771
01-MX-106	2001	389,610	5,439,945	Chimitec Ltd, IOS Services Geoscientific Inc, Arianne Resources Inc.	360	90	25.85	GM 58771
01-MX-107	2001	388,846	5,439,092	Chimitec Ltd, IOS Services Geoscientific Inc, Arianne Resources Inc.	360	90	25.50	GM 58771
01-MX-108	2001	388,859	5,438,879	Chimitec Ltd, IOS Services Geoscientific Inc, Arianne Resources Inc.	360	90	31.22	GM 58771
01-MX-109	2001	388,562	5,438,790	Chimitec Ltd, IOS Services Geoscientific Inc, Arianne Resources Inc.	360	90	32.21	GM 58771
01-MX-110	2001	388,138	5,438,812	Chimitec Ltd, IOS Services Geoscientific Inc, Arianne Resources Inc.	360	90	25.00	GM 58771
01-MX-111	2001	390,182	5,440,581	Chimitec Ltd, IOS Services Geoscientific Inc, Arianne Resources Inc.	999	90	15.10	GM 58771
01-MX-112	2001	388,926	5,438,929	Chimitec Ltd, Arianne Resources Inc.	265	65	34.75	GM 60177
01-MX-113	2001	388,623	5,438,824	Chimitec Ltd, Arianne Resources Inc.	360	90	41.45	GM 60177
01-MX-114	2001	388,794	5,439,012	Chimitec Ltd, Arianne Resources Inc.	265	65	37.80	GM 60177
01-MX-115	2001	388,906	5,439,003	Chimitec Ltd, Arianne Resources Inc.	265	65	37.80	GM 60177

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Table 5.1 Mirepoix Showing Historical Drilling
Drill Hole ID	Year	Easting	Northing	Company	Azimuth (deg)	Dip (deg)	Length (m)	Report
01-MX-116	2001	388,905	5,439,061	Chimitec Ltd, Arianne Resources Inc.	265	65	35.05	GM 60177
01-MX-117	2001	388,879	5,438,924	Chimitec Ltd, Arianne Resources Inc.	265	65	32.00	GM 60177
01-MX-118	2001	388,752	5,438,541	Chimitec Ltd, Arianne Resources Inc.	170	55	34.75	GM 60177
01-MX-119	2001	388,770	5,438,597	Chimitec Ltd, Arianne Resources Inc.	170	55	49.38	GM 60177
01-MX-120	2001	388,750	5,438,492	Chimitec Ltd, Arianne Resources Inc.	170	55	30.48	GM 60177
01-MX-121	2001	388,799	5,438,773	Chimitec Ltd, Arianne Resources Inc.	360	90	30.05	GM 60177
01-MX-122	2001	388,904	5,438,873	Chimitec Ltd, Arianne Resources Inc.	265	65	39.62	GM 60177
01-MX-123	2001	388,795	5,438,837	Chimitec Ltd, Arianne Resources Inc.	360	90	32.31	GM 60177
01-MX-124	2001	388,582	5,438,875	Chimitec Ltd, Arianne Resources Inc.	360	90	35.36	GM 60177

Source: SIGEOM online database www.sigeom.mines.gouv.qc.ca (August 15, 2022)

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Table 5.2 2001 Mirepoix Drill Program Selected Mineralized Intersections
Drill Hole ID	From (m)	To (m)	Length (m)	TiO2 (%)	P2O5 (%)	Source Report
01-MX-102	2.46	7.47	5.01	2.81	1.98	GM 58771
01-MX-102	8.45	27.44	18.99	4.60	3.03	GM 58771
01-MX-102	2.46	27.44	24.98	4.14	2.74	GM 58771
01-MX-104	3.40	8.22	4.82	4.18	2.83	GM 58771
01-MX-104	8.22	14.50	6.28	7.76	3.86	GM 58771
01-MX-104	3.40	14.50	11.10	6.21	3.41	GM 58771
01-MX-105	0.68	13.39	12.71	5.06	3.47	GM 58771
01-MX-105	13.95	16.43	2.48	3.62	2.45	GM 58771
01-MX-105	16.43	20.33	3.90	4.99	3.26	GM 58771
01-MX-105	20.33	25.81	5.48	2.80	2.06	GM 58771
01-MX-105	0.68	25.81	25.13	4.31	2.95	GM 58771
01-MX-106	2.75	25.85	23.10	4.34	3.64	GM 58771
01-MX-107	0.18	0.66	0.48	22.79	0.12	GM 58771
01-MX-108	2.03	9.89	7.86	7.91	1.57	GM 58771
01-MX-108	11.87	17.72	5.85	8.15	4.36	GM 58771
01-MX-108	11.87	20.99	9.12	12.31	2.98	GM 58771
01-MX-108	22.99	30.35	7.36	8.46	0.42	GM 58771
01-MX-108	2.03	31.22	29.19	8.11	1.56	GM 58771
01-MX-109	4.20	14.15	9.95	17.42	0.76	GM 58771
01-MX-109	7.00	14.15	7.15	19.98	0.39	GM 58771
01-MX-109	14.15	20.10	5.95	7.76	0.52	GM 58771
01-MX-109	4.20	20.10	15.9	13.80	0.67	GM 58771
01-MX-112	31.34	37.80	6.46	13.91	1.53	GM 60177
01-MX-113	13.50	16.50	3.00	4.17	3.95	GM 60177
01-MX-113	16.50	20.37	3.87	14.62	1.53	GM 60177
01-MX-113	13.50	20.37	6.87	10.06	2.59	GM 60177
01-MX-114	5.50	20.50	15.00	4.42	3.39	GM 60177
01-MX-115	1.22	6.50	5.28	3.04	2.54	GM 60177
01-MX-113	16.22	19.45	3.23	13.9	0.59	GM 60177
01-MX-116	12.67	13.82	1.15	11.8	0.63	GM 60177
01-MX-113	19.00	24.00	5.00	8.59	0.61	GM 60177
01-MX-113	12.67	24.00	11.33	5.13	0.42	GM 60177
01-MX-117	4.57	7.60	3.03	13.93	1.23	GM 60177
01-MX-113	19.48	20.48	1.00	6.21	0.72	GM 60177
01-MX-118	2.74	17.50	14.76	18.09	0.22	GM 60177
01-MX-119	27.00	28.00	1.00	4.76	3.66	GM 60177

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Table 5.2 2001 Mirepoix Drill Program Selected Mineralized Intersections
Drill Hole ID	From (m)	To (m)	Length (m)	TiO2 (%)	P2O5 (%)	Source Report
01-MX-113	42.34	45.84	3.50	4.83	4.15	GM 60177
01-MX-122	22.00	25.00	3.00	4.88	1.71	GM 60177
01-MX-113	23.00	24.00	1.00	8.09	1.39	GM 60177
01-MX-113	29.00	36.00	7.00	7.68	3.53	GM 60177
01-MX-113	35.00	36.00	1.00	26.11	0.65	GM 60177
01-MX-113	22.00	36.00	14.00	5.29	2.44	GM 60177
01-MX-123	0.00	4.00	4.00	28.42	0.53	GM 60177

Sources: GM 58771 (2001) and GM 60177 (2003)

Note: TiO2 = titanium dioxide, P2O5 = phosphorus pentoxide.

During the fall of 2000 and the spring of 2001, 45 trenches were excavated by Arianne on various mineralized horizons and 11 drill holes (01-MX-101 to 01-MX-111) totalling 290 m were completed (GM 58771) (see Figure 5.1 and Table 5.1). The drilling intersected two oxide-bearing gabbronorite units. The best intersections of the first unit returned 2.74% P2O5 and 4.14% TiO2 over 24.98 m, 3.41% P2O5 and 6.21% TiO2 over 11.10 m, 2.95% P2O5 and 4.31% TiO2 over 25.13 m, and 3.64% P2O5 and 4.34% TiO2 over 23.10 m (see Table 5.2). In the second gabbronorite unit, the best intersections were 8.11% TiO2 over 29.19 m and 13.80% TiO2 over 15.90 m.

A ground magnetic survey was carried over the claims in January 2001 (GM 58773). During the fall of 2001, four areas were mechanically stripped to better understand the attitude of the mineralization and 13 drill holes (01-MX-112 to 01-MX-124) completed for a total of 470.8 m (GM 60177) (Figure 5.2; Table 5.1). The best intersections of this drill program were 3.39% P2O5 and 4.42% TiO2 over 15.0 m and 2.44% P2O5 and 5.29% TiO2 over 14.0 m (see Table 5.2).

In 2012, Arianne flew an airborne magnetic survey over the Mirepoix claims (GM 66603). Finally, in 2013, Arianne collected 22 samples on the northeast part of the claims, of which three returned grades of 2.55%, 3.35% and 5.07% P2O5 associated with 3.68%, 6.08% and 7.63% TiO2, respectively.

In 2013, Ressources Jourdan did a geological reconnaissance survey and took 89 samples, of which 56 were assayed (GM 68316). Samples taken on the Willie Phosphate Showing, about 30 km west of the Lac Orignal Showing, returned values between 4.0% and 6.6% P2O5. A magnetic survey completed at the same time indicated that the lithological unit from which the Willie sample was taken is 2,800 m long and 450 m wide.

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5.1.2	Glen Eagle Resources 2011 to 2022

In 2011, Glen Eagle confirmed the historical assay results by Tremblay and acquired the Lac Orignal Showing claims.

In 2012, a surface prospecting program discovered the Lac Vanel occurrence, approximately 2 km north of the Lac Orignal Showing, with grades of up to slightly >5% P2O5. Following this discovery, Glen Eagle Resources completed a three-phase drilling program in 2012 at the Lac Orignal and Lac Vanel Showings. A total of 43 drill holes totalling 4,611.5 m allowed the definition of a phosphate mineral (apatite) deposit within a ferrous-gabbro host unit measuring more than 1 km long and approximately 50 m to 70 m thick. This unit strikes east-west and dips approximately 30° north. The 2012 drilling program is described in more detail in Section 10 of this Report.

In 2014, Glen Eagle completed a second drill program consisting of 19 new drill holes and deepening of 11 drill holes from the 2102 drill program. The total amount of drilling in the 2014 program was 3,330 m (GM 69925). The 2014 drilling program is described in more detail in Section 7 of this Technical Report Summary. In addition to the drilling, Glen Eagle excavated 21 trenches on the Lac Orignal Showing area for channel sampling.

In late-2014, 21 trenches were excavated and channel sampled by Glen Eagle in the Lac Orignal Showing area. The locations of the trenches/channels are represented in Figure 5.3. Trench/channel orientations and lengths are given in Table 5.3 and assay results summarized in Table 5.4. The best mineralized intervals were 4.38% P2O5 over 12.0 m and 5.86% P2O5 over 7.5 m in R-2, 4.84% P2O5 over 9 m in R-4 and 5.02% P2O5 over 7.5 m in R-5. The trench/channel results in the West and Central sectors of the Lac Orignal Showing area (Figure 5.3) are incorporated into the current Mineral Resource Estimate presented in Section 11 of this Report.

Figure 5.3           Lac Orignal 2014 Trench/Channel Locations

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Source: P&E (September 2022)

Note: Lac Orignal phosphate mineralized wireframes = grey.

Table 5.3 2014 Trench Channel Location, Length and Orientation Information
Trench / Channel	Easting	Northing	Elevation (m)	Length (m)	Azimuth (deg)	Dip (deg)
R1-A	386,208	5,436,939	599.3	1.5	40.0	0.0
R1-B	386,209	5,436,944	599.1	1.5	40.0	0.0
R1-C	386,213	5,436,949	599.5	1.5	40.0	0.0
R1-D	386,215	5,436,951	599.2	1.5	40.0	0.0
R1-E	386,223	5,436,960	597.3	1.5	40.0	0.0
R-2	385,402	5,437,000	610.4	21.0	0.0	0.0
R-3	385,404	5,437,021	606.9	10.0	90.0	0.0
R-4, R-5, R-6[1]	385,418	5,437,100	616.6	55.5	330.0	0.0
R-7 to R-12[2]	386,236	5,436,910	597.2	43.5	147.0	0.0
R-14	387,208	5,436,950	580.0	1.5	330.0	0.0
R-15	386,206	5,436,956	600.2	1.5	330.0	0.0
R-16	386,201	5,436,964	600.1	1.5	360.0	0.0
R-17	386,201	5,436,982	598.7	1.5	360.0	0.0
R-18	384,463	5,436,820	602.1	1.5	250.0	0.0
R-19	384,455	5,436,817	600.7	1.5	250.0	0.0
R-20	384,449	5,436,816	600.1	1.5	250.0	0.0
R-21	384,440	5,436,814	598.9	1.5	250.0	0.0

Source: Gilles Laverdière (August 2022)

1 Channels 4 to 6 listed together as sampling was done discontinuously along the same line.

2 Channels 7 to 12 listed together as sampling was done discontinuously along the same line.

Table 5.4 2014 Trench Channel Assays and Intersections
Trench / Channel	Sample	From (m)	To (m)	Length (m)	P2O5 (%)	Interval P2O5 (%)	Interval (m)
R1-A	E5198567	0.00	1.50	1.50	3.85
R1-B	E5198568	0.00	1.50	1.50	4.01
R1-C	E5198569	0.00	1.50	1.50	4.15
R1-D	E5198570	0.00	1.50	1.50	3.58
R1-E	E5198571	0.00	1.50	1.50	1.47

R-2	E5198510	0.00	1.50	1.50	3.67	4.38	12.00
R-2	E5198511	1.50	3.00	1.50	3.91
R-2	E5198512	3.00	4.50	1.50	4.02
R-2	E5198513	4.50	6.00	1.50	3.76

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Table 5.4 2014 Trench Channel Assays and Intersections
Trench / Channel	Sample	From (m)	To (m)	Length (m)	P2O5 (%)	Interval P2O5 (%)	Interval (m)
R-2	E5198514	6.00	7.50	1.50	4.04
R-2	E5198515	7.50	9.00	1.50	4.53
R-2	E5198516	9.00	10.50	1.50	5.40
R-2	E5198517	10.50	12.00	1.50	5.69
R-2	E5198518	12.00	13.50	1.50
R-2	E5198519	13.50	15.00	1.50	5.99	5.86	7.50
R-2	E5198520	15.00	16.50	1.50	6.37
R-2	E5198521	16.50	18.00	1.50	6.36
R-2	E5198522	18.00	19.50	1.50	5.73
R-2	E5198523	19.50	21.00	1.50	4.87

R-3A	E5198524	1.50	3.00	1.50	5.75	5.50	3.00
R-3A	E5198525	3.00	4.50	1.50	5.24
R-3B	E5198526	7.00	8.50	1.50	2.15	1.49	3.00
R-3B	E5198527	8.50	10.00	1.50	0.83

R-4	E5198528	0.00	1.50	1.50	4.71	4.84	9.00
R-4	E5198529	1.50	3.00	1.50	4.93
R-4	E5198530	3.00	4.50	1.50	4.80
R-4	E5198531	4.50	6.00	1.50	4.78
R-4	E5198532	6.00	7.50	1.50	4.77
R-4	E5198533	7.50	9.00	1.50	5.03

R-5	E5198534	22.50	24.00	1.50	3.96	5.02	7.50
R-5	E5198535	24.00	25.50	1.50	4.48
R-5	E5198536	25.50	27.00	1.50	5.60
R-5	E5198537	27.00	28.50	1.50	5.38
R-5	E5198538	28.50	30.00	1.50	5.67

R-6	E5198539	50.00	51.50	1.50	4.69	4.86	5.50
R-6	E5198540	51.50	53.00	1.50	4.89
R-6	E5198541	53.00	54.50	1.50	4.80
R-6	E5198542	54.50	55.50	1.00	5.18

R-7	E5198543	0.00	1.50	1.50	3.40

R-8	E5198544	5.00	6.50	1.50	3.88	3.88	3.00

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Table 5.4 2014 Trench Channel Assays and Intersections
Trench / Channel	Sample	From (m)	To (m)	Length (m)	P2O5 (%)	Interval P2O5 (%)	Interval (m)
R-8	E5198545	6.50	8.00	1.50	3.77

R-9	E5198546	11.00	12.50	1.50	3.61	3.62	3.00
R-9	E5198547	12.50	14.00	1.50	3.62

R-10	E5198548	17.50	19.00	1.50	3.42
R-11	E5198549	36.00	37.50	1.50	3.39
R-12	E5198550	42.00	43.50	1.50	3.41
R-14	E5198553	8.00	9.50	1.50	3.59
R-15	E5198554	14.50	16.00	1.50	3.70
R-16	E5198555	21.00	22.50	1.50	3.32
R-17	E5198556	39.00	40.50	1.50	7.10
R-18	E5198563	0.00	1.50	1.50	4.12
R-19	E5198564	0.00	1.50	1.50	6.00
R-20	E5198565	0.00	1.50	1.50	4.25
R-21	E5198566	0.00	1.50	1.50	0.41

Source: Gilles Laverdière (August 2022)

Note: P2O5 = phosphorus pentoxide.

In 2015, Glen Eagle commissioned a high-resolution helicopter-borne magnetic survey by PROSPECTAIR (GM 69003). A total of 2,126 line-km was flown on a line spacing of 75 m over the Lac Orignal and Itouk South and North Properties (Figure 5.4). The oxide gabbro host unit of the Lac Orignal Showing is clearly evident on a Total Magnetic Intensity Image (Figure 5.5).

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Figure 5.4           2015 Helicopter-Borne Magnetic Survey

Source: GM 69003 (2012)

Note: Map grid coordinates are NAD83 datum, UTM projection Zone 19N.

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Figure 5.5          2015 Lac Orignal Total Magnetic Intensity Image

Source: GM 69003 (2012)

Note: Map grid coordinates are NAD83 datum, UTM projection Zone 19N.

In 2017, a field visit on the Itouk Lake area revealed the presence of apatite-bearing ferrogabbro containing up to 10% apatite (GM 70336).

In 2020, a group of prospectors discovered an additional phosphate showing in the Mirepoix area to the north-northeast of Lac Orignal (GM 72578). A channel sample returned 8% P2O5 over 2 m in nelsonite. Another phosphate occurrence was discovered to the north of Lake Luc, where 2% P2O5 over 2 m was obtained for a channel sample. Glen Eagle acquired the Mirepoix area claims in April 2022.

5.2               Geoscientific Work by the Québec Government (1965 to 2020)

The area was first mapped as part of the Grenville Project from 1965 to 1967, at a scale of
1:253,440 (DP 126 and RG 161). In 1986, a lake-bottom sediment sampling program covering the Saguenay-Lac-Saint-Jean was completed and the samples analyzed for Co, Cu, Fe, Mn, Mo, Pb, Ni, U and Zn (DP 86-34). No anomalies were found on the Lac Orignal Property, but Fe and Zn anomalies were discovered nearby.

The most recent geological report covering the Lac Orignal Property was published in 2003 under the direction of Claude Hébert (RG 2002-13 and RG 2009-01), in which Fe-Ti-P were first reported on the Property and throughout the area. Twelve mineralized showings were listed, of which ten returned 2.85% to 7.39% P2O5 in oxide-bearing mafic rocks, whereas the two other showings returned high values of Fe and Ti. In 2010, the Property area was subject to a new lake-bottom sediment sampling program and the samples were analyzed for Cu, La, Li, Nb, Ni and U (PRO 2011-01). No distinct anomalies were identified. An airborne magnetic survey was flown in 2015 (DP 2015-04). In 2020, the Québec Government commissioned an airborne magnetic and radiometric survey encompassing the south part of the Property (DP 2021-04).

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The reader is cautioned that the preceding historical assays have not been verified, because the original source data are not available to the author.

5.3            Historical Resource Estimates

No historical resource estimates have been made for the Lac Orignal Property.

5.4            Mineral Resource Estimates

No prior Mineral Resource Estimates have been made for the Lac Orignal Property.

5.5            Past Production

The Lac Orignal Deposit has never been mined.

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6.0          Geological Setting and Mineralization

The information in this section of the Report is summarized largely from RP200901 and Laverdière (2016).

6.1          Regional Geology

Geologically, the Lac Orignal region is situated in the Pipmuacan Reservoir region of the Mesoproterozoic Grenville Province (Higgins and Breemen, 1992) (Figure 6.1). Many geological units have been defined here (Figure 6.2). Three of these units correspond to anorthosite-mangerite-charnockite-granite (“AMCG”) suites. The AMCG suite rocks host the apatite mineralization at the Lac Orignal Property (Figure 6.3). The AMCG suites are the Lac-Saint-Jean Anorthositic Suite (“LSJAS”; 1160 Ma to 1135 Ma), the Pipmuacan Anorthositic Suite (1082 Ma to 1045 Ma), and the Valin Anorthositic Suite (1016 Ma to 1008 Ma; Figures 6.2 and 6.3).

Three major northeast to southwest-trending deformation zones affect the region. These deformation zones form km-wide corridors and have been traced for several tens of km along strike (Figures 6.2 and 6.3). The Deformation Zone of Saint-Fulgence (“ZDSF”) consists of several thrust faults that trend along the southeastern edge of LSJAS (Hébert et al., 1998; Hébert and Lacoste, 1998a, 1998b; Daigneault et al., 1999; Figure 6.3). The Deformation Zone of Chute-des-Passes (“ZDCP”) corresponds to a thrust fault that trends along the northwest edge of the LSJAS (Hebert and Beaumier, 2000b). The Deformation Zone de Pipmuacan (“ZDP”) is a strike-slip, generally dextral fault (Hébert 1991, 1999; Figure 6.3). North-northeast trending, sinistral strike-slip faults intersect these three deformation zones. Lastly, a series of late, northwest-trending normal faults, limited to the south-west corner of the region, are associated with formation of the Graben du Saguenay (Figure 6.3).

The region has mineralized occurrences of apatite, iron, titanium, vanadium and nickel-copper sulphide mineralization associated with the AMCG suites. In the supracrustal Sequence of Saint-Onge (Figure 6.2), there is a significant wollastonite deposit and some small zinc showings mineralized. Anorthositic rocks and some granitic intrusions could be exploited as architectural stone. Finally, dolomitic marbles and an amazonite pegmatite dyke also provide potential as decorative stone.

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Figure 6.1         Lac Orignal Regional Geological Setting

Source: Hébert et al. (2009)

Note: The Lac Orignal Property is located in the Pipmuacan Reservoir Region (22E).

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Figure 6.2          Lac Orignal – Geochronological and Structural Setting

Source: Hébert et al. (2009)

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Figure 6.3          Lac Orignal Area Local Geology

72°
70°
50°
49°
22E13
22E14
22E15
22E16
22F13
(ZDCP)
Zone de déformation de Chute-des-Passes
Zone de déformation de Pipmuacan
(ZDP)
22E12
22E11
22E10
22E09
22F12
22E05
22E06
22E07
22E08
22F05
Lac Orignal
22E04
22E03
22E02
22E01
(ZDSF)
22F04
22E
22D
0
10
km
Légende
988 - 987 Ma
Suite plutonique alcaline des Grandes Pointes
Granite de Touladi, Syénite de Vénus de Milot
1016 - 1008 Ma
Suite anorthositique de Valin
Anorthosite de Mattawa, Massif anorthositique alcalin de Labrieville
Charnockite de Gouin, Mangérite de La Hache
1028 Ma - 1018 Ma
Suite plutonique de Péribonka
Granite Astra, Granite de La Carpe, Monzonite quartzique de Psuké, Monzonite de Margane, Granite porphyroïde de Menton, Monzonite de Farmer
1082 Ma - 1045 Ma
Suite anorthositique de Pipmuacan
Anorthosite de Vanel (1080-1061 Ma)
Mangérite de Poulin-de-Courval, Monzonite de Pamouscachiou, Mangérite de Strike, Monzonite d' Étienniche
1160 Ma - 1135 Ma
Suite anorthositique de Lac-Saint-Jean
Gabbronorite et gabbro
Anorthosite
Charnockite de Patrick Ouest
(> 1160 Ma) Séquence supracrustale de Saint-Onge
Marbre, roches calcosilicatées, skarn à wollastonite, paragneiss, quartzite, amphibolite
1327 ±16 Ma
Suite plutonique mafique de De La Blache
Anorthosite et gabbronorite
1484-1371 Ma
Granite de De Mun
Complexes gneissiques de Rouvray et du Cap à l'Est
Séquence supracrustale de Saint-Yves
Lithodèmes d'âge inconnu
(identifiés à la figure 4)
Granite de Simon
Mangérite d'Itomamo
Syénite de Riverin
Granite de Jolie
Granite de Gicopec
Monzonite de Rainette
Mangérite de Bérubé
Gabbro de Lapointe
Monzonite de Vandal
Faille avec mouvement de chevauchement observé
Faille

FIGURE 2 – Carte géologique simplifiée de la région du réservoir Pipmuacan (22E) et d'une partie des feuillets limitrophes 22D et 22F. Les levés géologiques réalisés à l'échelle du 1/63 360 ou du 1/50 000 sont : **1)** Hébert et Cadieux (2003), feuillets 22E01 et 22E02; **2)** Hébert et Cadieux (non publié), feuillets 22E03 et 22E06; **3)** Gervais (1993), feuillet 22E04; **4)** Kehlenbeck (1970, 1977), feuillet 22E07; **5)** Anderson (1962, 1963a), feuillet 22E08; **6)** Lacasse (1962), Hocq (1978) et Hébert et Cadieux (non publié), feuillet 22E/09; **7)** Hébert (2001), feuillet 22E10; **8)** Hébert (2002), feuillet 22E/11; **9)** Hébert et Cadieux (non publié), feuillet 22E12 et partie ouest de 22E14; **10)** Hébert et Beaumier (2000b), partie est du feuillet 22E14 et **11)** Hébert et Beaumier (2000a), feuillet 22E15.

Source: Hébert et al. (2009)

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6.2          Local Geology

Anorthosites in the Lac Orignal region are part of the Proterozoic Lac-Saint-Jean Anorthosite (“LSJA”) Complex (see Figure 6.3).

6.2.1           The Lac-Saint-Jean Anorthositic Suite (“LSJAS”)

The Lac-Saint-Jean Anorthositic Suite (“LSJAS”) constitutes the main intrusive body of the Lac Orignal Property. It is found on the western part of the Lac Orignal Property with interbedded granite and oxide-bearing gabbronorite.

The LSJAS has been divided into two major lithofacies. The first lithofacies is represented by mafic to ultramafic rocks and constitutes the bulk of the LSJAS. The second, much less important lithofacies, corresponds to intermediate to felsic rocks. The lithologies that constitute the mafic and ultramafic rocks are mainly anorthosite and minor amounts of leuconorite, norite, troctolite, gabbronorite, olivine gabbro, gabbro, pyroxenite, peridotite, dunite, magnetitite and nelsonite (rock type dominated by ilmenite and apatite), and rare charnockite–mangerite units (Hébert et al., 2005). The anorthosite plutons are composed mainly of plagioclase with variable amounts of pyroxene and olivine, which makes it difficult to delineate the borders of the individual plutons in the field (Higgins et al., 2002).

The LSJAS had formerly been mapped to be more extensive. However, its area has been substantially reduced due to new geochronological data, which have made it possible to define two new anorthositic suites that are distinct and younger than the LSJAS: 1) the Pipmuacan Anorthositic Suite (1082 Ma to 1045 Ma); and 2) the Valin Anorthositic Suite (1016 Ma to 1008 Ma).

6.2.2	The Pipmuacan Anorthositic Suite (“PAS”)

Isotopic dating has defined an AMCG-type (anorthosite-mangerite-charnokite-granite) magmatic event that occurred approximately 50 Ma following the emplacement of the LSJAS, which is the Pipmuacan Anorthositic Suite (“PAS”), emplaced between 1080 Ma and 1059 Ma. The PAS unit covers >50% of the Lac Orignal Property and occupies its core.

The PAS contains five units: the Vanel Anorthosite, Poulin-de-Courval Mangerite, Strike Mangerite, Pamouscachiou Monzonite, and the Étienniche Monzonite. The Vanel Anorthosite and the Poulin-de-Courval Mangerite of the PAS are described below.

6.2.1.1	The Vanel Anorthosite Suite

The Vanel Anorthosite Suite is made-up of anorthosite, leuconorite and norite, which are distinguished from the LSJAS rocks by the pink colour of plagioclase and a much more common coronitic texture. The composition of plagioclase is generally labradorite. There is also plagioclase of andesine composition in apatite-enriched anorthosites. The composition of this plagioclase allows assignment of these lenses to the Vanel Anorthosite Suite.

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The Vanel Anorthosite Suite has been subdivided into two major units. One unit consists almost exclusively of pink plagioclase anorthosite and leuconorite. In places, textures indicative of coalescing mixtures of anorthosite and leuconorite magmas are observed. The second unit has been divided into several facies. The main facies consist of leuconorite, anorthosite, leucotroctolite, norite and gabbronorite, with coronitic texture and pink plagioclase. There are also sections of rocks of intermediate, mafic and ultramafic composition that are enriched in Fe, Ti, P. The other facies are gneissic leuconorite and norite, norite, diorite and some leuconorite, olivine ferrogabbro, gabbronorite with Fe, Ti, P oxides, which are restricted and appear to form subordinate lenses inside the main facies.

6.2.1.2	The Poulin-de-Courval Mangerite

The Poulin-de-Courval Mangerite outcrops in the eastern part of the Lac Orignal Property and extends south into the neighbouring area, where an age of 1068±3 Ma has been determined. This intrusion consists of mangerite, charnockite and granite. Mangerite and charnockite are green and pink, respectively. They are composed of feldspar with a rapakivic texture, which imparts an eye-like appearance when deformed. The granite is pink, fine-grained, and devoid of orthopyroxene.

6.2.3	Valin Anorthositic Suite (VAS)

This AMCG suite consists of four units found in the southeastern part of the region: 1) the Mattawa Anorthosite; 2) the alkaline anorthositic Massif of Labrieville; 3) La Hache Mangerite; and 4) Gouin Charnockite. These intrusions were emplaced between 1016 Ma and 1008 Ma.

The Mattawa Anorthosite is located to the south of the Lac Orignal Property. An age of 1016±2 Ma was obtained from a gabbronorite sample assigned from its peripheral zone. This circular-shaped pluton is associated with a prominent negative magnetic anomaly.

The core of the Mattawa Anorthosite consists of megaporphyritic and porphyroclastic anorthosite with pink plagioclase and rare leuconorite. The plagioclase of the anorthosite and leuconorite is antiperthitic and generally whitish, but locally reddish on altered surfaces. On a fresh surface, the colour of the phenocrysts varies from mauve to gray or green, but always have a pinkish tint. These crystals lie on top of each other or are set in a pink mesostasis composed of medium- to fine-grained granoblastic plagioclase. Ferromagnesian minerals are very rare and consist of pyroxene and biotite. Clusters and lenses of disseminated hemo-ilmenite, cm to dm in size, are also observed locally.

In the anorthosite, the primary bedding is not very well defined. However, there is a primary mineral foliation forming a concentric pattern with an outward dip, which suggests diapiric emplacement. The Mattawa Anorthosite also contains gabbronorite which occurs as conformable horizons along the edge of the pluton or as sills or dykes outside the main body.

Gabbronorite horizons are dm wide and long, but more rarely extend for up to a km. They show primary bedding in places and cooling fractures. The gabbronorite is almost always enriched in hemo-ilmenite, magnetite and apatite and massive layers of nelsonite are also present.

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The large lenses of massive hemo-ilmenite at Lac Orignal, a few km north of the Mattawa Pluton and within the Vanel Anorthosite, associated with horizons of ultramafic rocks and gabbronorite, are considered to be related to the Mattawa Anorthosite.

6.3	Property and Deposit Geology

A geological map of the Lac Orignal Deposit area is shown in Figure 6.4.

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Figure 6.4          Lac Orignal Area Geology

Sources: SIGEOM online database www.sigeom.mines.gouv.qc.ca (August 2022); Legend: RP 2009-01

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6.3.1	Lac Vanel Anorthosite (I3G)

Grey-pink colored rock is generally non-magnetic (local slight magnetism), massive with medium and coarse grains. The rock contains 85% to 90% plagioclase, 5% to 10% biotite, and trace to 5% iron oxides. (Figures 6.5 and 6.6).

Figure 6.5         Lac Vanel Anorthosite (lower two rows of core)

Source: GM 69925 (2016)

Figure 6.6          Lac Vanel Anorthosite (fresh cut)

Source: GM 69925 (2016)

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6.3.2	Gabbroic Anorthosite (I3H)

This unit closely resembles anorthositic gabbro. However, the gabbroic anorthosite contains less ferromagnesian and iron oxide minerals. Virtually no apatite is observed and the rock very closely resembles an anorthosite. This unit is relatively minor in occurrence. Generally, the description was either an anorthosite (thus >90% plagioclase) or an anorthositic gabbro (Figures 6.7 and 6.8).

Figure 6.7         Gabbroic Anorthosite with Little Apatite

Source: GM 69925 (2016)

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Figure 6.8          Gabbroic Anorthosite (fresh cut)

Source: GM 69925 (2016)

The following photograph (Figure 6.9) represents a weakly deformed and metamorphosed gabbroic anorthosite, since the plagioclase grains are coarse and retain their mauve-coloured tint. Green pyroxenes are also present, and the rock is non-magnetic.

Figure 6.9          Anorthosite/Leucogabbro with Preserved Pyroxene

Source: GM 69925 (2016)

Description: The photograph is of the 6 m to 9 m interval of drill hole LO-12-28.

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6.3.3	Anorthositic Gabbro (I3I)

This lithology is common in the Lac Orignal area. Although the rock has been named anorthositic gabbro (I3I), fresh surfaces show that it may actually be gabbro (Figures 6.10 and 6.11). Generally, the I3I is a homogeneous, massive and magnetic rock with granoblastic texture, and it can have shear fabric. The percentage of ferromagnesian silicate minerals in the rock is low, but 10% to 15% iron oxides and 3% to 8% apatite (weighted averages) are present.

Figure 6.10        Anorthositic Gabbro with Apatite

Source: GM 69925 (2016)

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Figure 6.11        Anorthositic Gabbro (fresh cut)

Source: GM 69925 (2016)

6.3.4	Ferrogabbro with Apatite (I3A; AP; Mg)

Ferrogabbro is a gabbro rich in oxides and ferromagnesian minerals relative to plagioclase (melanogabbro) (Figures 6.12 and 6.13). This rock is a strongly magnetic and very dense. It consists of 35% plagioclase, 25% iron oxides, 20% biotite, 8% to 15% apatite, and 5% amphibole. Granoblastic, protoclastic and coronitic textures are common around the edges of oxides and amphiboles (metamorphosed pyroxenes). This rock type is the main host of the apatite mineralization at Lac Orignal.

Figure 6.12        Apatite Rich Ferrogabbro (wet and dry)

Source: GM 69925 (2016)

Note: Ferrogabbro (also referred to as oxide gabbro) is the main host rock type of the Lac Orignal phosphate mineralization.

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Figure 6.13        Freshly Cut Ferrogabbro (low percentage of plagioclase)

Source: GM 69925 (2016)

Note: This is the main host rock type of the Lac Orignal phosphate mineralization.

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6.3.5	Syenite (I2D)/Monzonite (I2F)

The syenite is a homogeneous, massive and very weakly magnetic rock. The dark red grains are potassium feldspar (Figures 6.14 and 6.15) and the whitish ones are plagioclase. The presence of quartz seems unlikely, but previous geologists labelled this lithology monzonite.

Figure 6.14         Syenite / Monzonite (wet)

Source: GM 69925 (2016)

Figure 6.15        Syenite / Monzonite (fresh cut)

Source: GM 69925 (2016)

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6.4	Mineralization

Phosphate and Fe-Ti mineralization in the Lac Orignal region is restricted to the AMCG suites and associated mainly with anorthositic rocks. Mineralization in the Pipmuacan Anorthositic Suite (“PAS”) occurs in the Vanel Anorthosites, particularly along fault or shear zones. Three main types of mineralization have been recognized: 1) Fe-Ti (massive magnetitite) mineralization; 2) Fe-Ti-P mineralization (nelsonite or disseminated oxides); and 3) disseminated apatite (phosphate) mineralization. The Fe-Ti-P and P mineralization is restricted to andesine anorthosites. This type of anorthosite was recognized initially in the LSJAS. Previously, these rocks were considered to be labradorite anorthosites. The recognition of anorthosite, leuconorite and andesine apatite-enriched norite containing 5% to 8% P2O5, in the absence of iron and (or) titanium oxides, constituted an important discovery.

The two main mineralized showings on the Lac Orignal Property are the Lac Orignal Showing itself and the Lac Vanel Showing (see Figure 6.4). At the Lac Orignal Showing, phosphate mineralization is located in an oxide gabbro (ultramafic rock I4Za) unit >1 km long and approximately 50 m to 70 m thick. This unit strikes east-west and dips approximately 30° north. The Lac Vanel Showing is situated approximately 2 km north of the Lac Orignal Showing. The mineralization of the Mirepoix Showing is associated with a late-phase of the Mattawa Anorthosite that intruded along fault planes within the Vanel Anorthosite.

The X-ray powder diffraction analysis and petrographic thin section studies of 35 core samples from four drill holes (LO-14-02, LO-14-022, LO-14-23 and LO-14-24) from Lac Orignal indicates that these rocks contain mainly plagioclase, orthopyroxene, clinopyroxene, ilmenite, magnetite, apatite, and biotite (Banerjee, 2022) (Figure 6.16). The relative proportion of these minerals varies from one sample to another, such that the host rocks of the apatite mineralization can be gabbro, pyroxenite, norite, nelsonite or anorthosite.

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Figure 6.16        Lac Orignal Apatite Mineralization

Source: Banerjee (2022)

Description: Core photograph and photomicrographs of representative samples from Lac Orignal.

(A) Core photograph showing plagioclase and mafic + oxide mineral-rich zones.

(B) Photomicrograph (plane polarized light) from a part of the core (displayed in A) showing distributions of apatite, orthopyroxene, magnetite, ilmenite, and biotite.

(C) Core photograph showing dominance of plagioclase over mafic and oxide minerals.

(D) Photomicrograph (crossed polarized light) from a part of the core (displayed in C) showing distributions of subhedral plagioclase along with apatite, magnetite, ilmenite, and biotite.

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6.5         Deposit Types

Globally, there are two main types of phosphate mineral deposits: 1) igneous rock hosted; and 2) sedimentary rock hosted (Pufahl and Groat, 2017). There are two types of igneous rock hosted phosphate mineral deposits: 1) igneous carbonatite hosted; and 2) igneous massif-type anorthosite hosted. Lac Orignal is an anorthosite massif-hosted phosphate (apatite) mineral deposit.
The characteristics of igneous versus sedimentary phosphate mineral deposits are summarized in Table 6.1.

Anorthosites are plutonic igneous rocks that contain 90% to 100% plagioclase and 0% to 10% mafic silicate and (or) oxide minerals (Figure 6.17). The most common mafic minerals present are pyroxene (orthopyroxene and clinopyroxene), olivine, Fe-Ti oxide minerals (e.g., magnetite, ilmenite) and apatite. Plagioclase-rich rocks that contain <90% plagioclase are leucotroctolites, leuconorites, leucogabbros, leucogabbros and leucogabbronorites, depending on the phase and amount of mafic silicate minerals. These rock types are also associated with anorthosite plutons. Apatite and Fe-Ti oxide mineralization commonly occurs within the anorthosite phase or in associated gabbro.

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Table 6.1 Comparison of Igneous and Sedimentary Hosted Type of Phosphate Mineral Deposits
Characteristic	Igneous Massif-Type Anorthosite	Igneous Carbonatite	Sedimentary
Host Rock	massif-type anorthosite	carbonatite	upwelling -related sedimentary rocks
Distribution	1% of global deposits	5% of global deposits	95% of global deposits
Shape of Deposits	sheets and lenses	veins and lenses	bedded (stratiform)
Rare Earth Elements	low	high	variable
Deleterious Trace Elements	low	low	high
Organic Matter	none	none	high
Phosphate Mineralogy	apatite	apatite	carbonate fluorapatite
Associated Minerals	pyroxene, plagioclase, ilmenite, magnetite	calcite, dolomite, magnetite	quartz, clay minerals, calcite, dolomite
P2O5 Content	~5 to 15 wt%	~5 to 15 wt%	~8 to 35 wt%
Source	mantle/crust (~30 to 50 km depth)	mantle (>50 km depth)	upwelling-related organic matter
Mineralization Process	high-temperature crystallization in magma	high-temperature crystallization in magma	phosphate precipitation in accumulating sediment

Source: First Phosphate Corporate Presentation (October 3, 2022), after Dr. Sandeep Banerjee, Postdoctoral Fellow/Researcher, Queen’s University

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Figure 6.17       Ternary Diagram of Gabbroic Rocks

Source: from Banerjee (2022), after Scoates and Mitchell (2000).

Proterozoic anorthosites form complexes/massifs/batholiths that range in areal extent from tens to 20,000 km2 and were emplaced in intracratonic settings. The parental magmas of anorthosites are considered to form in the mantle (Ashwal, 1993; Charlier et al., 2010) or in the lower crust (Bédard, 2001). The most generally accepted model involves formation of a basalt magma in the upper mantle, which intrudes the lower crust and fractionates large amounts of mafic minerals that settle in the magma chamber. The co-crystallizing plagioclase crystals float in the residual magma, which ascends farther into the crust and crystallizes as anorthosite complexes (Figure 6.18). Assimilation of crustal material may also drive large amounts of plagioclase crystallization and magma ascent (Emslie et al., 1994).

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Figure 6.18        Generally Accepted Model for Anorthosite Origin

Source: Charlier et al. (2010)

An opposite model is proposed by Arndt (2013). In his model, anorthosite complexes form when basalt magma differentiates in crustal magma chambers to form lower-density plagioclase and higher density residual liquid. Plagioclase and minor pyroxene crystallized in-situ on the floor of the magma chamber to produce the anorthosite complex, and the residual liquid migrated downwards, eventually to solidify as dense Fe-rich cumulates (Figures 6.19 and 6.20).

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Figure 6.19         Anorthosite Complex Development Model

1. Intrusion of mafic magma into continental crust
magma
ρ = 2.7 g cm-3
crust ρ = 2.7 g cm-3
2. Crystallization of plagioclase cumulates leaving residual dense Fe-rich magma plag
magma
ρ≥2.7 g cm-3
crust ρ = 2.7 g cm-3
plag
3. Segregation and downward migration of dense residual magma crust ρ = 2.7 g cm-3

**Figure 3.** Sketches of three phases in the development of an anorthosite complex.

Source: Arndt (2013)

Figure 6.20       Magmatic Differentiation Model for Anorthosite

Source: Arndt (2013)

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7.0         EXPLORATION

7.1         Field Exploration

First Phosphate engaged Magnor Exploration Inc. (La Baie, Québec) in 2022 to conduct general geological reconnaissance and sampling of the various apatite occurrences in the Mirepoix and Périgny areas of the Lac Orignal Project and surrounding areas (Figure 7.1). The field work took place between August 16 and August 31, 2022. The field crew consisted of 1 senior geologist and 1 technician. A total of 89 grab and channel samples were taken during this program and were sent on September 9, 2022 to ActLabs in Ancaster, Ontario, for assaying.

Oxide-apatite gabbronorite was found on the southeastern branch of the Lac Orignal Property all along the road that leads to Lac Orignal. Values of up to 3.0% P2O5 was obtained using a portable XRF analyzer. XRF analyzers determine the chemistry of a sample by measuring the fluorescent (or secondary) X-ray emitted from a sample when it is excited by a primary X-ray source. It should be noted that the results only provide an indication of the amount phosphate present. Certified assaying of the core samples is still required to accurately determine the amount of phosphate mineralization.

In the Lac Abondance area, magnetitite was identified at showing CH-300, which was discovered in 2001 (Figure 7.1). XRF measurements gave 43% Fe2O3, 6.5% TiO2 and 3.8% P2O5. Mangerite with up to 35% combined biotite and magnetite was found in the area of showing CH-396. This showing was found in 2000, when a sample of nelsonite (composed mainly of ilmenite and apatite) returned 5.54% P2O5. Showing CH-343 lies within metre-thick layers of nelsonite that strike 110o and dip 50o. Showing CH-387 was not found.

In the Mirepoix area, massive magnetite with from 15 to 20% apatite was found at the TC-01-6001 and TC-01-6004 showings (Figure 7.1). Oxide-bearing mangerite is found at the Mirepoix 2 and 3 showings. Metre-thick layers of nelsonite with up to 40% apatite are found within the country rock. These units strike north to northwest and dip shallowly.

Additionally in 2022, the Company also partnered on a research initiative with the Pufahl Research Group at Queen`s University in Kingston, ON. The primary goal of the partnership is to determine the detailed mineralogy and geochemistry of the phosphate mineralization at Lac Original.

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Figure 7.1          Lac Orignal Property 2022 Exploration Locations

Source: SIGEOM (September 2022)

7.2         Drilling

Drilling programs on the Lac Orignal Property have not been undertaken by First Phosphate. The most recent drilling programs there were completed by Glen Eagle Resources in 2012 at the Lac Orignal and Lac Vanel Showings and 2014 at Lac Orignal (Figure 7.2). These two drilling programs are summarized below from Québec government assessment reports GM 58770 and GM 58771.

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Figure 7.2          Lac Orignal 2012 and 2014 Drill Hole Locations Plan View

Source: modified by P&E (August 2022) after SIGEOM online database (sigeom.mines.gouv.qc.ca) (August 2022)

7.2.1      2012 Drilling Program

Glen Eagle carried out a 3-phase drilling program on the Property in 2012. The first phase was completed in February 2012 and consisted of six drill holes totalling 704 m. Five drill holes were completed on the Lac Orignal Showing and one drill hole on the Lac Vanel Showing. The drilling of the Lac Orignal Showing intersected Fe-Ti-P mineralization, whereas that of the Lac Vanel Showing missed the intended target.

The second and third phases of drilling were planned to sample the oxide gabbro on a 100 m x 100 m grid. The second phase was completed in June 2012 and consisted of 17 drill holes totalling 1,827 m. Twelve drill holes were completed on the Lac Orignal Showing and five drill holes on the Lac Vanel Showing. The third phase of drilling was completed in November and December 2012 and consisted of 20 drill holes totalling 2,080 m and were completed on the Lac Orignal Showing. Overall, 43 drill holes were completed totalling 4,611 m (Table 7.1) (Figures 7.3 and 7.4).

Table7.1 2012 Drill Hole Collar Information and Drill Hole Lengths
Drill Hole ID	Easting	Northing	Elevation (m)*	Azimuth (deg)	Dip (deg)	Length (m)
LO-12-01	385,039	5,436,921	614.4	180	-70	100.00
LO-12-02	384,903	5,436,876	612.8	180	-70	100.44

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Table7.1 2012 Drill Hole Collar Information and Drill Hole Lengths
Drill Hole ID	Easting	Northing	Elevation (m)*	Azimuth (deg)	Dip (deg)	Length (m)
LO-12-03	384,916	5,437,002	615.5	180	-70	100.00
LO-12-04	384,791	5,436,870	611.3	180	-70	100.60
LO-12-05	385,997	5,440,295	585.0	230	-51	150.00
LO-12-06	384,852	5,436,872	613.1	180	-70	153.00
LO-12-07	385,123	5,437,000	611.9	180	-70	101.00
LO-12-08	385,028	5,436,981	612.0	180	-70	102.00
LO-12-09**	384,824	5,437,005	618.3	180	-70	102.00
LO-12-10**	384,714	5,436,993	618.7	180	-70	105.00
LO-12-11**	384,609	5,436,979	623.9	180	-70	102.00
LO-12-12	384,625	5,436,877	610.1	180	-70	102.00
LO-12-13	384,731	5,436,912	614.8	180	-70	101.30
LO-12-14	385,031	5,436,893	614.4	180	-70	100.00
LO-12-15	385,118	5,436,909	615.0	180	-70	103.00
LO-12-16	384,602	5,436,654	603.8	170	-70	100.30
LO-12-17	384,440	5,436,882	601.9	170	-70	100.00
LO-12-18	384,642	5,436,761	607.7	170	-70	102.00
LO-12-19	385,804	5,440,557	552.1	150	-50	102.00
LO-12-20	385,985	5,440,513	561.5	360	-50	102.00
LO-12-21	385,819	5,440,505	552.8	340	-70	150.60
LO-12-22	386,123	5,440,580	558.3	340	-50	150.00
LO-12-23	386,207	5,440,583	556.4	190	-80	102.00
LO-12-24	384,545	5,436,883	610.4	180	-70	102.00
LO-12-25**	384,445	5,436,977	611.8	180	-70	102.00
LO-12-26**	384,534	5,436,963	618.8	180	-70	99.00
LO-12-27**	384,441	5,437,100	618.5	180	-70	102.00
LO-12-28**	384,536	5,437,103	609.5	180	-70	102.00
LO-12-29**	384,625	5,437,099	615.1	180	-70	102.00
LO-12-30**	384,699	5,437,143	592.5	180	-70	102.00
LO-12-31	384,825	5,436,923	613.2	180	-70	102.00
LO-12-32	384,937	5,436,926	612.9	180	-70	108.00
LO-12-33	384,999	5,437,083	618.4	180	-70	102.00
LO-12-34	385,100	5,437,103	628.1	180	-70	102.00
LO-12-35	385,202	5,436,981	611.6	180	-70	102.00
LO-12-36	385,201	5,437,093	619.7	180	-70	96.00
LO-12-37	385,301	5,436,994	610.4	180	-70	102.00
LO-12-38	385,298	5,437,103	616.4	180	-70	102.00
LO-12-39	385,402	5,437,000	610.4	180	-70	100.00
LO-12-40	385,404	5,437,073	609.3	180	-70	102.00

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Table7.1 2012 Drill Hole Collar Information and Drill Hole Lengths
Drill Hole ID	Easting	Northing	Elevation (m)*	Azimuth (deg)	Dip (deg)	Length (m)
LO-12-41	385,496	5,437,000	600.2	180	-70	99.00
LO-12-42	385,512	5,437,052	604.4	180	-70	126.00
LO-12-43	385,569	5,436,969	598.7	180	-70	126.00
Total						4,611.24

Source: GM 67829 (2013)

Notes: * Elevations adjusted to LiDAR surface

** Drill holes extended in 2014

A few 2012 drill holes were not surveyed. Location by hand-held GPS.

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Figure 7.3          Lac Orignal 2012 Drill Hole Collar Locations Plan View

INDICE DU LAC ORIGNAL
INDICE DU LAC ORIGNAL
SECTION 384715E
LO-12-30
LO-12-27
LO-12-28
LO-12-29
LO-12-33
LO-12-34
LO-12-36
LO-12-38
LO-12-40
LO-12-42
LO-12-10
LO-12-09
LO-12-03
LO-12-08
LO-12-07
LO-12-35
LO-12-37
LO-12-39
LO-12-41
LO-12-43
LO-12-25
LO-12-26
LO-12-11
LO-12-13
LO-12-31
LO-12-32
LO-12-01
LO-12-15
LO-12-17
LO-12-24
LO-12-12
LO-12-04
LO-12-06
LO-12-02
LO-12-14
PROBABLE EXTENSION
PROBABLE EXTENSION
PINK ANORTHOSITE INTRUSIVE
PHOSPHATE-BEARING FERRO-GABBRO
100 m
LO-12-18
LO-12-16
Glen Eagle Resources Inc
Moose Lake Project

Source: GM 67829 (2013)

Note: The inset map is an airborne magnetic survey image

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Figure 7.4         Lac Vanel 2012 Drill Hole Collar Locations Plan View

INDICE DU LAC VANEL
LO-12-19
LO-12-21
LO-12-20
LO-12-22
LO-12-23
LO-12-05
N
Glen Eagle Resources Inc
Projet Lac Original

Source: GM 67829 (2013)

Note: The inset map is an airborne magnetic survey image

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Mineralized drill core intersections are listed in Table 7.2. The best assay intersection intervals were 4.7% P2O5 over 70.5 m in drill hole LO-12-03, 5.4% P2O5 in drill hole LO-12-08, 5.3% P2O5 over 64.5 m in drill hole LO-12-12, 5.7% P2O5 in drill hole LO-12-13, and 5.7% P2O5 over 61 in drill hole LO-12-25 at Lac Orignal, and 3.6% P2O5 in drill hole LO-12-22 at Lac Vanel. The phosphate mineralization remained open to the west and at depth (Figure 7.5, below Table 7.2). The drilling program appears to have tested the limits of the Lac Orignal Deposit along strike to the east, as grade and thickness of the mineralization decreased in drill holes LO-14-16 to LO-14-20. Assays of the Lac Vanel mineralized drill core returned grades of generally <4% P2O5 (Table 7.2), which were not considered to be of potential economic interest at the time.

Table 7.2 2012 Mineralized Drill Core Assay Intervals
Drill Hole ID	Showing	From (m)	To (m)	Length (m)	P2O5 (%)
LO-12-01	Lac Orignal	5.4	25.0	19.6	4.87
		48.0	52.5	4.5	2.89
		88.5	100.0	11.5	4.00
LO-12-02		61.0	83.5	22.5	4.38
LO-12-03		13.5	84.0	70.5	4.66
including		40.5	63.0	22.5	5.84
including		66.0	76.5	10.5	5.95
LO-12-04		0.3	10.5	10.2	5.40
		58.0	80.5	22.5	4.27
LO-12-06		1.5	19.5	18.0	4.15
LO-12-07		6.0	47.0	41.0	5.58
including		6.0	35.0	29.0	6.02
LO-12-08		3.5	57.5	54.0	5.47
including		3.5	50.0	46.5	5.56
LO-12-09		3.5	102.0	98.5	3.84
including		8.0	35.0	27.0	2.91
including		39.5	51.5	12.0	3.44
including		56.0	102.0	46.0	5.11
LO-12-10		4.0	22.0	18.0	2.74
		30.0	36.0	6.0	3.96
		45.5	105.0	59.5	5.08
LO-12-11		10.9	102.0	91.1	3.77
including		10.9	46.9	36.0	2.87
including		54.4	102,0	64.5	4.71
LO-12-12		4.0	68.5	64.5	5.28
including		35.5	67.0	31.5	6.10
LO-12-13		16.0	80.0	64.0	6.05
LO-12-14		67.5	91.5	24.0	3.27

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Table 7.2 2012 Mineralized Drill Core Assay Intervals
Drill Hole ID	Showing	From (m)	To (m)	Length (m)	P2O5 (%)
LO-12-17		3.6	62.1	58.5	4.94
including		45.6	60.6	15.0	6.09
LO-12-18		42.0	57.0	15.0	2.80
LO-12-19	Lac Vanel	4.0	19.0	15.0	3.41
		20.5	66.5	46.0	3.73
		74.0	90.5	16.5	2.75
LO-12-20		13.5	102.0	88.5	3.30
including		87.0	100.5	13.5	4.28
LO-12-21		7.0	70.0	63.0	3.68
including		7.0	40.0	33.0	3.95
LO-12-22		4.5	148.5	144.0	3.64
including		55.5	129.0	73.5	4.19
LO-12-23		39.0	64.5	25.5	3.16
		87.0	102.0	15.0	3.72
LO-12-24	Lac Orignal	4.5	76.5	72.0	5.35
including		52.5	75.0	22.5	6.02
LO-12-25		41.0	102.0	61.0	5.70
LO-12-26		31.5	99.0	67.5	4.44
including		60.0	99.0	39.0	5.15
LO-12-27		96.0	102.0	6.0	3.89
LO-12-28		76.5	102.0	25.5	3.96
LO-12-29		60.0	102.0	42.0	3.60
LO-12-30		61.5	102.0	40.5	4.26
LO-12-31		6.0	51.0	45.0	5.65
		84.0	102.0	18.0	4.95
LO-12-32		1.5	18.0	16.5	4.99
		75.0	103.5	28.5	3.79
LO-12-33		60.0	72.0	12.0	3.91
LO-12-34		57.0	102.0	45.0	5.00
LO-12-35		6.0	30.0	26.0	4.62
LO-12-36		39.0	93.0	54.0	5.38
LO-12-38		43.5	102.0	58.5	5.95
LO-12-42		60.0	93.0	33.0	5.45

Source: GM 67829 (2013)

Note: P2O5 = phosphorus pentoxide.

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Figure 7.5          Lac Orignal 2012 Vertical Cross-Sectional Projection 341,715 E

5.7 / 76.0
2.7 / 15.0
3.7 / 7.5
5.2 / 59.5
4.3 / 40.5
PHOSPHATE-BEARING
FERRO-GABBRO
Glen Eagle resources Inc.
Lac Orignal

Source: GM 67829 (2013)

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7.2.2      2014 Drilling Program

In November and December 2014, a second drilling program on Lac Orignal was completed with two objectives: 1) deepening selected 2012 drill holes that had proved to be too short (see Figure 7.5); and 2) extending the known mineralization towards the east and west. Ten 2012 drill holes were deepened for a total of 585 m, specifically drill holes LO-12-09 to LO-12-11, LO-12-25 to LO-12-30, and LO-12-38. Due to broken casing, drill hole LO-12-34 was re-drilled as LO-12-34A to a depth of 150 m. Nineteen new drill holes were completed during this program for a total length of 2,595 m. In summary, a total of 3,330 m of drilling was completed in 2014 (Figure 7.6) (Table 7.3).

The drill core mineralized intervals are presented in Table 7.4. The best assay intersection intervals were 5.54% P2O5 over 99 m in drill hole LO-14-21, 5.61% P2O5 in drill hole LO-14-23, 5.83% P2O5 in drill hole LO-14-24, and 5.53% P2O5 over 69 m in drill hole LO-14-26 at Lac Orignal. Cross-sectional projections of the drilling results are presented in Figures 7.7 to 7.10. Cross-sectional projection 384,725 m E shows 2012 drill holes deepened to penetrate the basal contact of the mineralized oxide gabbro host unit (Figure 7.7). On cross-sectional projection 384,835 m E (Figure 7.8), two of the four drill holes appear to intersect a second mineralized zone in the footwall to the main mineralized zone. Cross-sectional projections 386,300 m E and 384,250 m E show that the 2014 drilling program appears to have tested the east and west lateral limits, respectively, of the Lac Orignal Deposit, as thickness of the mineralization decreased in drill holes LO-14-20 and LO-14-09 (Figures 7.8 and 7.10).

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 74 of 211

Figure 7.6          Lac Orignal 2014 Drill Hole Locations Plan View

Glen Eagle Resources Inc

Projet Lac Original

Sondage 2012 - Indice Varet

Gilles Laverdiere Juin 2013

Source: GM 69925 (2016)

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 75 of 211

Table 7.3 2014 Drill Hole Collar Information and Drill Hole Lengths
Drill Hole ID	Easting	Northing	Elevation (m)*	Azimuth (deg)	Dip (deg)	Length (m)
LO-12-09 ext	384,824	5,437,005	618.3	180	-70	60
LO-12-10 ext	384,714	5,436,993	618.7	180	-70	39
LO-12-11 ext	384,609	5,436,979	623.9	180	-70	48
LO-12-25 ext	384,445	5,436,977	611.8	180	-70	60
LO-12-26 ext	384,534	5,436,963	618.8	0	-70	51
LO-12-27 ext	384,441	5,437,100	618.5	180	-70	84
LO-12-28 ext	384,536	5,437,103	609.5	180	-70	45
LO-12-29 ext	384,625	5,437,099	615.1	180	-70	81
LO-12-30 ext	384,699	5,437,143	592.5	180	-70	78
LO-12-34A ext	385,100	5,437,103	628.0	180	-70	150
LO-12-38 ext	385,298	5,437,103	616.4	180	-70	39
LO-14-01**	385,600	5,437,050	608.0	180	-70	150
LO-14-02**	385,700	5,437,050	601.3	180	-70	150
LO-14-03**	385,800	5,437,050	598.8	180	-70	150
LO-14-04**	planned but not drilled
LO-14-05**	384,350	5,436,975	602.1	180	-70	132
LO-14-06**	384,357	5,437,091	605.8	180	-70	177
LO-14-07**	planned but not drilled
LO-14-08**	planned but not drilled
LO-14-09**	384,250	5,436,975	599.8	180	-70	132
LO-14-10**	planned but not drilled
LO-14-11**	planned but not drilled
LO-14-12**	384,450	5,437,200	596.1	180	-70	249
LO-14-13**	384,540	5,437,200	592.2	180	-70	249
LO-14-14**	planned but not drilled
LO-14-15**	planned but not drilled
LO-14-16**	385,900	5,437,050	602.9	180	-70	114
LO-14-17**	386,000	5,437,050	610.3	180	-70	126
LO-14-18**	386,100	5,437,050	613.4	180	-70	84
LO-14-19**	386,188	5,437,062	615.3	180	-70	75
LO-14-20**	386,300	5,437,050	602.8	180	-70	102
LO-14-21**	384,440	5,436,922	607.4	180	-70	108
LO-14-22**	384,540	5,436,922	620.6	180	-70	108
LO-14-23**	384,620	5,436,926	618.9	180	-70	126
LO-14-24**	384,715	5,436,952	617.1	180	-70	126
LO-14-25**	384,830	5,436,962	615.3	180	-70	132
LO-14-26**	384,790	5,436,920	614.7	180	-70	105
Total						3,330

Source: GM 69925 (2016)

Notes: Ext = 2012 drill hole extended in 2014, * Elevations adjusted to LiDAR surface, ** Drill holes not surveyed.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 76 of 211

Table 7.4 2014 Program Drill Hole Assay Mineralized Intervals
Drill Holes ID	From (m)	To (m)	Length (m)	P2O5 (%)
LO-12-09	56.0	103.5	47.5	5.11
LO-12-10	48.5	121.5	73.0	5.47
LO-12-11	78.4	124.5	46.1	5.44
LO-12-25	41.0	117.0	76.0	5.46
LO-12-26	31.5	115.5	84.0	4.45
LO-12-27	133.5	166.5	33.0	5.10
LO-12-28	102.0	147.0	45.0	5.39
LO-12-29	103.5	165.0	61.5	5.74
LO-12-30	93.0	168.0	75.0	5.32
LO-12-34A	57.0	102.0	45.0	4.79
LO-12-38	43.5	105.0	61.5	5.94
LO-14-01	70.5	93.0	22.5	5.44
LO-14-02	58.5	85.5	27.5	5.78
LO-14-03	43.5	66.0	22.5	5.79
LO-14-05	63.0	96.0	33.0	5.26
LO-14-06	63.0	106.5	43.5	2.85
LO-14-06	130.5	144.0	13.5	3.93
LO-14-09	64.5	69.0	4.5	4.47
LO-14-12	171.0	180.0	9.0	3.89
LO-14-13	165.0	186.0	21.0	6.69
LO-14-16	43.5	49.5	6.0	5.51
LO-14-17	39.0	45.0	6.0	4.73
LO-14-18	30.0	33.0	3.0	5.22
LO-14-19	38.0	41.0	3.0	5.55
LO-14-20	33.0	37.5	4.5	3.53
LO-14-21	3.0	102.0	99.0	5.54
LO-14-22	39.0	100.5	61.5	5.11
LO-14-23	37.5	102.0	64.5	5.61
LO-14-24	39.0	100.5	61.5	5.83
LO-14-25	22.5	70.5	48.0	4.62
LO-14-26	3.0	72.0	69.0	5.53

Source: GM 69925 (2016)

Note: P2O5 = phosphorus pentoxide.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 77 of 211

Figure 7.7         Lac Orignal 2014 Drill Hole Vertical Cross-Sectional Projection 384,725 m E

LO-12-13
LO-14-24
LO-12-16
LO-12-30
MT
I3A
I2F
CT
I3G
I3I
5.69/76.0
5.83/61.5
5.53/73.0
5.32/75.0
50 m
100
150
I2F
OM
I1G
P205 MINERALIZED ZONE
SECTION SPECS:
SCALE 1 : 1000

Glen Eagle Resources Inc.
Lac Orignal Project
Section 384725 E
Gilles Laverdière Oct 2016

GM 69925

Source: GM 69925 (2016)

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 78 of 211

Figure 7.8        Lac Orignal 2014 Drill Hole Vertical Cross-Sectional Projection 384,835 m E

LO-12-06
LO-12-31
LO-14-25
LO-12-09
MT
I3A
I3G
I3I
I2F
M7
M16
I1G
50 m
100
150
5.65 /45.0
5.59 /46.0
5.11 /47.5
3.86 /27.0
4.95 /18.0
P205 MINERALIZED ZONE

SECTION SPECS:

SCALE 1 : 1000

Glen Eagle Resources Inc.

Lac Orignal Project

Section 384835 E

Gilles Laverdière Oct 2016

GM 69925

Source: GM 69925 (2016)

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 79 of 211

Figure 7.9         Lac Orignal 2014 Drill Hole Vertical Cross-Sectional Projection 386,300 m E

LO-14-20
MT
I3I
3.53 / 4.5
50 m
P205 MINERALIZED
ZONE
I3G
100
102 m

SECTION SPECS

SCALE 1 : 1000

Glen Eagle Resources Inc.

Lac Orignal Project

Section 386300 E

Gilles Laverdière Oct 2016

GM 69925

Source: GM 69925 (2016)

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 80 of 211

Figure 7.10        Lac Orignal 2014 Drill Hole Vertical Cross-Sectional Projection 384,250 m E

LO-14-08
LO-14-09
LO-14-10
LO-14-11
MT
I3I
50 m
4.47
4.5
I3A
100
I3I
150 m
SECTION SPECS
SCALE 1 : 1000

Glen Eagle Resources Inc.
Lac Orignal Project
Section 384250 E
Gilles Laverdière Oct 2016

GM 69925

Source: GM 69925 (2016)

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 81 of 211

8.0          Sample Preparation, AnalysEs and Security

The following section discusses drill core sampling carried out by Glen Eagle at the Lac Orignal Property from 2012 and 2014. It does not include review of the “R-series” outcrop trench and channel sampling undertaken at the Lac Orignal Project, which is also included in the Mineral Resource Estimate database.

8.1          Sample Preparation and Security

The drill core is placed in labelled drill core boxes by the drilling contractor with metreage blocks inserted in the trays at the end of each run. The lids are placed on and subsequently fastened to the drill core boxes.

The drill core is transferred from the drill rig site to the drill core logging, sampling and storage facilities of Multi-Ressources Boréal (“MRBoréal”) of Chicoutimi, Québec, a consulting firm contracted to oversee the 2012 and 2014 drilling programs. The MRBoréal geo-technician aligns the drill core pieces, assesses and measures drill core recoveries and photographs the drill core.

Bulk density measurements were not taken by Glen Eagle (previous operator). However, the Author took nine independent verification samples (described in Section 12 of this Technical Report) for multiple analyses, including density determination by wet and dry weight method.

The geologist logs a description of the drill core into an excel spreadsheet, detailing lithology, mineralization, alteration and structure, and also determines sample intervals for the drill core samples. Sampling was generally undertaken at 1.5 m intervals. Homemade Reference Materials (“RM”) and blanks are inserted into the drill core-sampling stream at a rate of 1 in 20 samples for RM and 1 in 40 for blanks.

The geo-technician splits the drill core in half, using a hydraulic splitter. The half-drill core samples are placed and sealed in plastic bags along with a unique sample tag ID. The smaller sample bags are subsequently placed in larger rice bags, which are tied closed with zip lock ties and labelled. MRBoréal used commercial transport to deliver the samples to the AGAT Laboratories (“AGAT”) preparation facility in Sudbury, Ontario, before being sent for geochemical analysis by AGAT in Mississauga, Ontario. The drill core and samples are under MRBoréal personnel supervision, from the time of pick-up of the drill core at the drill rig site until delivery to the commercial transport. All drill core and sample splits were kept in a secure storage facility in Chicoutimi. Assay data are reported electronically from AGAT to Glen Eagle.

The 2012 drill core was stored in a facility that was later sold, after which time everything was unfortunately levelled, and all drill core was lost. The 2014 remaining half-drill core pieces were returned to the drill core box for archival purposes and the drill core boxes were later cross-piled in a secure yard in Saguenay City, Québec, and partially used for a bulk sample and mineralogical studies.

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8.2          Sample Preparation and Analyses

Samples received at the AGAT preparation facility in Sudbury were carefully assessed and processed through the Sample Preparation Department. Each sample was first weighed and then the entire sample crushed to 75% passing 2 mm, before being split by riffle or rotary sample divider to 250 g and pulverized to 85% passing 75 μm. The samples were analyzed for all oxides, including P2O5, by Lithium Borate Fusion – Summation of Oxides method with ICP-OES finish (AGAT Code 201076). This method has assay range limits of 0.005% to 100% P2O5.

AGAT is an independent lab that has developed and implemented a Quality Management System (“QMS”) at each of its locations, designed to ensure the production of consistently reliable data. The QMS covers all laboratory activities and takes into consideration the requirements of ISO standards. AGAT maintains ISO registrations and accreditations. ISO registration and accreditation provide independent verification that a QMS is in operation at the location in question. AGAT Laboratories is certified to ISO 9001:2015 standards and is accredited, for specific tests, to ISO/IEC 17025:2017 standards.

8.3          Quality Assurance/Quality Control Review

8.3.1           2012 and 2014 Quality Assurance/Quality Control

The quality assurance/quality control (“QA/QC”) procedures employed by Glen Eagle during the 2012 and 2014 drilling programs at Lac Orignal included the insertion of homemade reference material (“RM”) and blanks into the drill hole sample stream.

8.3.1.1   Performance of Homemade Reference Materials

Due to the absence of commercially available reference material certified for P2O5, Glen Eagle prepared two reference materials of differing P2O5 grades to monitor the accuracy of drill core sample analyses at the primary lab. The Company collected two mineralized field samples from the Property, weighing approximately 15 kg each, and sent the two samples to AGAT in Mississauga, Ontario, where two RMs were prepared (one low-grade and one high-grade). When received by AGAT, the 15 kg samples were crushed to 90% passing 2 mm, and then pulverized to 85% passing 200 mesh (75 µm). A series of major element analyses (Lithium Borate Fusion - Summation of Oxides with an ICP-OES finish) were carried out on a total of 30 representative sub-samples split from each bulk sample, with ten sub-samples each analyzed over a period of three days. Individually packaged RMs were prepared for use by the Company, so as to mitigate the settling of heavy minerals (such as magnetite and ilmenite), by placing 100 g of representative pulverized sub-samples into sealed bags. Results from the analyses undertaken at AGAT are presented in Table 8.1.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 83 of 211

Table 8.1 Homemade Reference Material Analytical Results at AGAT
STD-Low (N=30)			STD-High (N=30)
Sample ID	Sample Description	P2O5 (%)	Sample ID	Sample Description	P2O5 (%)
2768457	Standard No. 1 - day 1-1	5.14	2768489	Standard No. 2 - day 1-1	3.83
2768458	Standard No. 1 - day 1-2	5.26	2768490	Standard No. 2 - day 1-2	3.29
2768459	Standard No. 1 - day 1-3	4.55	2768491	Standard No. 2 - day 1-3	3.69
2768460	Standard No. 1 - day 1-4	5.00	2768493	Standard No. 2 - day 1-4	3.61
2768461	Standard No. 1 - day 1-5	4.72	2768494	Standard No. 2 - day 1-5	3.64
2768462	Standard No. 1 - day 1-6	5.32	2768495	Standard No. 2 - day 1-6	3.66
2768463	Standard No. 1 - day 1-7	5.09	2768496	Standard No. 2 - day 1-7	3.39
2768464	Standard No. 1 - day 1-8	5.37	2768497	Standard No. 2 - day 1-8	3.58
2768465	Standard No. 1 - day 1-9	5.77	2768498	Standard No. 2 - day 1-9	3.70
2768466	Standard No. 1 - day 1-10	4.93	2768500	Standard No. 2 - day 1-10	3.56
2768467	Standard No. 1 - day 2-1	5.22	2768501	Standard No. 2 - day 2-1	3.31
2768468	Standard No. 1 - day 2-2	4.97	2768502	Standard No. 2 - day 2-2	3.68
2768469	Standard No. 1 - day 2-3	5.10	2768503	Standard No. 2 - day 2-3	3.72
2768470	Standard No. 1 - day 2-4	4.96	2768504	Standard No. 2 - day 2-4	3.31
2768471	Standard No. 1 - day 2-5	5.14	2768505	Standard No. 2 - day 2-5	3.80
2768472	Standard No. 1 - day 2-6	4.92	2768506	Standard No. 2 - day 2-6	3.53
2768473	Standard No. 1 - day 2-7	4.88	2768508	Standard No. 2 - day 2-7	3.72
2768474	Standard No. 1 - day 2-8	4.99	2768509	Standard No. 2 - day 2-8	3.45
2768476	Standard No. 1 - day 2-9	5.40	2768510	Standard No. 2 - day 2-9	3.39
2768477	Standard No. 1 - day 2-10	5.13	2768511	Standard No. 2 - day 2-10	3.95
2768478	Standard No. 1 - day 3-1	4.49	2768512	Standard No. 2 - day 3-1	3.75
2768479	Standard No. 1 - day 3-2	4.44	2768513	Standard No. 2 - day 3-2	3.82
2768480	Standard No. 1 - day 3-3	4.94	2768514	Standard No. 2 - day 3-3	3.44
2768481	Standard No. 1 - day 3-4	4.64	2768515	Standard No. 2 - day 3-4	3.56

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Table 8.1 Homemade Reference Material Analytical Results at AGAT
STD-Low (N=30)			STD-High (N=30)
Sample ID	Sample Description	P2O5 (%)	Sample ID	Sample Description	P2O5 (%)
2768482	Standard No. 1 - day 3-5	4.72	2768516	Standard No. 2 - day 3-5	3.38
2768484	Standard No. 1 - day 3-6	4.20	2768517	Standard No. 2 - day 3-6	3.55
2768485	Standard No. 1 - day 3-7	4.76	2768518	Standard No. 2 - day 3-7	3.58
2768486	Standard No. 1 - day 3-8	4.85	2768519	Standard No. 2 - day 3-8	3.78
2768487	Standard No. 1 - day 3-9	4.72	2768520	Standard No. 2 - day 3-9	3.54
2768488	Standard No. 1 - day 3-10	5.15	2768522	Standard No. 2 - day 3-10	3.55
Mean		4.96	Mean		3.59
Std Dev		0.32	Std Dev		0.17

Note: P2O5 = phosphorus pentoxide, STD = standard, Std Dev = standard deviation, N = number of data points.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 85 of 211

Company personnel routinely inserted one of the two homemade RMs into the drill core sample stream at a rate of approximately one in 40 samples. Criteria for assessing RM performance are based as follows. Data falling within ±2 standard deviations from the calculated mean value pass. Data falling outside ±3 standard deviations from the calculated mean value, or two consecutive data points falling between ±2 and ±3 standard deviations on the same side of the mean, fail.

Performance of both RMs was generally satisfactory, with three failures only observed for the STD-LOW RM (results are presented in Figures 8.1 and 8.2). No issues are evident for the STD-HIGH RM. However, a positive bias of 6.9% is observed in the data for the lower-grade STD-LOW RM. Taking into consideration that characterization studies of the RMs were undertaken at a single laboratory only, which is also the Company’s primary laboratory for the 2012 and 2014 drill core sample analyses, further round-robin characterization of the RMs and check analyses of drill core sample results are warranted.

The Author of this Report considers that the RM data demonstrate acceptable accuracy in the 2012 and 2014 Lac Orignal data.

Figure 8.1         Reference Material Results for RM-LOW: P2O5

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 86 of 211

Figure 8.2          Reference Material Results for RM-HIGH: P2O5

8.3.1.2   Performance of Blank Material

Glen Eagle utilized an ornamental marble stone purchased from Canadian Tire as a blank material for the Project in 2012 and 2014. Blanks were routinely inserted into the drill core sample stream at a rate of approximately one every 40 samples.

All blank data for P2O5 were reviewed by the Author. If the assayed value in the certificate was indicated as being less than detection limit, the value was assigned the value of one-half the detection limit for data treatment purposes. An upper tolerance limit of ten times the detection limit was set. There were 76 AGAT data points to examine.

Results for the blank data are presented in Figure 8.3. The majority of data plots at or below the set tolerance limits and the Author does not consider contamination to be an issue in the 2012 and 2014 drill hole sample data.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 87 of 211

Figure 8.3         Results for Blank Material: P2O5

8.3.1.3   Performance of Laboratory Pulp Duplicates

Field duplicates were not inserted into the sample stream by Glen Eagle during the 2012 and 2014 drilling campaigns at the Property. However, laboratory duplicate data for P2O5 were reviewed by the Author for the 2012 and 2014 sampling. The data were scatter graphed and the coefficient of determination (“R2”) and average coefficient of variation (“CVAVE”) were used to estimate precision (Figures 8.4 and 8.5). Duplicate samples with combined means of <15 times the detection limit, where higher grade variations nearer to the detection limit are more likely to occur, were included in the CVAVE data, as there was only one data point that plotted above the acceptable range and its influence was considered negligible (Figure 8.5). The resultant R2 value for P2O5 was estimated at 0.993 (Figure 8.4) and the CVAVE at 4.9% (Figure 8.5). The Author considers that the AGAT lab pulp duplicate data show acceptable precision at pulp level.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 88 of 211

Figure 8.4	Scatter Plot of AGAT Lab Pulp Duplicates: P2O5

Figure 8.5	Average Coefficient of Variation of AGAT Lab Pulp Duplicates: P2O5

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 89 of 211

8.4	CONCLUSION

The Authors recommend the following to be undertaken during future sampling at Lac Orignal:

1.	Round-robin characterization of the RMs at multiple reputable laboratories to obtain more robust performance data;

2.	The routine and systematic insertion of field and coarse reject duplicates into the sampling stream; and

3.	Check analyses of 5% to 10% of drill core samples taken at the Project, past and future, ensuring to include adequate QC samples to monitor umpire laboratory performance.

Included within the current Mineral Resource data are 54 trench and channel samples (R-Series data) taken from outcrops at the Property. The Author has not reviewed the sample preparation, security and analytical procedures for these data. However, the Author considers that the four assays included in the constrained resource data (0.2% of the overall constrained data) to be of little or no material impact to the data.

In the opinion of the Author, sample preparation, security and analytical procedures for the 2012 to 2014 drilling and re-assaying programs at the Lac Orignal Project were adequate and examination of QA/QC results for all recent sampling indicates no significant issues with accuracy, contamination, or precision in the data. The Author considers the data to be of good quality and satisfactory for use in the current Mineral Resource Estimate.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 90 of 211

9.0              Data Verification

9.1          Drill Hole, Trench and Channel Database Verification

9.1.1           Assay Verification

Verification of drill hole, trench and channel assay data entry was performed by the Author on 2,025 assay intervals for P2O5. Data from drill holes completed in 2012 and 2014, and all 54 trench and channel samples were verified. The 2,025 verified intervals were checked against original digital assay laboratory certificates provided directly to the Author by AGAT. The checked assays represent 33.2% of the entire database of 3,216 samples, and 68.8% of the constrained data of 1,656 samples.

Errors were observed in 19 database samples and are summarized as follows:

●	Duplicate samples were noted in holes LO-12-10 and LO-12-12 (sample number E5198701);

●	The grades of eight samples in hole LO-14-25 (from 54 m to 66 m) were entered incorrectly and disagreed with AGAT lab certificate values and drill log data for this hole; and

●	Discrepancies were noted between AGAT certificate and database values in ten trench/channel samples (trench/channel data affected: R1-A, R1-B, R1-C, R1-D, R1-E, R-2, R-18, R-19, R-20 and R-21).

All errors were reported to First Phosphate and subsequently corrected in the database. The Author does not consider the discrepancies to have a significant impact on the data.

9.1.2           Drill Hole Data Verification

The Author randomly selected six out of a total of 61 of the 2012 and 2014 drill holes included in the database (representing 11.3% of all data and 13% of the constrained data) for checking against the original “From-To” intervals, lithology descriptions, and down-hole deviation measurements in the original drill logs. No errors were observed in the data.

The Author also validated the Mineral Resource database by checking for inconsistencies in analytical units, duplicate entries, interval, length or distance values less than or equal to zero, blank or zero-value assay results, out-of-sequence intervals, intervals or distances greater than the reported drill hole length, inappropriate collar locations, survey and missing intervals and coordinate fields. A few minor errors were identified and corrected in the database.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 91 of 211

9.2          2022 P&E Site Visit and Independent Sampling

The Lac Orignal Project was visited by Mr. Antoine Yassa, P.Geo., on July 7 and 8, 2022, for the purpose of completing a site visit that included viewing drilling sites and outcrops, GPS collar location verifications, discussions, and due diligence sampling.

Mr. Yassa collected nine samples from three diamond drill holes during the July 7 and 8, 2022, site visit. All samples were selected from holes drilled in 2014. No drill core from the 2012 drilling program was available for verification sampling, due to the sale of the drill core storage facility and subsequent demolishing of the facility.

A range of high, medium, and low-grade samples were selected from the stored drill core. Samples were collected by taking a quarter of the previously split NQ drill core with the other quarter core remaining in the drill core box. Individual samples were placed in plastic bags with a uniquely numbered tag, after which all samples were collectively placed in a larger bag and shipped by DICOM, directly to Actlabs in Ancaster, Ontario for analysis. In addition, a bulk sample of over 250 kg was also collected and delivered for metallurgical testing at SGS, Québec City.

Requested analyses for the due diligence samples included bulk density by the wet immersion method, followed by sample preparation and whole-rock analysis (Actlabs code 4B) for Lithium Borate Fusion / ICP-OES. Actlabs is an independent laboratory. The Actlabs’ Quality System is accredited to international quality standards through ISO/IEC 17025:2017 and ISO 9001:2015. The accreditation program includes ongoing audits, which verify the QA system and all applicable registered test methods. Actlabs is also accredited by Health Canada.

Results of the Lac Orignal site visit due diligence samples are presented in Figure 9.1.

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Figure 9 .1        P&E Site Visit Results for P2O5

9.3          Conclusion

The Author considers that there is good correlation between the P2O5 assay values in First Phosphate’s database and the independent verification samples collected and analyzed at Actlabs. The author also considers that sufficient verification of the Project data has been undertaken and that the supplied data are of good quality and suitable for use in the current Mineral Resource Estimate.

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10.0        Mineral Processing and Metallurgical Testing

The following section is based on 2022 concentration tests by SGS Québec City that remain underway as of the effective date of this Report. SGS Lakefield completed QEMSCAN mineralogical examinations and supporting thin-section mineralogy was received from Queens University Geology Department on representative samples from the Lac Orignal Phosphate Deposit.

10.1        Metallurgical Sample

Seventy-four samples of drill core representing the Lac Orignal Deposit, totalling 292 kg, were assembled and delivered to SGS Québec on July 28, 2022 (Figure 10.1).

Figure 10.1         Lac Orignal Drill Core

The drill core was crushed, blended to form a composite, and samples were taken for assaying, grinding and metallurgical testing. The composite analyses are summarized in Table 10.1.

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Table 10.1 Lac Orignal Composite Sample Analysis
Major Components (%)		Minor Elements (ppm)		Notes
P2O5	5.55	Ag	<2
Fe2O3	22.6	As	<30
SiO2	34.5	Ba	620
TiO2	4.01	Be	<0.2
CaO	11.5	Bi	<20
MgO	6.05	Cd	<2
MnO	0.19	Co	93
Na2O	2.18	Li	<10
K2O	0.60	Mo	<5
Cr2O3	0.01	Ni	46
V2O5	0.05	Pb	<20
S	0.46	Sb	<30
		Sn	<20
		Sr	940
		Tl	<30
		Y	39
		Zn	230
		Th	0.34	ActLabs core[1]
		U	0.12	ActLabs core[1]
		F	0.28	ActLabs core[1]
		Cl	0.01	ActLabs core[1]
		Hg	<5 ppb	ActLabs core[1]
		REEs	250	ActLabs core[1]

Deleterious elements of potential concern in phosphate products, such as fertilizers, food and battery grade materials, are very low in this Deposit. The total rare earth element (“REE”) contents are moderately low and of little potential economic value.

10.2        Mineralogy

A TIMA-X (TESCAN Intergraded Mineral Analyser) mineralogical study was conducted by SGS on a representative sample of ground composite. This technique provides an accurate representation of mineral identity, liberation and association, and the elemental content of specific minerals.

1 Average of 9 drill core assays of material separately representing the Lac Orignal Deposit averaged 5.63% P2O5.

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10.2.1           Mineral Content and Distribution

Four size fractions were taken from a composite sample and the mineral content (% mass) was determined for each fraction, as shown in Table 10.2.

Table 10.2 Mineral Content of the Lac Orignal Composite Sample (Wt %)
Mineral Content	%
	Composite	+150 µm	150+75 µm	-75+25 µm	-25 µm
Mineral	100	27.0	22.2	23.2	27.6
Apatite	13.4	5.27	9.94	16.3	21.7
Plagioclase	34.6	33.1	37.2	37.5	31.5
Orthoclase	0.93	0.92	0.80	0.95	1.03
Amphibole/Pyroxene	24.4	35.5	24.0	20.2	17.5
Micas/Chlorite/Clays	3.66	2.14	2.37	3.31	6.46
Quartz	0.57	0.71	0.39	0.51	0.63
Calcite	0.25	0.12	0.11	0.18	0.54
Dolomite	0.09	0.05	0.03	0.06	0.20
Pyrite	1.67	0.67	1.36	1.88	2.72
Fe-Oxides[2]	11.8	12.0	14.3	11.7	9.63
Ilmenite	7.37	8.97	8.72	6.65	5.33
Rutile	0.50	0.37	0.45	0.28	0.86
Other minerals[3]	0.76	0.18	0.33	0.48	1.90
Total %	100	100	100	100	100

Note: Wt % = weight percent.

The distribution of the minerals by size suggests the following:

●	The concentration of apatite in the finest fraction suggests that desliming would be detrimental to apatite recovery. Desliming is a common step in processing minerals of this type, but may not be appropriate in this case;

●	As a first process step, the iron oxides (probably mainly magnetite) could be effectively removed/recovered by low intensity magnetic separation (“LIMS”);

●	Ilmenite may also be recovered by magnetic separation. Ilmenite is typically a paramagnetic mineral and would be susceptible to high intensity magnetic separation (“HIMS”). Trace amounts of ilmenite could be removed from an apatite concentrate and recovered from apatite flotation tailings; and

2 TIMA tests are unable to distinguish between hematite and magnetite

3 Other minerals include sphalerite, titanite and miscellaneous oxides

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●	Pyrite concentrates in the fine fractions is a potential contaminant of an apatite concentrate. Pyrite could be targeted for removed using a strong xanthate flotation agent.

10.2.2           Apatite and Associated Minerals

Apatite is the principal mineral of interest and mineralogical analyses indicated its significant presence. As listed in Table 10.2, 13.4% of the composite sample is apatite.

Given that the composite assayed 5.55% P2O5, the calculated content of the apatite is:

5.55/0.134 = 41.4% P2O5.

This amount of P2O5 is very close to the theoretical content of fluorapatite – 41.82% P2O5.

The results of preliminary TIMA x-ray scanning of four apatite crystals by SGS are summarized in Table 10.3.

Table 10.3 Apatite Crystal Elemental Content
Apatite Crystal	Association	Size (µm)	P (%)	P2O5 (%)	Ca (%)	Al (%)	Si (%)	Cl (%)	Ti (%)	Fe (%)
Crystal No. 1	Completely Free	200	18.4	42.2	43.9	0.6	0.9	0.3
Crystal No. 2	Attached to silicates	40 by 100	17.7	40.6	42.6	1.4		0.2
Crystal No. 3	In-cased in amphibole	20 by 100	16.7	38.3	39.7			0.3
Crystal No. 4	Surrounded -amphibole, Fe-oxide, ilmenite	30	20.4	46.7	42.7		3.1		1.9	4.3
Average 1-3			17.6	40.3	42.1

Note: P = phosphorus, P2O5 = phosphorus pentoxide, Ca = calcium, Al = aluminium, Si = silicon, Cl = chlorine, Ti = titanium, Fe = iron.

These preliminary results indicate that the apatite varies in elemental content, including P2O5. Crystal No. 1 indicates the presence of high-purity apatite.

More intensive scanning by SEM (scanning electron microscopy) of a larger number of minerals including apatite, ilmenite, magnetite, and titanomagnetite (Fe3-xTixO4) was conducted by SGS. Titanomagnetite is common in some igneous rocks and is a solid solution between magnetite and ulvospinel (Fe3TiO4). Select results are summarized in Table 10.4.

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Table 10.4 SEM Analyses of First Phosphate Minerals
Identified Mineral	No. of Minerals Scanned	Size (µm)	Element Wt %
			P	P2O5 (calc’d)	O	Ca	Mg	Al	Si	F	Cl	Ti	Fe
Apatite	26	10-200	18.9	43.3		37.6		0.03	0.11	5.06	0.02
Magnetite	10	50-100			28.7			0.07	0.03				71.8
Ilmenite	18	20-100			34.8		0.72	0.18	0.30			27.7	35.9
Titanomagnetite	6	5-20			33.8							9.33	57.7

Note: P = phosphorus, P2O5 = phosphorus pentoxide, O = oxygen, Ca = calcium, Mg = magnesium, Al = aluminium, Si = silicon, F = fluorine, Cl = chlorine, Ti = titanium, Fe = iron, Wt % = weight percent, calc’d = calculated.

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The SEM results confirm that the apatite is fluoro-apatite and contains a low level of impurities. Similarly, the magnetite contains minor concentrations of what would be considered impurities. The ilmenite contains minor amounts of magnesium and silica. Potentially of more significance for the consideration of ilmenite as a separate product, is some close association of ilmenite with titanomagnetite as shown by the SEM-recorded image in Figure 10.2. (SEM analysis points 1, 3 and 6 are titanomagnetite; 2, 4 and 5 ilmenite; the black surrounding material is epoxy.)

Figure 10.2         Ilmenite and Titanomagnetite Association

Source: SGS Mineralogy, September 2022

10.2.3           Mineral Liberation and Exposure

QEMSCAN assessments were completed on liberation and exposure of apatite, ilmenite and iron oxides. The following example apatite criteria were used is this assessment:

●	Pure apatite: 100% liberated and free.

●	Free apatite: >95% apatite in a particle.

●	Liberated apatite: >80% to <95% apatite.

The results for apatite in a sample of composite ground to a P80 of 120 µm are summarized in Figure 10.3. The results shown in Figure 10.2 indicate that, in order to produce a high-grade concentrate at high recovery (90%), additional grinding should be considered. The results for Ti oxides, principally ilmenite, are summarized in Figure 10.4.

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Figure 10.3	Apatite Association of Ground Composite

Apatite Association - Head

Mass % (Apatite)
100.0
90.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0

	Combined	+150um	-150/+75um	-75/+25um	-25um
Complex	0.79	1.92	0.12	0.18	1.15
Apatite: Other Minerals	0.24	0.00	0.00	0.16	0.44
Apatite: Sulphides	0.05	0.00	0.00	0.00	0.10
Apatite: Ti-Oxides	0.24	0.70	0.15	0.11	0.23
Apatite: Fe-Oxides	0.15	0.05	0.20	0.03	0.23
Apatite: Micas/Chlorite/Clays	0.16	0.00	0.05	0.05	0.32
Apatite: Amphibole/Pyroxene	0.71	1.81	0.17	0.29	0.91
Apatite: Quartz/Feldspars	1.05	1.00	0.35	0.41	1.72
Lib Apatite	2.28	0.60	0.51	1.45	3.86
Free Apatite	11.1	51.7	22.5	5.04	1.05
Pure Apatite	83.3	42.2	75.9	92.3	90.0

Normalized Mass of Apatite Across Fraction Head

Mineral Name	Combined	+150um	-150/+75um	-75/+25um	-25um
Pure Apatite	83.3	42.2	75.9	92.3	90.0
Free Apatite	11.1	51.7	22.5	5.04	1.05
Lib Apatite	2.28	0.60	0.51	1.45	3.86
Apatite: Quartz/Feldspars	1.05	1.00	0.35	0.41	1.72
Apatite: Amphibole/Pyroxene	0.71	1.81	0.17	0.29	0.91
Apatite: Micas/Chlorite/Clays	0.16	0.00	0.05	0.05	0.32
Apatite: Fe-Oxides	0.15	0.05	0.20	0.03	0.23
Apatite: Ti-Oxides	0.24	0.70	0.15	0.11	0.23
Apatite: Sulphides	0.05	0.00	0.00	0.00	0.10
Apatite: Other Minerals	0.24	0.00	0.00	0.16	0.44
Complex	0.79	1.92	0.12	0.18	1.15
Total	100.0	100.0	100.0	100.0	100.0
Total Pure+Free+Liberated	96.6	94.5	98.9	98.8	94.9

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Figure 10.4	Titanium-Oxide Association (Ilmenite) in Ground Composite

Ti-Oxides Association - Head
Mass % (Ti-Oxides)
100.0
90.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
Combined
+150um
-150/+75um
-75/+25um
-25um
Complex 5.97 10.7 4.79 3.37 2.83
Ti-Oxides: Other Minerals 0.67 0.01 0.23 0.59 2.23
Ti-Oxides: Sulphides 0.03 0.00 0.00 0.00 0.14
Ti-Oxides: Apatite 0.32 0.02 0.02 0.28 1.15
Ti-Oxides: Micas/Chlorite/Clays 0.19 0.01 0.11 0.11 0.62
Ti-Oxides: Amphibole/Pyroxene 1.19 1.73 1.03 0.46 1.30
Ti-Oxides: Quartz/Feldspars 1.71 2.47 1.83 0.71 1.39
Lib Ti-Oxides 10.0 14.5 8.27 6.50 8.69
Free Ti-Oxides 29.9 51.3 38.5 13.2 3.79
Pure Ti-Oxides 50.0 19.2 45.3 74.7 77.8

Normalized Mass of Ti-Oxides Across Fraction Head

Mineral Name	Combined	+150um	-150/+75um	-75/+25um	-25um
Pure Ti-Oxides	50.0	19.2	45.3	74.7	77.8
Free Ti-Oxides	29.9	51.3	38.5	13.2	3.79
Lib Ti-Oxides	10.0	14.5	8.27	6.50	8.69
Ti-Oxides: Quartz/Feldspars	1.71	2.47	1.83	0.71	1.39
Ti-Oxides: Amphibole/Pyroxene	1.19	1.73	1.03	0.46	1.30
Ti-Oxides: Micas/Chlorite/Clays	0.19	0.01	0.11	0.11	0.62
Ti-Oxides: Apatite	0.32	0.02	0.02	0.28	1.15
Ti-Oxides: Sulphides	0.03	0.00	0.00	0.00	0.14
Ti-Oxides: Other Minerals	0.67	0.01	0.23	0.59	2.23
Complex	5.97	10.7	4.79	3.37	2.83
Total	100.0	100.0	100.0	100.0	100.0
Total Pure+Free+Liberated	89.9	85.1	92.0	94.5	90.3

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The ilmenite results also indicate that supplementary grinding will be required. A similar conclusion may be allocated to the potential production of a high-grade magnetite concentrate. A LIMS concentrate could be reground to increase the free magnetite to >45%.

10.3        Mineral Processing Testwork

10.3.1           Grinding Tests

The Bond Ball Mill test resulted in a Ball Mill Work Index (BWI) value of 15.1 kWh/t. This result suggests a moderately hard material. The Abrasion Index was determined to be 0.291. A SAG-mill Circuit Specific Energy (SCSE) of 9.76 kWh/t was determined, a value shown by the JKTech data base as being average. These data can be used to estimate grinding requirements for conventional SAG-Ball Mill circuits.

The specific gravity of the composite mineralization was determined to be 3.28.

10.3.2           LIMS Magnetic Separation

Following grinding to a P80 of 120 µm, the ground material was submitted to Low Intensity Magnetic Separation (LIMS) to remove the magnetite. The iron oxide mineral content had been determined to be 11.8%. Assuming all of the Fe-Oxide is magnetite, >95% of the magnetite was removed and <3% of the P2O5 was taken with the magnetite concentrate (Table 10.5).

The LIMS magnetic concentrate was subject to upgrading in a Davis Tube device. A Davis Tube is able to separate magnetically susceptible materials from non-magnetics with a high intensity field applied to a small sample of LIMS concentrate. The results on three size ranges are summarized in Table 10.6.

The Davis Tube upgrading indicated that a concentrate grading 86% Fe3O4 (89% Fe2O3) could be produced. The sulphur content remained high at >2%. However, the high content could readily be reduced by xanthate flotation. A test sulphide flotation produced a concentrate containing 98% Fe2O3 and 0.11% S.

10.3.3           Flotation Concentration

Seven flotation tests have been performed and the results of the first seven tests were available as of the effective date of this Report. All tests were initiated with thick, stage conditioning of “non-mags” with soda ash, starch and fatty acid. Initial flotation tests investigated rougher kinetics and whether a first stage flotation of mica was warranted. A “reverse flotation” of silicates was also attempted.

The sixth flotation test (F6) included two cleaner stages with the addition of caustic soda (NaOH) and sodium silicate in the cleaning stages. The promising results of F6 are summarized in Table 10.7.

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Table 10.5 LIMS Magnetic Separation
Magnetic Separation	Wt	Fe2O3		TiO2		P2O5		SiO2	Al2O3	CaO	MgO	Na2O	S
	(%)	(%)	Distri- bution	(%)	Distri- bution	(%)	Distri- bution	(%)	(%)	(%)	(%)	(%)	(%)
Magnetic	15.67	80	53.5	2.02	7.7	0.94	2.7	7.55	3.82	2.16	1.85	0.41	2.09
Non-Magnetic	84.33	12.9		4.43		6.27		39.4	12.8	13	6.83	2.5	0.2
Head (Calc)	100	23.41	100	4.05	100	5.44	100	34.41	11.39	11.30	6.05	2.17	0.50
Direct		22.60		4.01		5.55		34.50	11.60	11.50	5.98	2.18	0.46

Note:   Wt. = weight, Fe2O3 = iron oxide, TiO2 = titanium dioxide, P2O5 = phosphorus pentoxide, SiO2 = silicon dioxide, Al2O3 = aluminium oxide, CaO = calcium oxide, MgO = magnesium oxide, Na2O = sodium oxide, S = sulphur.

Table 10.6 LIMS Magnetics Upgrading with Davis Tube
Feed	Feed Wt. (g)	P80 (µm)	MAGS Weight (%)	MAGS Grade (%)				NON-MAGS Grade (%)			Distribution (%)
				Fe	Sat[4]	SiO2	S	Fe	Sat	S	Fe to MAGS	Fe to NON- MAGS
LIMS-MAG	24.7	120	81.8	66.4	84.1	1.78	2.22	12.80	0.8	1.23	83.8	0.9
	24.4	53	80.4	68.3	85.8	0.75	2.19	13.64	1.6	1.25	95.3	0.5
	24.1	37	80.8	69.0	85.9	0.71	1.99	16.5	3.3	1.68	94.6	0.9

Note: MAGS = Magnetics, Wt. = weight, P80 = passing 80%, Fe = iron, Sat = Satmagan, SiO2 = silicon dioxide, S = sulphur.

4 “Satmagan” grade expressed as Fe3O4

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Table 10.7 Flotation Test (F6), Metallurgical Balance
Product	Weight		Assays %						% Distribution
	(g)	(%)	P2O5	Fe2O3	SiO2	TiO2	CaO	S	P2O5	Fe2O3	SiO2	TiO2	CaO	S
P2O5 2nd Cln Con	332.2	14.0	36.6	2.17	4.47	0.82	49.4	0.08	93.4	1.3	1.8	2.8	61.0	2.3
P2O5 2nd Cln Tail	40.4	1.7	3.85	16.9	36.6	6.76	9.22	0.39	1.2	1.2	1.8	2.8	1.4	1.3
P2O5 1st Cln Tail	136.1	5.7	1.99	17.2	39.7	6.92	7.11	0.35	2.1	4.2	6.6	9.7	3.6	4.0
P2O5 Ro Tail	1506.0	63.1	0.06	14.7	47.2	4.96	5.57	0.21	0.7	39.9	86.4	76.9	31.0	26.8
Magnetic Conc	370.8	15.5	0.94	80.0	7.55	2.02	2.16	2.09	2.7	53.4	3.4	7.7	3.0	65.6
Head (calc.)	2385.5	100.1	5.48	23.3	34.46	4.07	11.32	0.49	100.0	100.0	100.0	100.0	100.0	100.0
(direct)			5.55	22.6	34.5	4.01	11.5	0.46

Note: Cln Con = cleaner concentrate, Cln Tail = cleaner tailings, Conc = concentrate, P2O5 = phosphorus pentoxide, Fe2O3 = iron oxide, SiO2 = silicon dioxide, TiO2 = titanium dioxide, CaO = calcium oxide, S = sulphur.

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Preliminary results from the subsequent flotation test (F7) indicate a marginally better phosphate concentration result of 37.4% P2O5 at over 92% recovery.

The cleaner concentrate and cleaner tails samples from an earlier flotation test (F5) shown in Figure 10.5 indicate that dark silicate and iron minerals can be readily rejected from the final apatite concentrate.

Figure 10.5	F5 Flotation Test Products

(left – first cleaner tails, right – apatite concentrate)

In reviewing the results of the chemical analyses of the composite, the mineralogical examinations and the results of the magnetic separation and the preliminary flotation tests, the following can be concluded:

●	The Lac Orignal Deposit contains very low levels of potentially hazardous components, such as arsenic, heavy metals and radioactivity;

●	The apatite mineral content has the potential to be concentrated as a high-grade product and at high recovery. The F6 and F7 concentrate grades of 36.6% P2O5 at 93.4% recovery and 37.4% P2O5 at 92.2% recovery, respectively, suggests there remains potential for significant improvement of apatite grade by rejection of silicates and of ilmenite;

●	Potential methods to improve apatite grade while maintaining high recovery are regrinding of a rougher flotation concentrate, such as,

○	“Polishing” (gentle grinding) of rougher flotation concentrate (as applied in tests F6 and F7),

○	Additional stages of cleaning in the flotation process,

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○	High intensity magnetic separation of ilmenite from the apatite concentrate, and

○	Reverse flotation of silicates from apatite concentrate.

Locked cycle testing (Test F8) obtained an apatite concentrate grading 40.3% P2O5 at 92.2% recovery. The apatite concentrate was found to be mostly free of the main contaminants of concern.

The Lac Orignal Deposit test results indicate the potential for recovering two additional mineral products: 1) a magnetite concentrate; and 2) an ilmenite concentrate.

A magnetite concentrate can be achieved by two stages of magnetic separation plus a potential grinding and classification to meet market requirements, such as for heavy media separation. Over 50% of the magnetite may be recoverable and saleable.

Most of the ilmenite mineralization will report to the apatite rougher and to cleaner tails. Ilmenite, being a paramagnetic mineral, could be concentrated with a combination of HIMS with gravity and (or) froth flotation techniques. Mineralogical examination of the ground composite indicated that 50% of the ilmenite was “pure” and 30% was “free”. This result suggests that with strong concentration methods, that over 50% recovery of high-grade ilmenite concentrate (at 47% TiO2 – 90% ilmenite) might be anticipated. However, the locked-cycle test indicated that a concentrate containing <40% TiO2 at a 23% recovery was achievable. A need for additional testing was indicated to reduce ilmenite losses to tails and to reject silicates and iron oxides from the concentrate.

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11.0        Mineral Resource Estimates

11.1        Introduction

The purpose of this Report section is to summarize the Initial Mineral Resource Estimate for the Lac Orignal Project in Québec of First Phosphate Corp. The Mineral Resource Estimate presented herein is reported in accordance with § 229.1302(d)(1)(iii)(A) (Item 1302(d)(1)(iii)(A) of Regulation S-K into Indicated and Inferred Mineral Resources and has been estimated in conformity with the generally accepted CIM “Estimation of Mineral Resource and Mineral Reserves Best Practices” guidelines (2019). Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no guarantee that all or any part of the Mineral Resource will be converted to a Mineral Reserve. Confidence in the estimate of an Inferred Mineral Resource is insufficient to allow the meaningful application of technical and economic parameters or to enable an evaluation of economic viability worthy of public disclosure. Mineral Resources may be affected by further infill and exploration drilling that may result in increases or decreases in subsequent Mineral Resource Estimates.

This Mineral Resource Estimate was based on information and data supplied by First Phosphate Corp., and was undertaken by Yungang Wu, P.Geo., and Eugene Puritch, P.Eng., FEC, CET of P&E Mining Consultants Inc. of Brampton, Ontario. This Mineral Resource Estimate was supervised, reviewed and accepted by Antoine Yassa, P.Geo., an independent Qualified Person in terms of NI 43-101. Messrs Wu, Puritch and Yassa are considered to be the “Authors” of this Technical Report Summary section. The effective date of this Mineral Resource Estimate is October 3, 2022.

11.2        Database

All drilling/channel and assay data were provided in the form of Excel data files by First Phosphate Corp. The GEOVIA GEMS™ V6.8.4 database for this Mineral Resource Estimate, compiled by the Authors, consisted of 63 drill holes and 17 surface channel samples totalling 7,984 m and 149.5 m respectively. A total of 49 drill holes (6,393 m) and five channel samples (27 m) intersected the mineralization wireframes used for the Mineral Resource Estimate. Six drill holes in the database completed more than 3-km north of the Mineral Resource area were not utilized in this Mineral Resource Estimate. A drill hole plan is shown in Appendix A.

The drill hole and channel sample database contained P2O5, Fe2O3 and TiO2 assays. The basic statistics for all raw assays in the Mineral Resource Estimate area are presented in Table 11.1.

Table 11.1 Assay Database Summary
Variable	P2O5 (%)	Fe2O3 (%)	TiO2 (%)	Sample Length (m)
Number of Samples	2,880	2,880	2,880	2,880

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Table 11.1 Assay Database Summary
Variable	P2O5 (%)	Fe2O3 (%)	TiO2 (%)	Sample Length (m)
Minimum Value	0.01	0.00	0.00	0.50
Maximum Value	17.80	68.60	10.90	3.00
Mean	3.45	17.47	3.18	1.48
Median	3.85	17.00	3.29	1.50
Variance	5.34	97.36	3.40	0.02
Standard Deviation	2.31	9.87	1.84	0.12
Coefficient of Variation	0.67	0.56	0.58	0.08

Note: P2O5 - Phosphorus pentoxide, Fe2O3 = iron oxide, TiO2 = titanium dioxide.

All drill hole survey and assay values are expressed in metric units. The coordinates are in the UTM system NAD 83, Zone 19N.

11.3        Data Verification

Mineral Resource database checks were completed according to the verification procedures and protocols described in Sections 8 and 8 of this Technical Report Summary. The Authors are of the opinion that the supplied database is suitable for Mineral Resource estimation.

11.4        Wireframe Interpretation

The Lac Orignal Deposit mineralized wireframe boundaries were determined from lithology, structure, and grade boundary interpretation from visual inspection of drill hole cross-sections. Three mineralized wireframes were developed and referred to as Main, HW (hanging wall) and FW (footwall) Zones. The mineralized wireframes were constructed on 100 m spaced vertical cross-sections with computer screen digitizing polylines on drill hole cross-sections in GEMS™ by the Authors. The mineralized wireframe outlines were influenced by the selection of mineralized material above 2.5% P2O5 that demonstrated a lithological and structural zonal continuity along strike and down-dip. In some cases, mineralization <2.5% P2O5 was included for the purpose of maintaining zone continuity. On each cross-section, polyline interpretations were digitized from drill hole to drill hole, but not typically extended more than 100 m into untested territory. Minimum constrained width for interpretation was 3 m of drill core length.

The resulting Main Mineral Resource mineralized wireframe is 2,230 m long, 50 m to 445 m thick (true thickness is 2.97 m to 99.5 m), strikes east-west, and dips 25° to 30° north. The mineralized wireframes were utilized as constraining boundaries during Mineral Resource estimation for purposes of rock coding, statistical analysis and compositing limits. The 3-D mineralized wireframes are presented in Appendix B.

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The topographic and overburden surfaces were created using LiDAR results from the Québec government website (www.diffusion.mffp.gouv.qc.ca) and drill hole logs. All mineralized wireframes were truncated at the top of bedrock surface.

11.5        Rock Code Determination

A unique rock code was assigned to each mineralized wireframe in the Mineral Resource model as presented in Table 11.2.

Table 11.2 Rock Codes Used for the Mineral Resource Estimate
Wireframe	Rock Code	Wireframe Volume (m3)
Main	100	17,786,392
FW	200	1,238,570
HW	300	1,034,941
Air	0
OVB	10
Waste	99

11.6        Mineralized Wireframe Constrained Assays

Mineralized wireframe constrained assays were back coded in the assay database with rock codes that were derived from intersections of the mineralized wireframes and drill holes. The basic statistics of the mineralized wireframe constrained assays are presented in Table 14.3.

Table 11.3 Mineralized Wireframe Constrained Assay Summary
Variable	P2O5 (%)	Fe2O3 (%)	TiO2 (%)	Sample Length (m)
Number of Samples	1,667	1,667	1,667	1,667
Minimum Value	0.08	0.00	0.00	0.60
Maximum Value	17.80	48.40	8.45	2.50
Mean	5.01	22.53	4.14	1.48
Median	5.03	22.40	4.25	1.50
Variance	2.01	58.03	1.83	0.01
Standard Deviation	1.42	7.62	1.35	0.11
Coefficient of Variation	0.28	0.34	0.33	0.07

Note: P2O5 - Phosphorus pentoxide, Fe2O3 = iron oxide, TiO2 = titanium dioxide.

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11.7        Compositing

In order to regularize the assay sampling intervals for grade interpolation, a 1.5 m compositing length was selected for the drill hole/channel sample intervals that fell within the constraints of the above-described Mineral Resource mineralized wireframes. The composites were calculated for P2O5, Fe2O3 and TiO2 over 1.5 m lengths starting at the first point of intersection between the assay data drill hole/channel sample and the hanging wall of the 3-D mineralized wireframe constraint. The compositing process was halted on exit from the footwall of the mineralized wireframe constraint. Explicit missing samples (intervals without results like lost core or poor recovery) were treated as nulls based on the nature of mineralization, whereas implicit missing samples (unsampled intervals) were assigned a background value of 0.01%. If the last composite interval was <0.50 m, the composite length was adjusted to make all composite intervals of the mineralized wireframe intercept equal. The resulting composite length ranged from 1.44 m to 1.52 m. This process would not introduce any short sample bias into the grade interpolation process. The constrained composite data were extracted to a point file for a grade capping analysis. The composite statistics are summarized in Table 11.4.

Table 11.4 Composite Summary
Variable	P2O5 Comp	P2O5 Cap	Fe2O3 Comp	Fe2O3 Cap	TiO2 Comp	TiO2 Cap	Length (m)
Number of Composites	1,652	1,652	1,631	1,631	1,631	1,631	1,652
Minimum Value	0.08	0.08	2.28	2.28	0.21	0.21	1.44
Maximum Value	17.80	10.00	48.33	40.00	8.44	7.10	1.52
Mean	5.00	5.00	22.79	22.78	4.19	4.19	1.50
Median	5.03	5.03	22.40	22.40	4.26	4.26	1.50
Geometric Mean	4.74	4.73	21.47	21.46	3.95	3.95	1.50
Variance	1.94	1.81	52.84	52.61	1.65	1.64	0.00
Standard Deviation	1.39	1.34	7.27	7.25	1.28	1.28	0.01
Coefficient of Variation	0.28	0.27	0.32	0.32	0.31	0.31	0.01

Note: P2O5 - phosphorus pentoxide, Fe2O3 = iron oxide, TiO2 = titanium dioxide, Comp = composite, Cap = capped composite.

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11.8        Grade Capping

Grade capping was investigated on the 1.5 m composite values in the database within the constraining mineralized wireframes to ensure that the possible influence of erratic high-grade values did not bias the database and subsequent grade interpolation. Log-normal histograms and log-probability plots were generated for each mineralized wireframe and the resulting selected graphs are exhibited in Appendix C. The capped composite statistics are summarized in Table 11.4. The grade capping values are detailed in Table 11.5. The capped composites were utilized to develop variograms and for block model grade interpolation.

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Table 11.5 Grade Capping Values
Mineral	Wireframe	Total No. of Composites	Capping Value (%)	No. of Capped Composites	Mean of Composites (%)	Mean of Capped Composites (%)	CoV of Composites	CoV of Capped Composites	Capping Percentile
P2O5	Main	1,449	10	4	5.16	5.15	0.26	0.25	99.7
P2O5	FW	110	No cap	0	4.03	4.03	0.24	0.24	100
P2O5	HW	93	8	1	3.73	3.71	0.36	0.34	98.9
Fe2O3	Main	1,428	40	1	23.40	23.39	0.32	0.31	99.9
Fe2O3	FW	110	No cap	0	20.99	20.99	0.16	0.16	100
Fe2O3	HW	93	24	1	15.52	15.49	0.26	0.25	98.9
TiO2	Main	1,428	7.1	1	4.23	4.23	0.31	0.31	99.9
TiO2	FW	110	No cap	0	4.50	4.50	0.19	0.19	100
TiO2	HW	93	No cap	0	3.26	3.26	0.32	0.32	100

Note: CoV = Coefficient of Variation

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11.9        Variography

A variography analysis was attempted as a guide to determining a grade interpolation search strategy. Directional variograms were developed using the P2O5 composites for the Main wireframe. Selected variograms are presented in Appendix D.

Continuity ellipses based on the observed ranges were subsequently generated and utilized as the basis for grade estimation search ranges, distance weighting calculations and Mineral Resource classification criteria.

11.10      Bulk Density

The bulk density data used for the creation of the bulk density block model was derived from nine samples taken by the Authors that were analyzed by Activation Laboratories on Ancaster, ON. The average bulk density was 3.04 t/m3.

11.11      Block Modelling

The Lac Orignal block model was constructed using GEOVIA GEMS™ V6.8.4 modelling software. The block model origin and block size are presented in Table 11.6. The block model consists of separate model attributes for estimated P2O5, Fe2O3 and TiO2 grade, rock type (mineralized wireframes), volume percent, bulk density, and classification.

Table 11.6 Block Model Definition
Direction	Origin	No. of Blocks	Block Size (m)
X	383,950	540	5
Y	5,436,600	200	5
Z	680	64	5
Rotation	no rotation

All blocks in the rock type block model were initialled with a waste rock code of 99, corresponding to the surrounding country rocks. The mineralized wireframes were used to code all blocks within the rock type block model that contain ≥1% volume within the mineralized wireframe.

These blocks were assigned the rock type codes presented in Table 14.2. The overburden and topographic surfaces were subsequently utilized to assign rock codes 10 and 0, corresponding overburden and air respectively, to all blocks ≥50% above those surfaces.

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A volume percent block model was set up to accurately represent the volume and subsequent tonnage that was occupied by each block inside the constraining mineralized wireframes. As a result, the mineralized wireframe boundary was properly represented by the volume percent model ability to measure individual infinitely variable block inclusion percentages within that mineralized wireframe. The minimum percentage of the mineralized block was set to 1%. The P2O5, Fe2O3 and TiO2 grade blocks were interpolated with Inverse Distance Squared (“ID2”). Nearest Neighbour (“NN”) was utilized for validation. Multiple passes were executed for the grade interpolation to progressively capture the sample points to avoid over-smoothing and preserve local grade variability. Search ranges and directions were based on the variograms. Grade blocks were interpolated using the parameters in Table 11.7.

Table 11.7 Block Model Interpolation Parameters
Pass	Major Range (m)	Semi- major Range (m)	Minor Range (m)	Max No. of Samples per Hole	Min No. of Samples	Max No. of Samples
I	60	30	15	3	7	12
II	100	50	20	3	4	12
III	400	200	80	3	1	12

Selected cross-sections and plans of the P2O5 grade blocks are presented in Appendix E.

The average bulk density of 3.04 t/m3 was applied to the interpolated grade blocks.

11.12      Mineral Resource Classification

It is the Author’s opinion that the drilling, assaying and exploration work on the Lac Orignal Project support this Mineral Resource Estimate and are sufficient to indicate a reasonable potential for economic extraction, and thus it is qualified as a Mineral Resource in accordance with § 229.1302(d)(1)(iii)(A) (Item 1302(d)(1)(iii)(A) of Regulation S-K into Indicated and Inferred Mineral Resources. . The Mineral Resource is classified as Indicated and Inferred, based on the geological interpretation, variogram performance and drill hole spacing. The Indicated Mineral Resource is classified for the blocks interpolated with the Pass I and II, which used at least four composites from a minimum of two holes; and Inferred Mineral Resource is classified for all remaining grade populated blocks within the mineralized wireframes. The classifications were adjusted manually to reasonably reflect the distribution of each classification. Selected classification block cross-sections and plans are attached in Appendix F.

11.13      P2O5 Cut-off Calculation

The Lac Orignal Mineral Resource Estimate was derived from applying P2O5 percent cut-off values to the block models and reporting the resulting tonnes and grades for potentially mineable areas. The following parameters were used to calculate the cut-off value that determines the open pit mining potentially economic portions of the constrained mineralization. An optimized pit shell is presented in Appendix G.

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The P2O5 Cut-off value is calculated with parameters below:

US$:C$ Exchange Rate	0.80
P2O5 Price	US$200/t (approximate two-year trailing average)
P2O5 Process Recovery	75%
Processing Cost	C$9.00/t
G&A	C$3.25/t
Mining Cost	C$2.50/t
Pit Slope	45°

The P2O5 cut-off for potential open pit mining is calculated at = 2.5%.

11.14      Mineral Resource Estimate

The resulting pit-constrained Mineral Resource Estimate at the effective date of this Technical Report is tabulated in Table 11.8. The Authors are of the opinion that the mineralization of the Lac Orignal Project is potentially amenable to open pit economic extraction.

Table 11.8 Pit-Constrained Mineral Resource Estimate (1-4) at 2.5% P2O5 Cut-off
Classification	Tonnes (M)	P2O5 (%)	Fe2O3 (%)	TiO2 (%)
Indicated	15.8	5.18	23.90	4.23
Inferred	33.2	5.06	22.55	4.16
Process Recovery		75%	66%	24%

Note: P2O5 = phosphorus pentoxide, Fe2O3 = iron oxide, TiO2 = titanium dioxide.

1. Mineral Resources, which are not Mineral Reserves, do not have demonstrated economic viability.

2. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

3. The Inferred Mineral Resource in this estimate has a lower level of confidence than that applied to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of the Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with continued exploration.

4. The Mineral Resources in this Technical Report were estimated using the Canadian Institute of Mining, Metallurgy and Petroleum (CIM), CIM Standards on Mineral Resources and Reserves, Definitions (2014) and Best Practices Guidelines (2019) prepared by the CIM Standing Committee on Reserve Definitions and adopted by the CIM Council.

The optimized pit-constrained Mineral Resource Estimate is sensitive to the selection of a reporting P2O5 cut-off value and are demonstrated in Table 11.9.

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Table 11.9 Pit-Constrained Mineral Resource Estimate Sensitivity to P2O5 Cut-off
Classification	Cut-off P2O5 (%)	Tonnes (M)	P2O5 (%)	Contained P2O5 (kt)	Fe2O3 (%)	TiO2 (%)
Indicated	5.0	9.5	5.67	538	23.91	4.19
	4.5	12.9	5.43	703	24.41	4.31
	4.0	14.8	5.29	783	24.24	4.28
	3.5	15.6	5.21	812	24.03	4.26
	3.0	15.8	5.19	819	23.93	4.24
	2.5	15.8	5.18	821	23.90	4.23
	2.0	15.9	5.18	821	23.88	4.23
Inferred	5.0	18.9	5.62	1,061	23.28	4.22
	4.5	25.3	5.41	1,370	23.53	4.28
	4.0	29.5	5.25	1,546	23.20	4.24
	3.5	32.2	5.12	1,647	22.77	4.19
	3.0	33.0	5.07	1,676	22.60	4.17
	2.5	33.2	5.06	1,682	22.55	4.16
	2.0	33.3	5.05	1,684	22.52	4.16

Note: P2O5 = phosphorus pentoxide, Fe2O3 = iron oxide, TiO2 = titanium dioxide.

11.15      Confirmation of Estimate

The block model was validated using a number of industry standard methods, including visual and statistical methods, as follows:

●	Visual examination of composites and block grades on successive plans and sections were performed on-screen, in order to confirm that the block models correctly reflect the distribution of composite grades. The review of estimation parameters included:

○	Number of composites used for grade estimation;

○	Number of drill holes used for grade estimation;

○	Number of passes used for grade estimation;

○	Mean value of the composites used;

○	Mean distance to sample used;

○	Actual distance to closest point; and

○	Grade of true closest point.

●	A comparison of P2O5 mean composite grades with the block model for the Main wireframe is presented in Table 11.10.

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Table 11.10 Average P2O5 Grade Composite Comparison with Block Model for the Main Wireframe
Data Type	P2O5 (%)
Composites	5.16
Capped Composites	5.15
Block Model ID2	5.10
Block Model NN	5.07

Notes: P2O5 = phosphorus pentoxide.

ID2 = block model grades were interpolated using Inverse Distance Squared

NN= block model grades were interpolated using Nearest Neighbour.

The comparisons above show the average grades of P2O5 block models were slightly lower than that of composites used for the grade estimation. These were most likely due to the smoothing by the grade interpolation process. The block model values will be more representative than the composites, due to 3-D spatial distribution characteristics of the block model.

●	A comparison of the P2O5 grade-tonnage curve of the Main wireframe model interpolated with Inverse Distance Squared (“ID2”) and Nearest Neighbour (“NN”) on a global basis are presented in Figure 11.1.

Figure 11.1	Grade-Tonnage Curve of Main Wireframe ID2 Versus NN Interpolation

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●	P2O5 local trends of the Main wireframe were evaluated by comparing the ID2 and NN estimate against the composites. As shown in Figures 11.2 to 11.4, grade interpolations with ID2 and NN agreed well.

Figure 11.2	Main Wireframe P2O5 Grade Swath Plot Easting

Figure 11.3	Main Wireframe P2O5 Grade Swath Plot Northing

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Figure 11.4	Main Wireframe P2O5 Grade Swath Plot Elevation

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12.0        Mineral Reserve Estimates

This section is not applicable to this Report.

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13.0        Mining Methods

This section is not applicable to this Report.

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14.0        PROCESSING AND Recovery Methods

This section is not applicable to this Report.

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15.0        Infrastructure

This section is not applicable to this Report.

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16.0        Market Studies

This section is not applicable to this Report.

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17.0        Environmental Studies, PermitTING AND PLANS, NEGOTIATIONS OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

This Section of the Report outlines the existing environment and social conditions surrounding, and down gradient from the Lac Orignal Property area. The following are summaries of the environmental requirements related to the mining and processing of mineralized material, management of waste rock, tailings and facility water, development of infrastructure, and control of air emissions and noise.

The regulatory context applicable to the Property, including the environmental impact assessment (EIA) process and most of the preliminary permitting requirements are also summarized.
Social and community requirements are also indicated.

17.1        Current Project Concepts

The current and basic First Phosphate Project concepts include the following:

●	Open-pit mining of the Lac Orignal Mineral Resource;

●	Processing of the mineralized material close to the mine site, in order to produce a high purity phosphate (apatite) mineral concentrate. The processing will include grinding and magnetic separation of iron minerals, followed by a selective froth flotation process to produce the apatite concentrate;

●	Concentrate dewatering (and partial drying) for shipment by trucks to a port facility on the south shore of the Saguenay River and transfer by ship to a customer’s phosphoric acid production facility with associated upgrading capacity to produce high purity phosphoric acid for global markets;

●	Management of mine waste rock, tailings and process water at the mine site; and

●	Construction of mine and process plant facilities, electric power lines, mine site worker accommodations and support facilities, and all-weather roads to facilitate mine site access and transport of concentrate to a Saguenay River port.

Opportunities for expanding the Project are being investigated and include:

Additional mineral processing steps at the mine site.

●	Production and sale of a magnetite concentrate from the first stage of mineral processing; and

●	Production and sale of an ilmenite (iron-titanium) concentrate from the apatite flotation tailings.

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These two activities could provide additional Project revenue and reduce the environmental footprint and impact of tailings management at the mine site.

Transport of concentrate from mine to a port facility.

●	Apatite concentrate transportation by slurry pipeline from the mine site to the port.
The concentrate would be dewatered and dried at the port. This procedure would eliminate concentrate shipment by truck through communities and over a Saguenay bridge crossing; or

●	Transport of the apatite concentrate to a port to be developed on the north shore of the Saguenay. This would significantly reduce the community impact of concentrate shipment.

Processing of the apatite concentrate, at or near the port facility.

●	Phosphoric acid could be produced locally near the Port. The selected process could be the conventional “wet” process, in which the apatite would be reacted with sulphuric acid to produce phosphoric acid and gypsum;

●	The gypsum that would be produced is expected to be high purity and suitable for use in construction materials. Radioactive elements (radium and uranium) common in globally produced phospho-gypsums are present at less than “background” concentrations in the Lac Orignal Deposit. The revenue for this gypsum product may be limited, but its use would reduce waste management requirements; and

●	The phosphoric acid would be upgraded on-site to meet requirements for fertilizer and a portion of the phosphoric acid would subsequently be refined to meet specifications for food and lithium iron phosphate (LFP) batteries.

This Section of the Report considers only a basic Project; that is, open pit mining at the
Lac Orignal site, a high throughput rate (~15,000 tpd) processing plant, and transportation of approximately 1,500 tpd of phosphate concentrate by truck to an all-weather port on the south shore of the Saguenay River.

17.2	Project Mine Site

The Lac Orignal Project is located 85 km north of the Saguenay River and 8-9 km east of a conservation area known as Zec Onatchiway. Currently, access to the Project site is provided by logging roads. The area had been significantly deforested by past logging activity and second growth forest is predominant, as shown in Figure 17.1.5

5 Source: Google Earth, Maxar Technologies, 2022

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Figure 17.1          Lac Orignal Phosphate Property Area

Source: Google Earth (September 2022)

No mining has taken place on or near the Property. Surface sampling and diamond drilling (56 holes) have occurred at the location. No infrastructure is located at or nearby the site. A connection location to electrical lines is approximately 40 km south. There are no permanent residences at or near the mine site. Hunting and fishing camps only are known in the area and the interruption of traditional area rights will be considered in mine development. Except for the past logging activity, the Lac Orignal Project can be classified as undisturbed and “greenfield”.

Whereas water resources, such as lakes, steams and wetlands, are abundant in the area, the development and operation of the mine is expected to be designed to have minimal impact on these resources. The Lac Orignal Project is located with the Fjord du Saguenay Regional County Municipality (RCM). It is anticipated that mining in this area will be subject to authorization by this municipality.

17.2        Environmental and Permitting

The Lac Orignal Project will be developed with the consideration of the highest environmental, social and governance (“ESG”) principles. The application of these principles is anticipated to provide support for environmental assessment, permitting, and social acceptance.

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A detailed Environmental Impact Assessment (“EIA”) of the Project will be required. A preamble for the EIA will be extensive baseline studies, including several biological and physical components, species at risk, migratory birds, greenhouse gas (“GHG”) emissions and control, current land use, archeological, etc.

Avoidance of encroachment on lakes, streams and fish habitat will be important. In accordance of Directive 019 of the Ministère du Dévelopment Durable, de l’Environnement, de la Faune et des Parcs (“MDDEFP”), it is anticipated that Project waste material, including waste rock and tailings will be classified as low risk. No significant concentrations of elements of environment and health concerns (i.e., As, Pb, Cd, Hg, U) have been found in drill core from the Lac Orignal Phosphate Deposit. Although the Deposit contains a small amount of iron sulphide, there appears to be adequate alkalinity in the rock to prevent metal leaching (“ML”) and acid rock drainage (“ARD”).

An EIA (prepared in French and in English), which will contain a detailed Project description, will be filed with the MDDEFP. Normally, questions and clarification are required by MDDEFP. When this process is completed, the Project would progress to public hearings under Bureau d’Audiences Publiques sur l’Environnement (“BAPE”). Successful BAPE hearings would be followed by Ministerial Approval of the Project.

A series of Provincial Permits and Compliances will be required with reference to:

●	Mining Act of Québec, including regulations for pits and quarries.

●	Forest Act.

●	Watercourse and dam safety acts.

●	Transportation and management of dangerous fuels and substances.

●	Water and wastewater management.

●	Tailings and waste rock management.

A costed and funded closure and reclamation plan with an associated monitoring proposal will also be required.

It is anticipated that a federal environmental assessment process will not be triggered by the Project. Considerations of the non-metallic nature of the Deposit, absence of toxic substances, non-application of Metal Mining Effluent Regulations (“MMER”), and avoidance of fish habitat disturbance, would confirm avoidance of Canadian Environmental Assessment Act (“CEAA”) 2012 and 2021 revisions. Federal permits are required for the application and use of explosives, port management of fuels, and marine shipping of products.

17.3        Community Relations and Consultations

Consultations and information sessions will be needed with First Nations and the local communities, during Project development. The Lac Orignal Deposit is located within the ancestral territory (Nitassinan) of the Betsiamites Innu Nation. Access from and product transport route to the Saguenay area port would take place in the Nitassinan of the Mashteuiatsh Pessamit and Essipit. Consultations have been initiated with these First Nations.

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Significant consultations and Project information will also need to be exchanged with the communities of Dolbeau-Mistassini, Alma, and Saguenay-Lac St Jean. The transportation of concentrate to a Saguenay port, as much as 1,500 tpd, may emerge as a concern.

The main objectives of consultation and communication activity will be to:

●	Inform all communities potentially affected by the Project of the Project details, options and timing;

●	Communicate the results of baseline studies;

●	Document land use at the mine, transportation route(s) and at the port;

●	Assess all foreseen social and environmental impacts of the Project during development, operation and on closure/site reclamation; and

●	Improve the Project design and social acceptability.

Information sharing and consultation activities will continue throughout the Project development and permitting processes and the construction, operation and closure phases.

17.4        Timing and Potential for Success

The completion of baseline studies, environmental assessment, and permitting can be anticipated to exceed two years, and possibly more.

No significant environmental or health risks are anticipated to emerge from the considerations of mining and processing the Project’s mineralized material and concentrate transport from mine to port. Potential concerns that may arise from frequent trucks passing by communities, may be overcome or reduced by special truck designs, time and frequency of trucks passing, and the selection of Saguenay Port location.

Minimal environmental or permitting restrictions for the development and operation of the Project are anticipated.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 129 of 211

18.0        CAPITAL AND OPERATING COSTS

This section is not applicable to this Report.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 130 of 211

19.0        ECONOMIC ANALYSIS

This section is not applicable to this Report.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 131 of 211

20.0        ADJACENT PROPERTIES

There are very few properties in the vicinity of the Lac Orignal Property and most of them are explored for iron and titanium potential and, to a less extent, for base metals. Most of those properties are owned by individual prospectors or businessmen.

In the southeast corner of the Property, there are nine claims enclosed within the Lac Orignal claim block. That property is explored by another company for REE within silicified paragneiss.

The Lac a Paul Phosphate Project is located 90 km north of Lac Orignal. Lac a Paul is a Feasibility Study-level project owned by Arianne Phosphate Inc (Cegertec Worley Parsons et al., 2013). The phosphate zones are hosted in the same anorthosite complex as Lac Orignal.

The only metallic mine in the Lac Orignal Property region is the Niobec niobium mine operated by Magris Resources. The Niobec Mine is located 80 km south-southwest of Lac Orignal, in Saint-Honoré, Québec, just north of Saguenay.

The reader is cautioned that the information above has not been verified by the Author of this Report section and is not necessarily indicative of the mineralization on the Property that is the subject of this Report.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 132 of 211

21.0        OTHER RELEVANT DATA AND INFORMATION

No additional information or explanation is necessary to make this Report understandable and not misleading.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 133 of 211

22.0        INTERPRETATION AND CONCLUSIONS

The Lac Orignal Property, Québec, consists of 1,399 CDC claims with a total area of 77,529 ha. An additional 16 claims are under request and pending approval. All the claims of the Lac Orignal Property are registered with the Ministry of Energy and Natural Resources (MERN). Of the 1,399 claims constituting the Property, 1,246 claims were map-staked by First Phosphate, which holds 100% interest in these claims. The additional 153 claims were purchased under full title from third parties. All of these claims are free of NSR royalties and all other forms of royalty.

The Lac Orignal Property benefits from road access and close proximity to grid power and the City of Saguenay. The Saguenay-Lac-Saint-Jean region has a population of 280,000 inhabitants (2021). The region has an extensive industrial, agricultural, forestry and tourist industries, including a significant hydro-power dam system. Port facilities are available within 100 km at the City of Saguenay and 340 km at the City of Trois Riviere on the St. Lawrence River.

Lac Orignal is a Proterozoic-age anorthosite-hosted magmatic phosphate deposit. The Lac Orignal Property region is underlain by anorthosites that are part of the regional Proterozoic Lac-Saint-Jean Anorthosite (“LSJA”) Complex. The LSJA occurs in the central part of the Grenville Province. The anorthosite plutons of the LSJA Complex are composed mainly of plagioclase and variable, but much smaller amounts of pyroxene and olivine. Apart from anorthosite, the LSJA Complex contains minor leuconorite, leucotroctolite, norite, olivine-bearing gabbro, gabbro, pyroxenite, peridotite, dunite, nelsonite (magnetite, ilmenite and apatite), magnetitite, and rare charnockite-mangerite units.

Lac Orignal, Lac Vanel (2 km north of Lac Orignal), and Mirepoix (6 km northeast) are the three main phosphate showings on the Property. All three showings have been drilled, but only at Lac Orignal has a phosphate deposit been defined. The Lac Orignal Deposit is hosted in an oxide (magnetite and ilmenite) gabbro unit at least 1 km long and up to 70 m thick. Lac Orignal Deposit area rock samples consist of plagioclase, orthopyroxene, clinopyroxene, ilmenite, magnetite, apatite, and biotite. The mafic silicate phases occur as intercumulus phases. Apatite, ilmenite and magnetite are ubiquitous accessory minerals and may reach major proportions of the rocks. Apatite is the principal phosphate-bearing mineral at Lac Orignal.

The most recent diamond drilling and surface trenching programs were completed by Glen Eagle (previous operator) on the Property in 2012 and 2014. In 2012, a surface prospecting and trenching program discovered the Lac Vanel occurrence, approximately 2 km north of the Lac Orignal occurrence, with grades of up to slightly >5% P2O5. Following this discovery, Glen Eagle completed 43 drill holes totalling 4,611.5 m, which defined a phosphate mineral (apatite) deposit within a km long oxide gabbro host unit. The best assay intersection intervals were 4.7% P2O5 over 70.5 m in drill hole LO-12-03, 5.4% P2O5 in drill hole LO-12-08, 5.3% P2O5 over 64.5 m in drill hole LO-12-12, 5.7% P2O5 in drill hole LO-12-13, and 5.7% P2O5 over 61 in drill hole LO-12-25 at Lac Orignal, and 3.6% P2O5 in drill hole LO-12-22 at Lac Vanel.

In 2014, Glen Eagle completed a second drill program consisting of 19 new drill holes and deepening of 11 drill holes from the 2012 drill program. The total amount of drilling in the 2014 program was 3,330 m. The best assay intersection intervals were 5.54% P2O5 over 99 m in drill hole LO-14-21, 5.61% P2O5 in drill hole LO-14-23, 5.83% P2O5 in drill hole LO-14-24, and 5.53% P2O5 over 69 m in drill hole LO-14-26 at Lac Orignal. In addition, 21 trenches were excavated on the Lac Orignal Showing area bedrock for channel sampling and assay. The best mineralized intervals were 4.38% P2O5 over 12.0 m and 5.86% P2O5 over 7.5 m in trench R-2, 4.84% P2O5 over 9 m in trench R-4, and 5.02% P2O5 over 7.5 m in R-5. The Lac Orignal phosphate deposit remains open to expansion by drilling down-dip and possibly along strike to the west. Due to its strong magnetic character, the host oxide gabbro is readily detectable in magnetic geophysical surveys.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 134 of 211

The Lac Property was visited by Mr. Antoine Yassa, P.Geo., and a Qualified Person under the regulations of NI 43-101, on July 7 and July 8, 2022, to complete an independent site visit and a data verification sampling program. In the Report Author’s opinion, the sample preparation, analytical procedures, security and QA/QC program meet industry standards, and that the data are of good quality and satisfactory for use in the Mineral Resource Estimate reported in this Report. It is recommended that the Company continue with the current QC protocol, which includes the insertion of appropriate certified reference materials, blanks and duplicates. Furthermore, independent due diligence sampling shows acceptable correlation with the original assays and it is this Report Author’s opinion that the Company’s original results are suitable for use in the current Mineral Resource Estimate.

The results of chemical analyses of a drill core composite, of mineralogical examinations, and of the magnetic separation and preliminary flotation tests, indicate that the apatite mineral content has the potential to be concentrated as a high-grade product and at high recovery. The F6 and F7 flotation steps produced concentrate grades of 36.6% P2O5 at 93.4% and 37.4% P2O5 at 92.2% recoveries, respectively, which suggests potential for significant improvement of apatite grade by rejection of silicates and of ilmenite. An apatite grade of at least 38% P2O5 at over 90% recovery can be reasonably anticipated. There is also potential for recovering two additional mineral products:1) a magnetite concentrate; and 2) an ilmenite concentrate. A magnetite concentrate can be achieved by magnetic separation plus a potential grinding and classification to meet market requirements, such as heavy media separation. Over 50% of the magnetite should be recoverable and saleable. Most of the ilmenite mineralization will report to the apatite rougher and to cleaner tails. Ilmenite could be concentrated with a combination of high intensity magnetic separation, gravity and (or) froth flotation techniques. Over 70% recovery of high-grade ilmenite concentrate (47% TiO2) might be anticipated.

The database compiled by the Author of this Technical Report Summary consisted of 63 drill holes and 17 surface channels totalling 7,984 m and 149.5 m respectively. A total of 49 drill holes (6,393 m) and five channels (27 m) intersected the mineralization wireframes used for the Mineral Resource Estimate. The database contained 2,880 assays for percent P2O5.

The Initial Mineral Resource Estimate is reported with an effective date of October 3, 2022. The Lac Orignal Phosphate Deposit is estimated to have a pit-constrained (estimated at 2.5% P2O5 cut-off) Indicated Mineral Resource of 15.8 Mt at grades of 5.18% P2O5, 23.90% Fe2O3 and 4.23% TiO2, and an Inferred pit-constrained Mineral Resource of 33.2 Mt at grades of 5.06% P2O5, 22.55% Fe2O3 and 4.16% TiO2. The Author considers that the mineralization at the Lac Orignal Deposit is potentially amenable to open pit economic extraction.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 135 of 211

The Mineral Resources in this Technical Report Summary were estimated in accordance with § 229.1302(d)(1)(iii)(A) (Item 1302(d)(1)(iii)(A) of Regulation S-K into Indicated and Inferred Mineral Resources. Mineral Resources, which are not Mineral Reserves, do not have demonstrated economic viability. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. The Inferred Mineral Resource component of this estimate has a lower level of confidence than that applied to the Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of the Inferred Mineral Resources could be converted to Indicated Mineral Resources with continued exploration.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 136 of 211

23.0        RECOMMENDATIONS

Additional exploration and study expenditures are warranted to improve the viability of the Lac Orignal Phosphate Project and advance it through a Preliminary Economic Assessment (“PEA”). The Authors recommend that First Phosphate undertake a two-phase exploration and development program, as follows:

Phase 1 is recommended by the Author to finish ongoing metallurgical testwork programs and to complete Preliminary Economic Assessment, in order to develop a mine and site operations plan as a basis for future, more advanced engineering and economic studies of the Lac Orignal Phosphate Project. The PEA will also determine the requirements for additional drilling and exploration work to upgrade the current Inferred Mineral Resources to Indicate Mineral Resources and Indicated Mineral Resources to Measured Mineral Resources. The Company re-commenced permitting and baseline environmental studies and community consultation activities in 2021 and it is recommended that work continue on these initiatives.

Phase 2 is recommended by the Author to include the additional drilling and exploration work to convert the Inferred Mineral Resource to an Indicated Mineral Resource, expand the current Mineral Resource, and add new Mineral Resources. The current Mineral Resource is generally open to expansion by drilling down-dip. The Inferred Mineral Resource at Lac Orignal can be drilled to an Indicated Mineral Resource. Mineralized zones at Lac Vanel and Mirepoix remain to be sufficiently drilled for Mineral Resource estimation. Additional metallurgical testwork on fresh bulk sample materials is warranted to complete the mineral processing work and to further test and refine magnetite, ilmenite and phosphoric acid production parameters.

Helicopter-borne high-resolution magnetic surveys have reliably mapped the favourable oxide gabbro host unit of the Lac Orignal Deposit. Coverage should be expanded eastward to include the Mirepoix Showings area. Ground magnetic and perhaps gravity surveys may be appropriate where more detailed coverage is required.

With a view to a future, post-PEA level studies, the Author recommends that environmental baseline studies commence on the Lac Orignal Property and stakeholder engagement and consultations be carried out. The baseline studies should focus on aquatic, terrestrial and hydrological monitoring and documentation. A formal community, government, and stakeholder consultation plan should be developed and implemented, and all activities documented.

Additional and more general recommendations in regard to future sampling at Lac Orignal are as follows:

1.	Round-robin characterization of the assay reference materials at multiple reputable laboratories to obtain more robust performance data;

2.	The routine and systematic insertion of field and coarse reject duplicates into the sampling stream; and

3.	Check analyses of 5% to 10% of drill core samples taken at the Project, past and future, ensuring to include adequate QC samples to monitor umpire laboratory performance.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 137 of 211

The costs to complete the Phase 1 and Phase 2 programs are estimated to be C$495,000 (Table 23.1) and C$2.3M (Table 23.2), respectively. The Phase 1 and Phase 2 programs should be completed in the next 12 to 15 months. The Phase 2 Exploration Program is contingent upon the results of the Phase 1 Exploration Program.

Table 23.1 Recommended Phase 1 Program and Budget
Program	Description	Cost (C$)
Metallurgical Studies	laboratory testwork	150,000
Preliminary Economic Assessment	baseline studies and consultation	300,000
Subtotal		450,000
Contingency (10%)		45,000
Total		495,000

Table 232 Recommended Phase 2 Program and Budget
Program	Description	Cost (C$)
Infill Drilling	4,000 m	800,000
Exploration Drilling	3,000 m	600,000
Assays		150,000
Geophysical Surveys	helicopter-borne magnetic	100,000
Bulk Sampling	400 m (HQ)	80,000
Metallurgical Studies	laboratory testwork	200,000
Environmental Baseline Studies	aquatic, terrestrial, hydrology	100,000
Subtotal		2,030,000
Contingency (10%)		203,000
Total		2,233,000

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 138 of 211

24.0        REFERENCES

Exploration by Mining Companies

Banerjee, S. 2022. Research Note on Anorthosite. Confidential internal report to First Phosphate Corp. by Sandeep Banerjee, Queens University. 8 pages.

Cegertec Worley Parsons et al. 2013. Feasibility Study to Produce 3 Mtpy of High Purity Apatite Concentrate at the Lac a Paul Project, Québec, Ontario. Prepared for Arianne Phosphate Inc. with an issue date of November 13, 2013. 744 pages.

GM 07937. Possible Magnetite Deposits in the Vicinity of the Shipshaw River. Waddington,
G.W. 1943. 6 pages and 1 plan.

GM 39070. The Grenville Reconnaissance Project, A Compilation and Proposal. Wilson, B. H. Shell Canada Ltd. 1977. 43 pages and 2 plans.

GM 58231. Cartographie Geologique de la Propriete Du Lac Mirepoix Claims Tremblay Morisset, C. E. 2000. IOS Services Geoscientifiques Inc. 14 pages and 2 plans.

GM 58770. Campagne de Sondages D’exploration Pour L’ilmenite et L’apatite, Projet du Lac Mirepoix Claims Tremblay. Boudreault, A. 2000. 48 pages and 4 plans.

GM 58771. Rapport de la Campagne D’exploration 2000-2001, Propriete Mirepoix (Titane et Phosphore), Projet 252 Claims Tremblay. Boulianne, D. 2001 Les Ressources D’arianne Inc. 121 pages and 5 plans.

GM 58772. Preparation et Evaluation de la Qualite D’un Concentre D’apatite et D’ilmenite, Projet Lac Mirepoix Claims Tremblay. Villeneuve, P. 2000. 59 pages and 2 plans.

GM 58773. Leve Magnetometrique Au Sol, Propriete Mirepoix Claims Tremblay. Girard, R. 2001. Ios Services Geoscientifiques Inc.

GM 58774. Essais De Broyage et Calculs de L’indice De Bonds Sur Des Minerais D’apatite-Titane, Projets Lac-A-Paul Et Mirepoix Claims Tremblay. Aubin, A 2000. IOS Services Geoscientifiques Inc. 399 pages and 2 plans.

GM 59134. Rapport de Visite et Cartographie Sommaire, Propriete du Lac Perigny Claims Tremblay. Girard, R. 2001 IOS Services Geoscientifiques Inc. 27 pages and 3 plans.

GM 59146. Rapport de Reconnaissance Geologique 2001, Propriete Mirepoix Ii Boulianne, D. 2001 Les Ressources D’arianne Inc. 12 Pages.

GM 59974. Rapport de Cartographie et de Rainurage de Tranchees, Projet De Molybdenite Claims Tremblay. Huss, L. 2002. 17 Pages.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 139 of 211

GM 60177. Rapport de la Campagne D’exploration, Automne 2001, Propriete Mirepoix (Titane Et Phosphore) Claims Tremblay. Boulianne, D. 2002 Les Ressources D’arianne Inc. 145 pages.

GM 64784. Rapport de Visite et des Travaux sur la Propriete Mo du Lac Laflamme Claims.
St-Laurent Ouellet, R. 2009. 35 Pages.

GM 65827. Technical Report, Heliborne Magnetic and TDEM Survey, Projet Elan. Desaulniers, E. Prospectair Geosurveys Inc. 2011. 26 pages and 5 plans.

GM 66603. Rapport D’acquisition de Donnees, Leve Geophysique Magnetique Heliporte, Projet De La Propriete Mirepoix. Letourneau, O., Paul, R. Geophysique Gpr International Inc 2012. Les Ressources D’arianne Inc. 28 pages and 7 plans.

GM 67829. Rapport de Travaux D’exploration, Propriete Lac Orignal. Laverdière, G. 2013. Glen Eagle Resources. 368 pages and 21 plans.

GM 68180. Rapport de la Campagne de L’automne 2013. Propriete Mirepoix Lefebvre, G., Boulianne, D. 2014 Arianne Phosphate Inc. 23 pages.

GM 68316. Rapport des Leves Geologiques et Magnetiques, Les Proprietes des Monts Valin. Ouellet, R. 2014. Ressources Jourdan Inc. 110 pages.

GM 69003. Technical Report, High-Resolution Heliborne Magnetic Survey, Lac Orignal & Itouk Properties, Saguenay-Lac-Saint-Jean Region, Québec 2015 (Prospectair Geosurveys). Prepared for Glen Eagle Resources Inc. by Joel Dubé of Dynamic Discovery. 27 pages and 3 plans.

GM 69925. Rapport de Travaux D’exploration, Propriete Lac Orignal. Laverdière, G. 2016. Glen Eagle Resources Inc. 191 pages and 24 plans.

GM 70336. Résumé des Travaux Préparatoires et de la Visite Du 29 Mai Dans le Secteur Itouk. Tremblay, C. 2017. Multi-Ressources Boreal. 9 pages.

GM 72578. Rapport Statutaire Du Projet Lac Mirepoix 2020-2021 Claims Hamann. Lavoie, N., Bouchard, J. and Hamann, J. 20 Pages.

Geoscientific Work by the Québec Government

Benahmed, S. and Intissar, R. 2015. DP 2015-04 Leve Magnetique Aeroporte Dans Le Secteur Des Escoumins, Cote-Nord, Province de Grenville. MERN, EON Geosciences. 7 pages and 2 plans.

Benahmed, S., et al. 2021. Levé Magnétique et Spectrométrique Aéroporté dans les Secteurs de la Rivière Saguenay et du Lac-Saint-Jean, Province de Grenville. MERN, GEO DATA SOLUTIONS GDS INC. 69 pages.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 140 of 211

Choiniére, J. 1986. DP-86-34 Géochimie des sédiments de lac - Région du Saguenay. MRN. 10 plans.

Hebert, C. and Cadieux, A. M. 2003. RG 2002-13 Géologie de la région des lacs Portneuf et Maria-Chapdelaine, 22E/01 et 22E/02. MRN. 46 pages and 2 plans.

Hébert, C., von Breemen, O. and Cadieux, A.M. 2009. Region du Reservoir Pipmuacan, (SNRC 22E): Synthese Géologique. Ministère des Ressources Naturelles et de la Faune, Québec. RG 2009-01. 56 pages and 1 map.

Laurin, A.F. and Sharma, K.N.M. 1972. DP 126 Geology of the Mistassini River North, Mistassini River South, Peribonca Lake, Pipmuacan Reservoir, Chicoutimi and Baie St-Paul Map-Areas, Québec. Grenville Project 1965, 1966, 1967. MRN. 85 pages and 10 plans.

Laurin, A.F. and Sharma, K.N.M. 1975. RG 161 Region des Rivieres Mistassini, Peribonca, Saguenay (Grenville 1965-1967). MRN. 103 pages and 10 plans.

Scientific Research Papers

Arndt, N.T. 2013. The Formation of Massif Anorthosite: Petrology in Reverse. Geoscience Frontiers 4, 195-198.

Ashwal, L.D. 1993. Anorthosites. Heidelberg, Springer, 422 pages.

Bédard, J.H., 2001. Parental Magmas of the Nain Plutonic Suite Anorthosites and Mafic Cumulates: a Trace Element Modelling Approach. Contributions to Mineralogy and Petrology 64, 33-52.

Charlier, B., Ducheene, J.-C., Auwera, J.V., Storme, J.-Y., Maquil, R. and Longhi,J. 2010. Polybaric Fractional Crystallization of High-Alumina Basalt Parental Magmas in the Egersund-Ogna Massif-type Anorthosite (Rogaland, SW Norway) Constrained by Plagioclase and High-Alumina Orthopyroxene Megacrysts. Journal of Petrology 51,
2515-2546.

Emslie, R. F., Hamilton, M. A. and Theriault, R. J. 1994. Petrogenesis of a Midproterozoic Anorthosite-Mangerite-Charnockite-Granite (AMCG) Complex Isotopic and Chemical Evidence from the Nain Plutonic Suite. Journal of Geology 120, 539-558.

Pufahl, P.K. and Groat, L.A. 2017. Sedimentary and Igneous Phosphate Deposits: Formation and Exploration: An invited paper. Economic Geology 112, 483-516.

Scoates, J.S., Lindsley, D.H. and Frost, B.R. 2010. Magmatic and Structural Evolution of an Anorthositic Magma Chamber: the Poe Mountain Intrusion, Laramie Anorthosite Complex, Wyoming. Canadian Mineralogist 48, 851-885.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 141 of 211

Scoates, J.S. and Mitchell, J.N. 2000. The Evolution of Troctolitic and High Al Basaltic Magmas in Proterozoic Anorthosite Plutonic Suites and Implications for the Voisey’s Bay Massive Sulphide Deposit. Economic Geology 95, 677-701.

25.0        Reliance on Other Experts

The Author of this Technical Report Summary has assumed, and relied on the fact, that all the information and existing technical documents listed in the References section of this Technical Report Summary are accurate and complete in all material aspects. Whereas the Author has carefully reviewed all the available information presented, its accuracy and completeness cannot be guaranteed. The Author reserves the right, but will not be obligated to revise the Technical Report Summary and conclusions if additional information becomes known subsequent to the effective date of this Technical Report Summary.

Copies of the tenure documents, operating licenses, permits, and work contracts were not reviewed. Information relating to tenure was reviewed by means of the public information available through the Province of Québec’s Ministère des Ressources Naturelles et des Forêts (“MNRF”; the Ministry of Natural Resources and Forests) on-line claim management system at https://gestim.mines.gouv.qc.ca/. The Author has relied on this public information, and tenure information from First Phosphate and has not undertaken an independent detailed legal verification of title and ownership of the Lac Orignal Property. The Author has not verified the legality of any underlying agreement(s) that may exist concerning the licenses or other agreement(s) between third parties, but have relied on, and considers that it has a reasonable basis to rely on
First Phosphate to have conducted the proper legal due diligence.

Select technical data, as noted in the Technical Report Summary, were provided by First Phosphate and the Report Author has relied on the integrity of such data.

A draft copy of this Technical Report Summary has been reviewed for factual errors by First Phosphate and the Report Author has relied on First Phosphate’s knowledge of the Property in this regard. All statements and opinions expressed in this document are given in good faith and in the belief that such statements and opinions are not false and misleading at the date of this Technical Report Summary.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 142 of 211

26.0        Certificates

Certificate of Qualified Person

Antoine R. Yassa, P.Geo.

I, Antoine R. Yassa, P.Geo. residing at 3602 Rang des Cavaliers, Rouyn-Noranda, Québec, J0Z 1Y2, do hereby certify that:

1.	I am an independent geological consultant contracted by P&E Mining Consultants Inc.

2.	This certificate applies to the Technical Report titled “Technical Report Summary on the Lac Orignal Phosphate Property, Saguenay-Lac-Saint-Jean Region, Northern Quėbec”, (The “Technical Report”) with an effective date of June 2, 2023.

3.	I am a graduate of Ottawa University at Ottawa, Ontario with a B. Sc (HONS) in Geological Sciences (1977) with continuous experience as a geologist since 1979. I am a geological consultant currently licensed by the Order of Geologists of Québec (License No 224) and by the Association of Professional Geoscientist of Ontario (License No 1890);

I have read the definition of “Qualified Person” set out in National Instrument 43-101 (“NI 43-101”) and certify that, by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.

My relevant experience for the purpose of the Technical Report is:

●	Minex Geologist (Val d’Or), 3-D Modeling (Timmins), Placer Dome	1993-1995

●	Database Manager, Senior Geologist, West Africa, PDX,	1996-1998

●	Senior Geologist, Database Manager, McWatters Mine	1998-2000

●	Database Manager, Gemcom modeling and Resources Evaluation (Kiena Mine)	2001-2003

●	Database Manager and Resources Evaluation at Julietta Mine, Bema Gold Corp.	2003-2006

●	Consulting Geologist	2006-present

4.	I have visited the Property that is the subject of this Technical Report on July 7 and 8, 2022.

5.	I am responsible for authoring all Sections 1 to 26 of this Technical Report.

6.	I am independent of the Issuer applying the test in Section 1.5 of NI 43-101. I am independent of the Vendor and the Property.

7.	I have had no prior involvement with the Project that is the subject of this Technical Report.

8.	I have read NI 43-101 and Form 43-101F1. This Technical Report has been prepared in compliance therewith.

9.	As of the effective date of this Technical Report, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

Effective Date: June 2, 2023

Signing Date: June 23, 2023

{SIGNED AND SEALED}

[Antoine R. Yassa]

Antoine R. Yassa, P.Geo.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 143 of 211

Appendix A        Surface Drill Hole Plan

384,200 E
384,400 E
384,600 E
384,800 E
385,000 E
385,200 E
385,400 E
385,600 E
385,800 E
386,000 E
386,200 E
5,437,600 N
5,437,400 N
5,437,200 N
5,437,000 N
5,436,800 N
5,436,600 N
5,436,400 N
PIT OUTLINE
PIT OUTLINE
0 100 200 300 400 500
METRES
MINERALIZED DOMAINS PROJECTED TO SURFACE
MAIN
HW
FW
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
SURFACE DRILL HOLE PLAN
Scale 1:9,000
September 2022

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Appendix B      3-D Wireframes

LAC ORIGNAL PROJECT - 3D DOMAINS
DOMAINS
MAIN
HW
FW

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 145 of 211

Appendix C     Log Normal Histograms

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P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 147 of 211

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 148 of 211

Appendix D      Variograms

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Appendix E        P₂O₅ Block Model Cross Sections and Plans

5,436,800 N
5,436,850 N
5,436,900 N
5,436,950 N
5,437,000 N
5,437,050 N
5,437,100 N
5,437,150 N
5,437,200 N
5,437,250 N
650 EL
600 EL
550 EL
500 EL
450 EL
400 EL
SURFACE
OVERBURDEN
LO-12-27
LO-14-12
PIT OUTLINE
0 25 50 75 100 125
METRES
MINERALIZED DOMAINS PROJECTED TO SECTION
MAIN
HW
FW
P2O5 %
+ 6.0
5.0 - 6.0
4.0 - 5.0
2.5 - 4.0
0.01 - 2.5
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
P2O5 BLOCK MODEL CROSS SECTION 384,450 E
Scale 1:2,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 150 of 211

5,436,800 N
5,436,850 N
5,436,900 N
5,436,950 N
5,437,000 N
5,437,050 N
5,437,100 N
5,437,150 N
5,437,200 N
5,437,250 N
650 EL
600 EL
550 EL
500 EL
450 EL
400 EL
SURFACE
OVERBURDEN
LD-14-22
PIT OUTLINE
0 25 50 75 100 125
METRES
MINERALIZED DOMAINS PROJECTED TO SECTION
MAIN
HW
FW
$P_2O_5$ %
+6.0
5.0 - 6.0
4.0 - 5.0
2.5 - 4.0
0.01 - 2.5
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
$P_2O_5$ BLOCK MODEL CROSS SECTION 384,550 E
Scale 1:2,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 151 of 211

5,436,800 N
5,436,850 N
5,436,900 N
5,436,950 N
5,437,000 N
5,437,050 N
5,437,100 N
5,437,150 N
5,437,200 N
5,437,250 N
650 EL
600 EL
550 EL
500 EL
450 EL
400 EL
LO-14-24
SURFACE
OVERBURDEN
PIT OUTLINE
0
25
50
75
100
125
METRES
MINERALIZED DOMAINS PROJECTED TO SECTION
MAIN
HW
FW
$P_2O_5$ %
+6.0
5.0 - 6.0
4.0 - 5.0
2.5 - 4.0
0.01 - 2.5
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
$P_2O_5$ BLOCK MODEL CROSS SECTION 384,700 E
Scale 1:2,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 152 of 211

5,436,800 N
5,436,850 N
5,436,900 N
5,436,950 N
5,437,000 N
5,437,050 N
5,437,100 N
5,437,150 N
5,437,200 N
5,437,250 N
650 EL
600 EL
550 EL
500 EL
450 EL
400 EL
SURFACE
OVERBURDEN
PIT OUTLINE
METRES
MINERALIZED DOMAINS PROJECTED TO SECTION
MAIN
HW
FW
$P_2O_5$ %
+ 6.0
5.0 - 6.0
4.0 - 5.0
2.5 - 4.0
0.01 - 2.5
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
$P_2O_5$ BLOCK MODEL CROSS SECTION 384,850 E
Scale 1:2,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 153 of 211

5,436,800 N
5,436,850 N
5,436,900 N
5,436,950 N
5,437,000 N
5,437,050 N
5,437,100 N
5,437,150 N
5,437,200 N
5,437,250 N
650 EL
600 EL
550 EL
500 EL
450 EL
400 EL
SURFACE
OVERBURDEN
LO-12-35
PIT OUTLINE
0 25 50 75 100 125
METRES
MINERALIZED DOMAINS PROJECTED TO SECTION
MAIN
HW
FW
$P_2O_5$ %
+ 6.0
5.0 - 6.0
4.0 - 5.0
2.5 - 4.0
0.01 - 2.5
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
$P_2O_5$ BLOCK MODEL CROSS SECTION 365,200 E
Scale 1:2,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 154 of 211

5436800N
5436850N
5436900N
5436950N
5437000N
5437050N
5437100N
5437150N
5437200N
5437250N
650 EL
600 EL
550 EL
500 EL
450 EL
400 EL
SURFACE
OVERBURDEN
PIT OUTLINE
MINERALIZED DOMAINS PROJECTED TO SECTION
MAIN
HW
FW
$P_2O_5$ %
+ 6.0
5.0 - 6.0
4.0 - 5.0
2.5 - 4.0
0.01 - 2.5
0
25
50
75
100
125
METRES
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
$P_2O_5$ BLOCK MODEL CROSS SECTION 385,700 E
Scale 1:2,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 155 of 211

384 200 E
384 400 E
384 600 E
384 800 E
385 000 E
385 200 E
385 400 E
385 600 E
385 800 E
386 000 E
386 200 E
5,437,600 N
5,437,400 N
5,437,200 N
5,437,000 N
5,436,800 N
5,436,600 N
5,436,400 N
PIT OUTLINE
PIT OUTLINE
MINERALIZED DOMAINS PROJECTED TO PLAN
MAIN
HW
FW
P2O5 %
+ 6.0
5.0 - 6.0
4.0 - 5.0
2.5 - 4.0
0.01 - 2.5
0 100 200 300 400 500
METRES
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
P2O5 BLOCK MODEL PLAN 575 EL
Scale 1:9,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 156 of 211

384,200 E
384,400 E
384,600 E
384,800 E
385,000 E
385,200 E
385,400 E
385,600 E
385,800 E
386,000 E
386,200 E
5,437,600 N
5,437,400 N
5,437,200 N
5,437,000 N
5,436,800 N
5,436,600 N
5,436,400 N
PIT OUTLINE
PIT OUTLINE
MINERALIZED DOMAINS
PROJECTED TO PLAN
MAIN
HW
FW
$P_2O_5$ %
+ 6.0
5.0 - 6.0
4.0 - 5.0
2.5 - 4.0
0.01 - 2.5
0
100
200
300
400
500
METRES
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
$P_2O_5$ BLOCK MODEL PLAN 550 EL
Scale 1:9,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 157 of 211

384,200 E
384,400 E
384,600 E
384,800 E
385,000 E
385,200 E
385,400 E
385,600 E
385,800 E
386,000 E
386,200 E
5,437,600 N
5,437,400 N
5,437,200 N
5,437,000 N
5,436,800 N
5,436,600 N
5,436,400 N
PIT OUTLINE
PIT OUTLINE
$P_2O_5$ %
+ 6.0
5.0 - 6.0
4.0 - 5.0
2.5 - 4.0
0.01 - 2.5
MINERALIZED DOMAINS
PROJECTED TO PLAN
MAIN
HW
FW
0
100
200
300
400
500
METRES
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
$P_2O_5$ BLOCK MODEL PLAN525 EL
Scale 1:9,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 158 of 211

384,200 E
384,400 E
384,600 E
384,800 E
385,000 E
385,200 E
385,400 E
385,600 E
385,800 E
386,000 E
386,200 E
N
5,437,600 N
5,437,400 N
5,437,200 N
5,437,000 N
5,436,800 N
5,436,600 N
5,436,400 N
PIT OUTLINE
PIT OUTLINE
$P_2O_5$ %
+ 6.0
5.0 - 6.0
4.0 - 5.0
2.5 - 4.0
0.01 - 2.5
MINERALIZED DOMAINS PROJECTED TO PLAN
MAIN
HW
FW
0 100 200 300 400 500
METRES
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
$P_2O_5$ BLOCK MODEL PLAN 500 EL
Scale 1:9,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 159 of 211

PIT OUTLINE
5,437,600 N
5,437,400 N
5,437,200 N
5,437,000 N
5,436,800 N
5,436,600 N
5,436,400 N
MINERALIZED DOMAINS PROJECTED TO PLAN
MAIN
HW
FW
P2O5 %
+ 6.0
5.0 - 6.0
4.0 - 5.0
2.5 - 4.0
0.01 - 2.5
0 100 200 300 400 500
METRES
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
P2O5 BLOCK MODEL PLAN 475 EL
Scale 1:9,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 160 of 211

Appendix F       Classification Block Model Cross Sections and Plans

5,436,800 N
5,436,850 N
5,436,900 N
5,436,950 N
5,437,000 N
5,437,050 N
5,437,100 N
5,437,150 N
5,437,200 N
5,437,250 N
650 EL
600 EL
550 EL
500 EL
450 EL
400 EL
SURFACE
OVERBURDEN
PIT OUTLINE
0 25 50 75 100 125
METRES
MINERALIZED DOMAINS PROJECTED TO SECTION
MAIN
HW
FW
CLASS
INDICATED
INFERRED
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
CLASS BLOCK MODEL CROSS SECTION 384,450 E
Scale 1:2,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 161 of 211

5,436,800 N
5,436,850 N
5,436,900 N
5,436,950 N
5,437,000 N
5,437,050 N
5,437,100 N
5,437,150 N
5,437,200 N
5,437,250 N
650 EL
600 EL
550 EL
500 EL
450 EL
400 EL
SURFACE
OVERBURDEN
PIT OUTLINE
0 25 50 75 100 125
METRES
MINERALIZED DOMAINS PROJECTED TO SECTION
MAIN
HW
FW
CLASS
INDICATED
INFERRED
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
CLASS BLOCK MODEL CROSS SECTION 384,550 E
Scale 1:2,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 162 of 211

5,436,800N
5,436,850N
5,436,900N
5,436,950N
5,437,000N
5,437,050N
5,437,100N
5,437,150N
5,437,200N
5,437,250N
650 EL
600 EL
550 EL
500 EL
450 EL
400 EL
LD-14-24
LD-12-10
LD-12-30
SURFACE
OVERBURDEN
PIT OUTLINE
0 25 50 75 100 125
METRES
MINERALIZED DOMAINS PROJECTED TO SECTION
MAIN
HW
FW
CLASS
INDICATED
INFERRED
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
CLASS BLOCK MODEL CROSS SECTION 384,700 E
Scale 1:2,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 163 of 211

5,436,800 N
5,436,850 N
5,436,900 N
5,436,950 N
5,437,000 N
5,437,050 N
5,437,100 N
5,437,150 N
5,437,200 N
5,437,250 N
650 EL
600 EL
550 EL
500 EL
450 EL
400 EL
LO-12-06
LO-14-25
LO-12-09
SURFACE
OVERBURDEN
PIT OUTLINE
0
25
50
75
100
125
METRES
MINERALIZED DOMAINS PROJECTED TO SECTION
MAIN
HW
FW
CLASS
INDICATED
INFERRED
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
CLASS BLOCK MODEL CROSS SECTION 384,850 E
Scale 1:2,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 164 of 211

5,436,800 N
5,436,850 N
5,436,900 N
5,436,950 N
5,437,000 N
5,437,050 N
5,437,100 N
5,437,150 N
5,437,200 N
5,437,250 N
650 EL
600 EL
550 EL
500 EL
450 EL
400 EL
SURFACE
OVERBURDEN
LO-12-35
PIT OUTLINE
0 25 50 75 100 125
METRES
MINERALIZED DOMAINS PROJECTED TO SECTION
MAIN
HW
FW
CLASS
INDICATED
INFERRED
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
CLASS BLOCK MODEL CROSS SECTION 385,200 E
Scale 1:2,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 165 of 211

5,436,800 N
5,436,850 N
5,436,900 N
5,436,950 N
5,437,000 N
5,437,050 N
5,437,100 N
5,437,150 N
5,437,200 N
5,437,250 N
650 EL
600 EL
550 EL
500 EL
450 EL
400 EL
SURFACE
OVERBURDEN
PIT OUTLINE
0
25
50
75
100
125
METRES
MINERALIZED DOMAINS PROJECTED TO SECTION
MAIN
HW
FW
CLASS
INDICATED
INFERRED
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
CLASS BLOCK MODEL CROSS SECTION 385,700 E
Scale 1:2,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 166 of 211

384 200 E
384 400 E
384 600 E
384 800 E
385 000 E
385 200 E
385 400 E
385 600 E
385 800 E
386 000 E
386 200 E
5,437,600 N
5,437,400 N
5,437,200 N
5,437,000 N
5,436,800 N
5,436,600 N
5,436,400 N
PIT OUTLINE
PIT OUTLINE
0 100 200 300 400 500
METRES
MINERALIZED DOMAINS PROJECTED TO PLAN
MAIN
HW
FW
CLASS
INDICATED
INFERRED
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
CLASS BLOCK MODEL PLAN 575 EL
Scale 1:9,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 167 of 211

384 200 E
384 400 E
384 600 E
384 800 E
385 000 E
385 200 E
385 400 E
385 600 E
385 800 E
386 000 E
386 200 E
5,437,600 N
5,437,400 N
5,437,200 N
5,437,000 N
5,436,800 N
5,436,600 N
5,436,400 N
PIT OUTLINE
PIT OUTLINE
0
100
200
300
400
500
METRES
MINERALIZED DOMAINS PROJECTED TO PLAN
MAIN
HW
FW
CLASS
INDICATED
INFERRED
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
CLASS BLOCK MODEL PLAN 550 EL
Scale 1:9,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 168 of 211

384 200 E
384 400 E
384 600 E
384 800 E
385 000 E
385 200 E
385 400 E
385 600 E
385 800 E
386 000 E
386 200 E
5,437,600 N
5,437,400 N
5,437,200 N
5,437,000 N
5,436,800 N
5,436,600 N
5,436,400 N
PIT OUTLINE
PIT OUTLINE
0 100 200 300 400 500
METRES
MINERALIZED DOMAINS PROJECTED TO PLAN
MAIN
HW
FW
CLASS
INDICATED
INFERRED
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
CLASS BLOCK MODEL PLAN 525 EL
Scale 1:9,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 169 of 211

384 200 E
384 400 E
384 600 E
384 800 E
385 000 E
385 200 E
385 400 E
385 600 E
385 800 E
386 000 E
386 200 E
N
5,437,600 N
5,437,400 N
5,437,200 N
5,437,000 N
5,436,800 N
5,436,600 N
5,436,400 N
PIT OUTLINE
PIT OUTLINE
0 100 200 300 400 500
METRES
MINERALIZED DOMAINS PROJECTED TO PLAN
MAIN
HW
FW
CLASS
INDICATED
INFERRED
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
CLASS BLOCK MODEL PLAN 500 EL
Scale 1:9,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 170 of 211

384200 E
384400 E
384600 E
384800 E
385000 E
385200 E
385400 E
385600 E
385800 E
386000 E
386200 E
5,437,600 N
5,437,400 N
5,437,200 N
5,437,000 N
5,436,800 N
5,436,600 N
5,436,400 N
PIT OUTLINE
N
0
100
200
300
400
500
METRES
MINERALIZED DOMAINS
PROJECTED TO PLAN
MAIN
HW
FW
CLASS
INDICATED
INFERRED
P&E Mining Consultants Inc.
FIRST PHOSPHATE CORP.
LAC ORIGNAL PROJECT
CLASS BLOCK MODEL PLAN 475 EL
Scale 1:9,000
September 2022

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 171 of 211

Appendix G       Optimized Pit Shell

LAC ORIGNAL PROJECT - OPTIMIZED PIT SHELLS

DOMAINS
MAIN
HW
FW - HIDDEN

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 172 of 211

Appendix H        Land Tenure Records

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2606344	4/19/2021	4/18/2024	First Phosphate Corp 100%	Active	56.73
2309041	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.41
2309042	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.41
2309043	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.41
2309044	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.41
2309045	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.41
2309046	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.41
2309047	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.41
2309048	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.41
2309049	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.41
2309052	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.36
2309155	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.40
2309156	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.40
2309157	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.40
2309158	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.40
2309159	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.40
2309160	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.40
2309161	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.40
2309162	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.40
2309163	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.40
2309165	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.39
2309166	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.39
2309167	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.39
2309168	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.39
2309169	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.39
2309170	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.39
2309171	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.39
2309172	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.38
2309173	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.38
2309174	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.38
2309175	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.38
2309176	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.38

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 173 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2309177	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.38
2309178	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.38
2309179	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.38
2309180	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.38
2309181	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.37
2309184	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.37
2309185	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.37
2309186	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.37
2309187	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.37
2309188	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.37
2309189	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.36
2309190	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.36
2309191	8/22/2011	8/21/2024	First Phosphate Corp 100%	Active	56.36
2309210	8/23/2011	8/22/2024	First Phosphate Corp 100%	Active	56.39
2309211	8/23/2011	8/22/2024	First Phosphate Corp 100%	Active	56.39
2309212	8/23/2011	8/22/2024	First Phosphate Corp 100%	Active	56.39
2629652	12/12/2021	12/11/2024	First Phosphate Corp 100%	Active	56.45
2629653	12/12/2021	12/11/2024	First Phosphate Corp 100%	Active	56.45
2629654	12/12/2021	12/11/2024	First Phosphate Corp 100%	Active	56.45
2629655	12/12/2021	12/11/2024	First Phosphate Corp 100%	Active	56.45
2629656	12/12/2021	12/11/2024	First Phosphate Corp 100%	Active	56.45
2629657	12/12/2021	12/11/2024	First Phosphate Corp 100%	Active	56.44
2629658	12/12/2021	12/11/2024	First Phosphate Corp 100%	Active	56.44
2629659	12/12/2021	12/11/2024	First Phosphate Corp 100%	Active	56.44
2629660	12/12/2021	12/11/2024	First Phosphate Corp 100%	Active	56.44
2629661	12/12/2021	12/11/2024	First Phosphate Corp 100%	Active	56.44
2629662	12/12/2021	12/11/2024	First Phosphate Corp 100%	Active	56.44
2642680	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.37
2642681	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.37
2642682	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.37
2642683	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.37
2642684	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.36
2642685	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.36
2642686	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.36
2642687	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.36
2642688	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.36
2642689	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.36

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 174 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2642690	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.35
2642691	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.35
2642692	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.35
2642693	3/22/2022	3/21/2025	First Phosphate Corp 100%	Active	56.35
2643561	3/28/2022	3/27/2025	First Phosphate Corp 100%	Active	56.35
2643562	3/28/2022	3/27/2025	First Phosphate Corp 100%	Active	56.34
2643563	3/28/2022	3/27/2025	First Phosphate Corp 100%	Active	56.38
2643564	3/28/2022	3/27/2025	First Phosphate Corp 100%	Active	56.38
2643565	3/28/2022	3/27/2025	First Phosphate Corp 100%	Active	56.34
2643566	3/28/2022	3/27/2025	First Phosphate Corp 100%	Active	56.34
2643567	3/28/2022	3/27/2025	First Phosphate Corp 100%	Active	56.34
2643857	4/1/2022	3/31/2025	First Phosphate Corp 100%	Active	56.38
2643858	4/1/2022	3/31/2025	First Phosphate Corp 100%	Active	56.38
2643859	4/1/2022	3/31/2025	First Phosphate Corp 100%	Active	56.37
2643860	4/1/2022	3/31/2025	First Phosphate Corp 100%	Active	56.37
2645445	4/13/2022	4/12/2025	First Phosphate Corp 100%	Active	56.72
2645539	4/17/2022	4/16/2025	First Phosphate Corp 100%	Active	56.75
2648074	5/4/2022	5/3/2025	First Phosphate Corp 100%	Active	55.18
2648650	5/13/2022	5/12/2025	First Phosphate Corp 100%	Active	31.71
2650530	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650531	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650532	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650533	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650534	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650535	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650536	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650537	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650538	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650539	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650540	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650541	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650542	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650543	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650544	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650545	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650546	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650547	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 175 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2650548	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650549	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650550	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650551	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650552	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650553	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650554	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650555	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650556	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650557	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650558	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650559	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650560	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650561	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650562	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650563	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650564	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650565	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650566	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650567	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650568	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650569	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650570	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650571	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650572	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650573	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650574	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650575	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650576	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650577	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650578	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650579	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650580	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650581	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650582	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650583	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650584	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 176 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2650585	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650586	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650587	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650588	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650589	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650590	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.39
2650591	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.39
2650592	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.38
2650593	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.38
2650594	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.37
2650595	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.37
2650596	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.36
2650597	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.36
2650598	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.35
2650599	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.35
2650600	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.35
2650601	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.35
2650602	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.34
2650603	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.34
2650604	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650605	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650606	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650607	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650608	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650609	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650610	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650611	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650612	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650613	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650614	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650615	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650616	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650617	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650618	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650619	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650620	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650621	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 177 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2650622	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650623	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650624	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650625	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650626	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650627	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650628	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650629	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650630	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650631	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650632	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650633	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650634	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650635	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650636	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650637	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650638	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.35
2650639	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.34
2650640	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650641	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650642	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650643	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650644	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650645	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650646	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650647	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650648	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650649	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650650	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650651	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650652	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650653	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650654	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650655	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650656	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650657	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650658	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 178 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2650659	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650660	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650661	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650662	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650663	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650664	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650665	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650666	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650667	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650668	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650669	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650670	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650671	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650672	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650673	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650674	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650675	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650676	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650677	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650678	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650679	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650680	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650681	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650684	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.55
2650685	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.55
2650686	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.54
2650687	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.54
2650688	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.54
2650689	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.53
2650690	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.58
2650691	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.58
2650692	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.58
2650693	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.57
2650694	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.57
2650695	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.57
2650696	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.57
2650697	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.57

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 179 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2650698	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.57
2650699	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.57
2650700	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.57
2650701	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.56
2650702	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.56
2650703	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.56
2650704	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.56
2650705	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.55
2650706	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.55
2650707	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.55
2650708	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.55
2650709	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.55
2650710	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.55
2650711	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.54
2650712	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.54
2650713	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.54
2650714	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.54
2650715	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.54
2650716	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.54
2650717	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.54
2650718	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.53
2650719	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.53
2650720	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.53
2650721	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.53
2650722	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.52
2650723	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.52
2650724	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.52
2650725	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.52
2650726	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.51
2650727	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.51
2650728	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.50
2650729	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.50
2650730	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.55
2650731	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.55
2650732	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.55
2650733	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.54
2650734	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.54

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 180 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2650735	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.54
2650736	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.53
2650737	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.53
2650738	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.53
2650739	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.53
2650740	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.52
2650741	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.52
2650742	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.52
2650743	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.52
2650744	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.52
2650745	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.51
2650746	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.51
2650747	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.51
2650748	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.51
2650749	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.51
2650750	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.50
2650751	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.50
2650752	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.50
2650753	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.50
2650754	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650755	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650756	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650757	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650758	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650759	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650760	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650761	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650762	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650763	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650764	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650765	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650766	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650767	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650768	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650769	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650770	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650771	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 181 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2650772	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650773	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650774	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650775	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650776	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650777	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650778	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650779	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650780	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650781	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650782	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650783	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650784	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650785	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650786	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650787	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650788	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650789	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650790	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650791	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650792	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650793	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650794	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650795	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650796	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650797	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650798	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650799	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650800	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650801	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650802	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650803	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.39
2650804	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.38
2650805	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650806	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650807	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650808	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 182 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2650809	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650810	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650811	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650812	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650813	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650814	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650815	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650816	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650817	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650818	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650819	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650820	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650821	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650822	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650823	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650824	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.53
2650825	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.53
2650826	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.52
2650827	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.51
2650828	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.53
2650829	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.52
2650830	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.51
2650831	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.50
2650832	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.50
2650833	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.50
2650834	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.50
2650835	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650836	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650837	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650838	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650839	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650840	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650841	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650842	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650843	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.49
2650844	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650845	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 183 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2650846	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650847	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.48
2650848	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650849	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650850	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650851	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650852	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650853	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650854	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650855	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650856	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650857	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650858	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650859	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650860	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650861	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650862	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650863	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650864	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650865	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.47
2650866	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650867	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650868	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650869	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650870	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650871	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650872	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.46
2650873	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.45
2650874	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.44
2650875	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650876	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650877	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650878	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650879	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650880	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.41
2650881	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.35
2650882	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.34

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 184 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2650883	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650884	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650885	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650886	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650887	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.43
2650888	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650889	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650890	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650891	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650892	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650893	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650894	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650895	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650896	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.40
2650897	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.39
2650898	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.39
2650899	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.35
2650900	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.35
2650901	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.34
2650902	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.34
2650903	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.34
2650904	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.42
2650905	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.35
2650906	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.34
2650907	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.34
2650908	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.34
2650909	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.34
2650910	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.34
2650911	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650912	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650913	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650914	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650915	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650916	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650917	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650918	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650919	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 185 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2650920	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650921	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650922	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2650923	5/30/2022	5/29/2025	First Phosphate Corp 100%	Active	56.33
2651127	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.55
2651128	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.55
2651129	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.54
2651130	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.54
2651131	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.53
2651132	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.53
2651133	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.53
2651134	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.53
2651135	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.60
2651136	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.60
2651137	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.60
2651138	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.60
2651139	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.60
2651140	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.59
2651141	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.59
2651142	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.59
2651143	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.59
2651144	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.59
2651145	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.59
2651146	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.59
2651147	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.59
2651148	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.59
2651149	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.59
2651150	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.59
2651151	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.59
2651152	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.58
2651153	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.58
2651154	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.58
2651155	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.58
2651156	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.58
2651157	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.58
2651158	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.58
2651159	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.58

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 186 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2651160	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.58
2651161	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.58
2651162	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.58
2651163	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.57
2651164	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.57
2651165	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.57
2651166	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.57
2651167	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.57
2651168	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.56
2651169	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.56
2651170	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.56
2651171	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.56
2651172	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.56
2651173	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.55
2651174	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.54
2651175	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.49
2651176	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.48
2651177	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.48
2651178	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.45
2651179	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.45
2651180	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.45
2651181	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.44
2651182	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.43
2651183	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.42
2651184	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.42
2651185	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.42
2651186	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.42
2651187	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.41
2651188	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.41
2651189	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.40
2651190	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.40
2651191	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.40
2651192	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.39
2651193	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.39
2651194	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.39
2651195	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.38
2651196	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.38

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 187 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2651197	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.38
2651198	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.37
2651199	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.37
2651200	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.37
2651201	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.37
2651202	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.36
2651203	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.35
2651204	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.35
2651205	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.34
2651206	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.33
2651207	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651208	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651209	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651210	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651211	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.43
2651212	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.42
2651213	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.41
2651214	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.40
2651215	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.40
2651216	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.40
2651217	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651218	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651219	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651220	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651221	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651222	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651223	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651224	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651225	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651226	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651227	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651228	5/31/2022	5/30/2025	First Phosphate Corp 100%	Active	56.32
2651644	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.60
2651645	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.60
2651646	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.60
2651647	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.60
2651648	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.60

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 188 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2651649	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.60
2651650	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.60
2651651	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.59
2651652	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.59
2651653	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.59
2651654	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.58
2651655	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.58
2651656	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.58
2651657	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.58
2651658	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.58
2651659	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.58
2651660	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.57
2651661	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.57
2651662	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.57
2651663	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.56
2651664	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.56
2651665	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.56
2651666	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.55
2651667	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.55
2651668	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.55
2651669	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.54
2651670	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.54
2651671	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.53
2651672	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.52
2651673	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.51
2651674	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.51
2651675	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.51
2651676	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.51
2651677	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.50
2651678	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.50
2651679	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.50
2651680	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.50
2651681	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.49
2651682	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.49
2651683	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.49
2651684	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.46
2651685	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.46

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 189 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2651686	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.46
2651687	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.46
2651688	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.42
2651689	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.41
2651690	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.41
2651691	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.40
2651692	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.40
2651693	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.40
2651694	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.39
2651695	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.39
2651696	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.39
2651697	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.38
2651698	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.38
2651699	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.38
2651700	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.37
2651701	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.36
2651702	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.36
2651703	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.36
2651704	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.33
2651705	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.33
2651706	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.32
2651707	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.32
2651708	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651709	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651710	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651711	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651712	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651713	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651714	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651715	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651716	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651717	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651718	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651719	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.32
2651720	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651721	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651722	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 190 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2651723	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651724	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651725	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651726	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651727	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651728	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651729	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651730	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651731	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651732	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.31
2651733	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651734	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651735	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651736	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651737	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651738	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651739	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651740	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651741	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651742	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651743	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651744	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651745	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.30
2651757	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.55
2651758	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.55
2651759	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.55
2651760	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.55
2651761	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.54
2651762	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.54
2651763	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.54
2651764	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.54
2651765	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.53
2651766	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.53
2651767	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.53
2651768	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.53
2651769	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.53
2651770	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.52

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 191 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2651771	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.52
2651772	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.52
2651773	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.52
2651774	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.52
2651775	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.52
2651776	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.52
2651777	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.52
2651778	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.52
2651779	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.52
2651780	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.51
2651781	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.51
2651782	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.51
2651783	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.51
2651784	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.51
2651785	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.51
2651786	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.51
2651787	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.51
2651788	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.51
2651789	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.50
2651790	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.50
2651791	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.50
2651792	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.50
2651793	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.50
2651794	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.50
2651795	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.50
2651796	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.50
2651797	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.48
2651798	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.48
2651799	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.47
2651800	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.47
2651801	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.46
2651802	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.46
2651803	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.46
2651804	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.45
2651805	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.45
2651806	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.44
2651807	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.44

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 192 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2651808	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.43
2651809	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.43
2651810	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.49
2651811	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.49
2651812	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.49
2651813	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.49
2651814	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.49
2651815	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.49
2651816	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.49
2651817	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.48
2651818	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.48
2651819	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.48
2651820	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.48
2651821	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.48
2651822	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.48
2651823	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.47
2651824	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.47
2651825	6/1/2022	5/31/2025	First Phosphate Corp 100%	Active	56.47
2651921	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.60
2651922	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.60
2651923	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.60
2651924	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.60
2651925	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.60
2651926	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.60
2651927	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.59
2651928	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.59
2651929	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.59
2651930	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.59
2651931	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.59
2651932	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.58
2651933	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.58
2651934	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.58
2651935	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.58
2651936	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.57
2651937	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.57
2651938	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.57
2651939	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.57

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 193 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2651940	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.57
2651941	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.57
2651942	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.57
2651943	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.56
2651944	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.56
2651945	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.56
2651946	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.56
2651947	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.56
2651948	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.55
2651949	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.52
2651950	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.51
2651951	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.51
2651952	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.50
2651953	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.50
2651954	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.50
2651955	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.49
2651956	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.56
2651957	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.54
2651958	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.53
2651959	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.36
2651960	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.35
2651961	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.34
2651962	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.34
2651963	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.33
2651964	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.33
2651965	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.33
2651966	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.33
2651967	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.33
2651968	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.32
2651969	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.32
2651970	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.32
2651971	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.32
2651972	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.32
2651973	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.32
2651974	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.32
2651975	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.32
2651976	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.32

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 194 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2651977	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.32
2651978	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.32
2651979	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.31
2651980	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.31
2651981	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.31
2651982	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.31
2651983	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.31
2651984	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.31
2651985	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.31
2651986	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.31
2651987	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.30
2651988	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.30
2651989	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.30
2651990	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.30
2651991	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.30
2651992	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.30
2651993	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.30
2651994	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.30
2651995	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.30
2651996	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.49
2651997	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.49
2651998	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.49
2651999	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.49
2652000	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.48
2652001	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.48
2652002	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.48
2652003	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.47
2652004	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.47
2652005	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.47
2652006	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.47
2652007	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.46
2652008	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.46
2652009	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.46
2652010	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.45
2652011	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.45
2652012	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.45
2652013	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.44

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 195 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2652014	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.44
2652015	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.44
2652016	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.43
2652017	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.43
2652018	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.43
2652019	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.43
2652020	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.43
2652021	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.43
2652022	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.43
2652023	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.43
2652024	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.43
2652025	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.43
2652026	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.42
2652027	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.42
2652028	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.42
2652029	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.42
2652030	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.42
2652031	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.42
2652032	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.42
2652033	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.42
2652034	6/2/2022	6/1/2025	First Phosphate Corp 100%	Active	56.42
2652079	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.57
2652080	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.57
2652081	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.57
2652082	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.57
2652083	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.57
2652084	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.57
2652085	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.57
2652086	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.56
2652087	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.56
2652088	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.56
2652089	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.56
2652090	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.56
2652091	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.56
2652092	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.56
2652093	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.55
2652094	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.55

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 196 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2652095	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.55
2652096	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.54
2652097	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.54
2652098	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.54
2652099	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.53
2652100	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.53
2652101	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.53
2652102	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.52
2652103	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.52
2652104	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.52
2652105	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.46
2652106	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.46
2652107	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.45
2652108	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.45
2652109	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.44
2652110	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.44
2652111	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.43
2652112	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.43
2652113	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.42
2652114	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.42
2652115	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.41
2652116	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.41
2652117	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.40
2652118	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.40
2652119	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.39
2652120	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.39
2652121	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.38
2652122	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.38
2652123	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.37
2652124	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.37
2652125	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.36
2652126	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.35
2652127	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.34
2652128	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.34
2652129	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.43
2652130	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.43
2652131	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.43

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 197 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2652132	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.43
2652133	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.43
2652134	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.43
2652135	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.43
2652136	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.43
2652137	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.43
2652138	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.42
2652139	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.42
2652140	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.42
2652141	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.42
2652142	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.42
2652143	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.42
2652144	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.42
2652145	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.42
2652146	6/3/2022	6/2/2025	First Phosphate Corp 100%	Active	56.42
2652240	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.61
2652241	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.61
2652242	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.61
2652243	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.61
2652244	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.61
2652245	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.60
2652246	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.60
2652247	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.60
2652248	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.60
2652249	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.60
2652250	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.60
2652251	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.60
2652252	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.60
2652253	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.60
2652254	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.60
2652255	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.60
2652256	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59
2652257	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59
2652258	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59
2652259	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59
2652260	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59
2652261	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 198 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2652262	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59
2652263	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59
2652264	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59
2652265	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59
2652266	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59
2652267	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59
2652268	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59
2652269	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.58
2652270	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.58
2652271	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.58
2652272	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.58
2652273	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.58
2652274	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.58
2652275	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.58
2652276	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.59
2652277	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.58
2652278	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.58
2652279	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.57
2652280	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.57
2652281	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.57
2652282	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.57
2652283	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.57
2652284	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.57
2652285	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.57
2652286	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.56
2652287	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.56
2652288	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.56
2652289	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.56
2652290	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.56
2652291	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.56
2652292	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.56
2652293	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.56
2652294	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.56
2652295	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.56
2652296	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.56
2652297	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.56
2652298	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.55

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 199 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2652299	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.55
2652300	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.55
2652301	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.54
2652302	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.54
2652303	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.54
2652304	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.53
2652305	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.53
2652306	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.53
2652307	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.52
2652308	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.52
2652309	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.52
2652310	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.51
2652311	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.51
2652312	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.50
2652313	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.50
2652314	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.49
2652315	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.49
2652316	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.55
2652317	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.55
2652318	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.55
2652319	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.55
2652320	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.55
2652321	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.55
2652322	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.55
2652323	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.54
2652324	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.54
2652325	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.54
2652326	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.54
2652327	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.53
2652328	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.53
2652329	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.53
2652330	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.53
2652331	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.53
2652332	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.52
2652333	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.52
2652334	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.52
2652335	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.52

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 200 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2652336	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.51
2652337	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.51
2652338	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.51
2652339	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.51
2652340	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.51
2652341	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.50
2652342	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.50
2652343	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.50
2652344	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.50
2652345	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.50
2652346	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.49
2652347	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.49
2652348	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.49
2652349	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.49
2652350	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.48
2652351	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.48
2652352	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.47
2652353	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.42
2652354	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.41
2652355	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.40
2652356	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.40
2652357	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.39
2652358	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.39
2652359	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.38
2652360	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.38
2652361	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.37
2652362	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.37
2652363	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.36
2652364	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.36
2652365	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.35
2652366	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.35
2652367	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.34
2652368	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.34
2652369	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.34
2652370	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.33
2652371	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.48
2652372	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.47

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 201 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2652373	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.46
2652374	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.46
2652375	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.46
2652376	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.45
2652377	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.45
2652378	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.44
2652379	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.44
2652380	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.44
2652381	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.43
2652382	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.43
2652383	6/4/2022	6/3/2025	First Phosphate Corp 100%	Active	56.43
2652405	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.62
2652406	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.62
2652407	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.62
2652408	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.62
2652409	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.61
2652410	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.58
2652411	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.58
2652412	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.58
2652413	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.58
2652414	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.58
2652415	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.57
2652416	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.57
2652417	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.57
2652418	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.57
2652419	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.57
2652420	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.57
2652421	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.56
2652422	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.56
2652423	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.56
2652424	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.56
2652425	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.56
2652426	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652427	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652428	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652429	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652430	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 202 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2652431	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652432	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652433	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652434	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652435	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652436	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652437	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652438	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.54
2652439	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.53
2652440	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.52
2652441	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.50
2652442	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652443	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652444	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.55
2652445	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.54
2652446	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.54
2652447	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.54
2652448	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.53
2652449	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.53
2652450	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.52
2652451	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.52
2652452	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.52
2652453	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.51
2652454	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.51
2652455	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.51
2652456	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.51
2652457	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.50
2652458	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.50
2652459	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.49
2652460	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.48
2652461	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.47
2652462	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.44
2652463	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.42
2652464	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.42
2652465	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.42
2652466	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.42
2652467	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.42

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 203 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2652468	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.42
2652469	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.42
2652470	6/5/2022	6/4/2025	First Phosphate Corp 100%	Active	56.42
2349530	6/6/2012	6/5/2025	First Phosphate Corp 100%	Active	56.39
2349531	6/6/2012	6/5/2025	First Phosphate Corp 100%	Active	56.39
2349532	6/6/2012	6/5/2025	First Phosphate Corp 100%	Active	56.39
2349533	6/6/2012	6/5/2025	First Phosphate Corp 100%	Active	56.39
2349534	6/6/2012	6/5/2025	First Phosphate Corp 100%	Active	56.39
2349535	6/6/2012	6/5/2025	First Phosphate Corp 100%	Active	56.38
2349536	6/6/2012	6/5/2025	First Phosphate Corp 100%	Active	56.38
2349537	6/6/2012	6/5/2025	First Phosphate Corp 100%	Active	56.38
2349540	6/6/2012	6/5/2025	First Phosphate Corp 100%	Active	56.37
2349541	6/6/2012	6/5/2025	First Phosphate Corp 100%	Active	56.36
2349542	6/6/2012	6/5/2025	First Phosphate Corp 100%	Active	56.35
2349543	6/6/2012	6/5/2025	First Phosphate Corp 100%	Active	56.35
2653072	6/14/2022	6/13/2025	First Phosphate Corp 100%	Active	22.03
2653073	6/14/2022	6/13/2025	First Phosphate Corp 100%	Active	20.86
2653074	6/14/2022	6/13/2025	First Phosphate Corp 100%	Active	0.31
2653075	6/14/2022	6/13/2025	First Phosphate Corp 100%	Active	36.74
2653076	6/14/2022	6/13/2025	First Phosphate Corp 100%	Active	50.44
2653077	6/14/2022	6/13/2025	First Phosphate Corp 100%	Active	56.29
2653078	6/14/2022	6/13/2025	First Phosphate Corp 100%	Active	39.51
2653079	6/14/2022	6/13/2025	First Phosphate Corp 100%	Active	45.67
2654264	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	47.91
2654265	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	54.82
2654266	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	35.99
2654267	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	44.70
2654268	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	49.11
2654269	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	52.56
2654322	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	44.67
2654323	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	56.44
2654324	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	32.99
2654325	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	17.14
2654326	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	4.64
2654327	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	40.76
2654328	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	56.12
2654329	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	8.15

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 204 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2654330	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	11.27
2654331	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	31.38
2654332	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	19.18
2654333	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	38.46
2654339	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	31.11
2654340	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	19.29
2654341	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	48.50
2654348	6/21/2022	6/20/2025	First Phosphate Corp 100%	Active	52.45
2352612	6/26/2012	6/25/2025	First Phosphate Corp 100%	Active	56.40
2352613	6/26/2012	6/25/2025	First Phosphate Corp 100%	Active	56.40
2353450	6/29/2012	6/28/2025	First Phosphate Corp 100%	Active	56.41
2353451	6/29/2012	6/28/2025	First Phosphate Corp 100%	Active	56.41
2353452	6/29/2012	6/28/2025	First Phosphate Corp 100%	Active	56.40
2353453	6/29/2012	6/28/2025	First Phosphate Corp 100%	Active	56.40
2353454	6/29/2012	6/28/2025	First Phosphate Corp 100%	Active	56.40
2353455	6/29/2012	6/28/2025	First Phosphate Corp 100%	Active	56.39
2353459	6/29/2012	6/28/2025	First Phosphate Corp 100%	Active	56.37
2353460	6/29/2012	6/28/2025	First Phosphate Corp 100%	Active	56.37
2353461	6/29/2012	6/28/2025	First Phosphate Corp 100%	Active	56.36
2353462	6/29/2012	6/28/2025	First Phosphate Corp 100%	Active	56.36
2656021	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	43.80
2656022	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	56.60
2656023	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	53.66
2656024	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	48.08
2656025	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	55.74
2656026	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	9.45
2656027	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	1.43
2656028	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	0.22
2656029	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	39.73
2656030	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	56.45
2656031	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	14.20
2656032	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	44.78
2656036	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	51.24
2656037	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	54.01
2656038	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	34.15
2656039	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	33.64
2656040	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	54.55

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 205 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2656041	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	56.60
2656042	7/6/2022	7/5/2025	First Phosphate Corp 100%	Active	55.52
2354998	7/12/2012	7/11/2025	First Phosphate Corp 100%	Active	56.41
2354999	7/12/2012	7/11/2025	First Phosphate Corp 100%	Active	56.41
2355000	7/12/2012	7/11/2025	First Phosphate Corp 100%	Active	56.41
2355010	7/12/2012	7/11/2025	First Phosphate Corp 100%	Active	56.40
2355011	7/12/2012	7/11/2025	First Phosphate Corp 100%	Active	56.40
2355012	7/12/2012	7/11/2025	First Phosphate Corp 100%	Active	56.40
2355013	7/12/2012	7/11/2025	First Phosphate Corp 100%	Active	56.39
2572764	7/17/2020	7/16/2025	First Phosphate Corp 100%	Active	56.37
2657241	7/20/2022	7/19/2025	First Phosphate Corp 100%	Active	31.99
2657242	7/20/2022	7/19/2025	First Phosphate Corp 100%	Active	7.66
2657243	7/20/2022	7/19/2025	First Phosphate Corp 100%	Active	0.25
2657244	7/20/2022	7/19/2025	First Phosphate Corp 100%	Active	11.31
2657245	7/20/2022	7/19/2025	First Phosphate Corp 100%	Active	0.59
2657246	7/20/2022	7/19/2025	First Phosphate Corp 100%	Active	26.50
2657247	7/20/2022	7/19/2025	First Phosphate Corp 100%	Active	2.71
2657248	7/20/2022	7/19/2025	First Phosphate Corp 100%	Active	19.53
2657249	7/20/2022	7/19/2025	First Phosphate Corp 100%	Active	28.52
2657250	7/20/2022	7/19/2025	First Phosphate Corp 100%	Active	0.25
2657251	7/20/2022	7/19/2025	First Phosphate Corp 100%	Active	5.58
2657252	7/20/2022	7/19/2025	First Phosphate Corp 100%	Active	13.89
2657838	7/25/2022	7/24/2025	First Phosphate Corp 100%	Active	56.74
2658052	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.86
2658053	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.86
2658054	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.86
2658055	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.85
2658056	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.85
2658057	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.85
2658058	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.85
2658059	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.85
2658060	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.84
2658061	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.84
2658062	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.84
2658063	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.84
2658064	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.84
2658065	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.83

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 206 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2658066	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.83
2658067	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.83
2658068	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.83
2658069	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.83
2658070	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.82
2658071	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.82
2658072	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.82
2658073	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.82
2658074	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.82
2658075	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.81
2658076	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.81
2658077	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.81
2658078	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.81
2658079	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.81
2658080	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.81
2658081	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.80
2658082	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.80
2658083	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.80
2658084	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.79
2658085	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.79
2658086	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.78
2658087	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.78
2658088	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.77
2658181	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.76
2658182	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.76
2658183	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.75
2658184	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.74
2658185	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.74
2658186	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.74
2658187	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.73
2658188	7/27/2022	7/26/2025	First Phosphate Corp 100%	Active	56.72
2659534	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.62
2659535	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.62
2659536	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.62
2659537	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.61
2659538	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.61
2659539	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.61

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 207 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2659540	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.61
2659541	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.60
2659542	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.60
2659543	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.60
2659544	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.60
2659545	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.59
2659546	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.59
2659547	8/3/2022	8/2/2025	First Phosphate Corp 100%	Active	56.59
2660075	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.96
2660076	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.95
2660077	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.95
2660078	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.95
2660079	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.95
2660080	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.94
2660081	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.94
2660082	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.94
2660083	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.94
2660084	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.93
2660085	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.93
2660086	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.93
2660087	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.93
2660088	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.92
2660089	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.92
2660090	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.92
2660091	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.92
2660092	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.91
2660093	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.91
2660094	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.91
2660095	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.91
2660096	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.90
2660097	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.90
2660098	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.90
2660099	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.89
2660100	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.89
2660101	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.89
2660102	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.88
2660103	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.88

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 208 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2660104	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.88
2660105	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.88
2660106	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.87
2660107	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.87
2660108	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.87
2660109	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.87
2660110	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.86
2660111	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.86
2660112	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.71
2660113	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.71
2660114	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.71
2660115	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.70
2660116	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.70
2660117	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.70
2660118	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.69
2660119	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.69
2660120	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.69
2660121	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.68
2660122	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.68
2660123	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.68
2660124	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.67
2660125	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.67
2660126	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.67
2660127	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.67
2660128	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.67
2660129	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.66
2660130	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.66
2660131	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.66
2660132	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.64
2660133	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.64
2660134	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.63
2660135	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.63
2660136	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.63
2660137	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.63
2660138	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.62
2660139	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.62
2660140	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.61

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 209 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2660141	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.61
2660148	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.96
2660149	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.95
2660150	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.94
2660151	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.93
2660152	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.93
2660153	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.92
2660154	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.91
2660155	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.90
2660156	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.89
2660157	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.83
2660158	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.83
2660159	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.82
2660160	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.82
2660161	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.82
2660162	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.82
2660163	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.81
2660164	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.81
2660165	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.80
2660166	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.80
2660167	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.79
2660168	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.73
2660169	8/12/2022	8/11/2025	First Phosphate Corp 100%	Active	56.72
2660452	8/16/2022	8/15/2025	First Phosphate Corp 100%	Active	56.74
2660453	8/16/2022	8/15/2025	First Phosphate Corp 100%	Active	56.73
2660512	8/17/2022	8/16/2025	First Phosphate Corp 100%	Active	56.75
2661415	8/29/2022	8/28/2025	First Phosphate Corp 100%	Active	52.33
2661416	8/29/2022	8/28/2025	First Phosphate Corp 100%	Active	46.99
2661417	8/29/2022	8/28/2025	First Phosphate Corp 100%	Active	53.54
2661430	8/29/2022	8/28/2025	First Phosphate Corp 100%	Active	56.38
2661431	8/29/2022	8/28/2025	First Phosphate Corp 100%	Active	51.52
2366534	10/11/2012	10/10/2025	First Phosphate Corp 100%	Active	56.42
2366535	10/11/2012	10/10/2025	First Phosphate Corp 100%	Active	56.42
2366536	10/11/2012	10/10/2025	First Phosphate Corp 100%	Active	56.42
2680280	10/19/2022	10/18/2025	First Phosphate Corp 100%	Active	56.93
2680281	10/19/2022	10/18/2025	First Phosphate Corp 100%	Active	54.82
2680282	10/19/2022	10/18/2025	First Phosphate Corp 100%	Active	54.76

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 210 of 211

Table Appendix K.1 Lac Orignal Property CDC Claims Information (1,2)
Claim	Registration	Expiry Date	Ownership	Status	Area (Ha)
2680283	10/19/2022	10/18/2025	First Phosphate Corp 100%	Active	49.20
2680284	10/19/2022	10/18/2025	First Phosphate Corp 100%	Active	43.53
2680285	10/19/2022	10/18/2025	First Phosphate Corp 100%	Active	54.17
2680286	10/19/2022	10/18/2025	First Phosphate Corp 100%	Active	32.89
2680287	10/19/2022	10/18/2025	First Phosphate Corp 100%	Active	37.17
2680288	10/19/2022	10/18/2025	First Phosphate Corp 100%	Active	56.16
2680289	10/19/2022	10/18/2025	First Phosphate Corp 100%	Active	39.11
2680290	10/19/2022	10/18/2025	First Phosphate Corp 100%	Active	47.24
2691822	11/23/2022	11/22/2025	First Phosphate Corp 100%	Active	15.57
2691823	11/23/2022	11/22/2025	First Phosphate Corp 100%	Active	1.09
2691828	11/23/2022	11/22/2025	First Phosphate Corp 100%	Active	0.67
2691829	11/23/2022	11/22/2025	First Phosphate Corp 100%	Active	26.64
2691830	11/23/2022	11/22/2025	First Phosphate Corp 100%	Active	18.38
2691831	11/23/2022	11/22/2025	First Phosphate Corp 100%	Active	3.91
2691832	11/23/2022	11/22/2025	First Phosphate Corp 100%	Active	12.04
2691833	11/23/2022	11/22/2025	First Phosphate Corp 100%	Active	8.19
2590040	11/30/2020	11/29/2025	First Phosphate Corp 100%	Active	56.52
Total				1,417	78.141

1 Source: GESTIM website https://gestim.mines.gouv.qc.ca/ftp//cartes/carte_quebec_eng.asp

2 Land tenure information effective June 2, 2023.

P&E Mining Consultants Inc. First Phosphate Corp., Lac Orignal Phosphate Property, Report No. 429	Page 211 of 211